Execution Version
AMENDMENT NO. 4
This AMENDMENT NO. 4 (this “Amendment”), dated as of October 16, 2025, by and among VIAVI SOLUTIONS INC., a Delaware corporation (the “Administrative Borrower”), VIAVI SOLUTIONS LLC, a Delaware limited liability company (“Solutions”), VIAVI SOLUTIONS LICENSING LLC, a Delaware limited liability company (“Solutions Licensing”), OPTICAL COATING LABORATORY, LLC, a Delaware limited liability company (“Optical Coating”, and together with the Administrative Borrower, Solutions and Solutions Licensing, each, a “U.S. Borrower” and, collectively, the “U.S. Borrowers”), VIAVI SOLUTIONS UK LIMITED, a private limited liability company registered in England & Wales with company number 00887400 (the “UK Borrower”), VIAVI SOLUTIONS DEUTSCHLAND GMBH, a limited liability company, registered with the trade register of the local court (Amtsgericht) Stuttgart, under HRB 353758 (the “German Borrower”), VIAVI SOLUTIONS CANADA ULC, a British Columbia unlimited liability company (the “Canadian Borrower”, together with the U.S. Borrowers, the UK Borrower, and the German Borrower, individually and collectively, the “Borrowers”), each of the Guarantors signatory hereto, each of the Lenders (including each of the New Lenders (as defined below)) signatory hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), which amends (a) that certain Credit Agreement dated as of December 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, including as amended by Amendment No. 1 dated as of February 27, 2023, Amendment No. 2 dated as of March 4, 2024, and Amendment No. 3 dated as of June 25, 2024, the “Credit Agreement”), by and among the Borrowers, the other borrowers from time to time party thereto, the Lenders from time to time party thereto, the Issuing Banks from time to time party thereto and Agent, (b) that certain Guaranty and Security Agreement dated as of December 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Guaranty and Security Agreement”), by and among the Loan Parties party thereto and the Agent and (c) that certain Canadian Guarantee and Security Agreement dated as of December 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Canadian Guarantee and Security Agreement”, and together with the Guaranty and Security Agreement, the “Security Agreements”), by and among the Canadian Loan Parties party thereto and the Agent.
RECITALS:
A.The Borrowers have requested that each of Bank of Montreal, Toronto Branch and TD Bank, N.A. (each, a “New Lender”, and collectively, the “New Lenders”) become a Lender and Issuing Bank under the Credit Agreement with a Commitment and Letter of Credit sublimit as of the Amendment No. 4 Effective Date in the respective amounts shown on Schedule C-1 and C-2, as applicable, to the Amended Credit Agreement.
B.Substantially concurrently with the effectiveness of this Amendment, each of BNP Paribas and Deutsche Bank AG New York Branch will no longer be a Lender under the Credit Agreement (each an “Exiting Lender”, and collectively, the “Exiting Lenders”), and 100%

of the Exiting Lenders’ respective Commitments and interest in the German Revolving Exposure and the Global Revolving Exposure shall be allocated to the other Lenders (including the New Lenders) as set forth herein.
C.Substantially concurrently with the effectiveness of this Agreement, each of the Exiting Lenders will resign as an Issuing Bank under the Credit Agreement (in such capacity, each, a “Resigning Issuing Bank”, and collectively, the “Resigning Issuing Banks”).
D.Substantially concurrently with the effectiveness of this Amendment, certain Loan Parties (i) will acquire the high-speed ethernet and network security business lines of Spirent Communications plc pursuant to that certain Asset Purchase Agreement dated as of March 2, 2025, among the Administrative Borrower and Keysight Technologies, Inc. (the “Amendment Date Acquisition Agreement”) and (ii) will enter into, and incur Indebtedness in an original principal amount of $600,000,000 pursuant to, that certain Term Loan Credit Agreement dated as of the date hereof (the “Specified Term Loan Credit Agreement”), among the Administrative Borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, in its capacity as administrative agent thereunder.
E.The parties hereto desire to enter into this Amendment to, among other things, (a) allocate 100% of each Exiting Lender’s Commitment and interest in the German Revolving Exposure and the Global Revolving Exposure to the other Lenders (including the New Lenders) as set forth herein, (b) acknowledge the resignation of each Resigning Issuing Bank as an Issuing Bank under the Credit Agreement, (c) extend the Maturity Date, (d) reduce the Maximum Revolver Amount from $300,000,000 to $200,000,000 and (e) amend the Credit Agreement and the Security Agreements, in each case, as set forth herein and effective as of the Amendment No. 4 Effective Date.
NOW THEREFORE, in consideration of the premises and the mutual undertakings contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms. Unless otherwise specifically defined herein, each capitalized term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 4 Effective Date, refer to the Amended Credit Agreement. Each reference in the applicable Security Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Guaranty and Security Agreement”, “the Canadian Guarantee and Security Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the applicable Security Agreement shall, from the Amendment No. 4 Effective Date, refer to the applicable Amended Security Agreement.
Section 2.Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended, effective as of the Amendment No. 4 Effective Date, in the manner provided in this Section 2 (the Credit Agreement, as so amended, the “Amended Credit Agreement”).
(a)Amendments to Credit Agreement. The Credit Agreement (including the cover page thereto, but other than the Exhibits, Schedules and signature pages thereto, except as expressly set forth in Section 2(b), Section 2(c), Section 2(d) and Section 2(e) below) shall be amended to (i) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), as set forth on Annex A hereto.
(b)Replacement of Schedule C-1 and Schedule C-2 to the Credit Agreement. Schedule C-1 and Schedule C-2 to the Credit Agreement are each hereby amended and restated in their respective entireties in the form of Schedule C-1 and Schedule C-2, respectively, attached hereto and Schedule C-1 and Schedule C-2 attached hereto shall be deemed to be attached as Schedule C-1 and Schedule C-2, respectively, to the Credit Agreement as of the Amendment No. 4 Effective Date. Simultaneously with the effectiveness of this Amendment and any Borrowings made on the Amendment No. 4 Effective Date, (i) each Lender (including each New Lender but excluding, for the avoidance of doubt, the Exiting Lenders) who holds Revolving Loans in an aggregate amount less than its Pro Rata Share of all Revolving Loans shall advance new Revolving Loans which shall be disbursed to Agent and used to repay Revolving Loans outstanding to each Lender who holds Revolving Loans in an aggregate amount greater than its Pro Rata Share of all Revolving Loans (including, for the avoidance of doubt, the repayment of all Revolving Loans owing to the Exiting Lenders), (ii) each Lender’s (including any New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Pro Rata Share and (iii) such other adjustments shall be made as Agent shall specify so that the German Revolving Exposure and the Global Revolving Exposure applicable to each Lender (including each New Lender) equals its Pro Rata Share of the aggregate German Revolving Exposure and the aggregate Global Revolving Exposure, respectively, of all Lenders (and any other such adjustments that Agent shall specify that provide for the payment of all accrued and unpaid interest and unutilized line or other fees owing to the Exiting Lender).
(c)Replacement of Schedule 1.01A to the Credit Agreement. Schedule 1.01A to the Credit Agreement is hereby amended and restated in its entirety with Schedule 1.01A attached hereto. Schedule 1.01A attached hereto shall be deemed attached as Schedule 1.01A to the Credit Agreement.
(d)Replacement of Schedule 5.1 to the Credit Agreement. Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety with Schedule 5.1 attached hereto. Schedule 5.1 attached hereto shall be deemed attached as Schedule 5.1 to the Credit Agreement.
(e)Replacement of Schedule 5.2 to the Credit Agreement. Schedule 5.2 to the Credit Agreement is hereby amended and restated in its entirety with Schedule 5.2 attached hereto. Schedule 5.2 attached hereto shall be deemed attached as Schedule 5.2 to the Credit Agreement.
Section 3.Amendments to Security Agreements. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to satisfaction of the conditions precedent set forth in Section 4 hereof, effective as of the Amendment No. 4 Effective Date, each of the Security Agreements shall be amended by replacing the references to “$20,000,000” in the definitions of “Cash Dominion Event” and “Cash Dominion Period”

therein with “$13,300,000” (each such Security Agreement, as so amended, an “Amended Security Agreement”).
Section 4.Conditions to the Amendment No. 4 Effective Date. This Amendment shall become effective as of the date on which the following conditions are satisfied (or waived by the applicable parties) (such date, the “Amendment No. 4 Effective Date”):
(a)Agent (or its counsel) shall have received from the Loan Parties, each of the Lenders (including the New Lenders) and each of the Issuing Banks an executed counterpart of this Amendment signed on behalf of such party;
(b)Each Lender requesting a promissory note (or any amendment and restatement thereof, as the case may be) shall have received an executed promissory note (or an amendment and restatement thereof, as the case may be) payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrower evidencing such Lender’s Commitment as of the Amendment No. 4 Effective Date;
(c)Agent shall have received a duly executed and delivered Canadian reaffirmation agreement, in form and substance reasonably satisfactory to Agent, granted by each Canadian Loan Party in favor of Agent;
(d)Agent shall have received a duly executed and delivered amendment and reaffirmation agreement with respect to the UK Security Documents, by and among the Loan Parties party to the UK Security Documents in favor of the UK Security Agent;
(e)Agent shall have received a duly executed and delivered German reaffirmation agreement, in form and substance reasonably satisfactory to Agent, granted by the Loan Parties party to the German Security Documents in favor of Agent;
(f)Agent shall have received a duly executed and delivered account pledge agreement governed by German law and dated as of the Amendment No. 4 Effective Date, by and among the German Loan Parties in favor of Agent;
(g)Agent shall have received a duly executed and delivered share pledge agreement governed by German law and dated as of the Amendment No. 4 Effective Date, by and among the German Loan Parties (other than Viavi Solutions GmbH) and Acterna LLC in favor of Agent;
(h)Agent shall have received a copy of an Irish law governed deed of confirmation entered into by each Irish Loan Party (as defined in the Amended Credit Agreement) and Acterna LLC, in respect of each Irish Security Document (as defined in the Amended Credit Agreement) to which they are a party in favor of Agent (in its capacity as security trustee for the Lender Group);
(i)Agent shall have received all share certificates, transfers and stock transfer forms or equivalent and each other deliverable set out in clause 5(a)(iii) of the Irish Share Charge (as defined in the Amended Credit Agreement) each duly executed by Acterna LLC (or Viavi Solutions Ireland Limited in the case of the share certificates) in blank in relation to the assets subject to or expressed to be subject to the Irish Share Charge (as defined in the Amended Credit Agreement).
(j)Agent shall have received a certificate from the Secretary or Director, as applicable, of each Loan Party dated as of the Amendment No. 4 Effective Date (i)

attesting to the resolutions of such Loan Party’s board of directors (or applicable governing body), and, in the case of any UK Loan Party, resolutions of such UK Loan Party’s shareholders, in each case, authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which it is a party, and in the case of any Loan Party other than the Administrative Borrower, authorizing the Administrative Borrower to act as its agent in connection therewith, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, (iv) in the case of any Irish Loan Party (as defined in the Amended Credit Agreement), certifying that (A) it has done all that is necessary to comply with section 82 of the Irish Companies Act (as defined in the Amended Credit Agreement) in order to enable such Irish Loan Party to enter into the Amendment and the other Loan Documents and perform its obligations under the Amendment and the other Loan Documents, (B) such Irish Loan Party and each other Loan Party constitute a group of companies for the purposes of section 243 of the Irish Companies Act consisting of the Administrative Borrower as holding company and each other Loan Party as a subsidiary and (C) that guaranteeing or securing the Loans would not cause any guarantee, security or similar limit binding on such Irish Loan Party to be exceeded, and (v) in the case of any UK Loan Party, certifying that entry into the Amendment and the other Loan Documents to which such UK Loan Party is a party will not cause a breach of any borrowing, guaranteeing, securing or similar limit to which it is subject;
(k)Agent shall have received copies of each Loan Party’s Organizational Documents, as amended, modified, or supplemented prior to the Amendment No. 4 Effective Date, which Organizational Documents shall be (i) certified by the Secretary or Director, as applicable, of such Loan Party, and (ii) with respect to Governing Documents that are charter documents, certified as of a recent date (not more than 30 days prior to the Amendment No. 4 Effective Date) by the appropriate governmental official;
(l)Agent shall have received a certificate of status with respect to each Loan Party (other than an Irish Loan Party), dated as of a recent date prior to the Amendment No. 4 Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
(m)Agent shall have received a completed Perfection Certificate for each of the Loan Parties, in form and substance reasonably satisfactory to Agent;
(n)Agent shall have received PPSA searches, searches of UCC filings and other similar searches in any relevant jurisdiction reasonably requested by Agent, as applicable, of each Loan Party and evidence that no Liens exist other than Permitted Liens;
(o)Agent shall have received evidence that appropriate PPSA financing statements or renewals thereof have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral;
(p)Agent shall have received opinions of the Loan Parties’ counsel in form and substance reasonably satisfactory to Agent, including local counsel for the Loan Parties in each applicable jurisdiction, dated as of the Amendment No. 4 Effective Date;
(q)Agent shall have received appraisals of the U.S. Loan Party’s Real Property Collateral from Newmark Valuation & Advisory LLC dated as of a recent date and commissioned as of March 27, 2025 and March 31, 2025, in each case, the scope, methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company);

(r)Agent shall have received phase-I environmental reports dated as of a recent date with respect to the U.S. Loan Party’s Real Property Collateral;
(s)At least ten Business Days prior to the Amendment No. 4 Effective Date, (i) any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver to any Lender requesting the same, a Beneficial Ownership Certification in relation to such Loan Party, which such Beneficial Ownership Certificate shall be complete and accurate in all respects and (ii) to the extent requested by Agent or the Lenders, Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;
(t)Agent shall have received a completed Borrowing Base Certificate which calculates the Borrowing Base (as amended by this Amendment) as of a date specified by Agent with customary supporting schedules and documentation in accordance with the provisions of Section 5.2 of the Credit Agreement;
(u)Substantially concurrently with the effectiveness of this Amendment, the transactions contemplated by the Specified Term Loan Credit Agreement and the Amendment Date Acquisition Agreement shall have been consummated;
(v)Agent shall have received a certificate of a Responsible Officer of the Administrative Borrower attesting to (i) true, correct and complete copies of the executed Specified Term Loan Credit Agreement, including all exhibits and schedules thereto, and all security agreements, pledge agreements and guarantee agreements executed in connection therewith, (ii) compliance with the conditions set forth in Section 6.1(r) of the Credit Agreement (as amended hereby) with respect to the incurrence of the Indebtedness under the Specified Term Loan Credit Agreement, (iii) true, correct and complete copies of the executed Amendment Date Acquisition Agreement, including all exhibits and schedules thereto, and all conveyance documents related thereto, if any and (iv) satisfaction of the condition specified in Section 4(u);
(w)Agent shall have received an executed Intercreditor Agreement dated as of the Amendment No. 4 Effective Date, by and among Agent, the Loan Parties and Wells Fargo Bank, N.A., in its capacity as administrative agent under the Specified Term Loan Credit Agreement, in form and substance reasonably satisfactory to Agent and the Lenders (“Initial Intercreditor Agreement”);
(x)Borrowers and each of their respective Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority or third party in connection with the execution and delivery by Borrowers or their respective Subsidiaries of this Amendment and the other Loan Documents or with the consummation of the transactions contemplated hereby and thereby;
(y)(i) on and as of the Amendment No. 4 Effective Date, (A) the representations and warranties of each Loan Party and its Subsidiaries contained in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Amendment No. 4 Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and (B) no Default or Event of Default shall have occurred and be continuing, nor shall either result from the consummation of the transactions contemplated by this Amendment on the Amendment No. 4 Effective Date, and (ii) the Agent shall have received a certificate of a Responsible Officer of the Administrative Borrower certifying as to the preceding clause (i);
(z)the Borrowers shall have paid or reimbursed Agent for (i) all Lender Group Expenses incurred in connection with the transactions evidenced by this Amendment to the extent invoiced at least one Business Day prior to the Amendment No. 4 Effective Date and (ii) all fees agreed to in writing executed by the Borrowers and owed to Agent, its Affiliates and any Lenders in connection with the execution of this Amendment;
(aa)Agent shall have received projections prepared by management of the Borrowers of balance sheets, income statements and cashflow statements for the Loan Parties and their Subsidiaries for the period commencing June 30, 2024 and ending June 30, 2029;
(ab)Agent shall have received duly executed and delivered exiting lender agreements dated as of the date hereof, by and among the applicable Exiting Lender, the applicable Resigning Issuing Bank, Agent and the Administrative Borrower, in each case, in form and substance satisfactory to Agent; and
(ac)all other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Agent.
Agent shall notify the Administrative Borrower and the Lenders of the Amendment No. 4 Effective Date, and such notice shall be conclusive and binding.
Section 5.New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Amended Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender, and (c) from and after the Amendment No. 4 Effective Date, it shall be a party to the Credit Agreement and be bound by the provisions of the Amended Credit Agreement, the Amended Security Agreements and the other Loan Documents and have the rights and obligations of a Lender thereunder.
Section 6.Exiting Lenders. Each of the parties hereto hereby agrees and confirms that simultaneously with the effectiveness of this Amendment (including after giving effect to the payment of all loans, interest and fees owing to such Exiting Lender as set forth in Section 2(b) hereof), each Exiting Lender’s Commitment shall be $0.00, each Exiting Lender’s Commitment to lend and all other obligations of such Exiting Lender under the Credit Agreement shall be terminated (other than any obligations that expressly survive the termination or departure of a Lender under the Loan Documents in accordance with their terms), and each Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents; provided that the rights and obligations under the Credit Agreement expressly stated to survive the termination of the Credit Agreement and the repayment of amounts outstanding thereunder shall survive for the benefit of the Exiting Lenders.
Section 7.Resigning Issuing Banks. Each of the parties hereto agree that without any further act or deed on the part of the Resigning Issuing Banks or any of the parties to the Credit Agreement or the other Loan Documents, as of the Amendment No. 4 Effective Date and simultaneously with the effectiveness of this Amendment, each Resigning Issuing Bank shall have no further rights or obligations in such capacity under the Credit Agreement and the other Loan Documents, except to the extent of any right or obligation expressly stated in the Credit Agreement or other Loan Documents as surviving any such resignation or replacement. Effective as of the Amendment No. 4 Effective Date, all existing letters of credit issued by the Resigning Issuing Banks for the benefit of any of the Loan Parties shall cease to constitute “Letters of Credit” for purposes of the Credit Agreement and other Loan Documents.
Section 8.Authorization and Consent. By executing this Amendment, each Lender party hereto (including each New Lender) hereby authorizes and directs Agent and the UK Security Agent to execute and deliver, to the extent applicable, the (a) Initial Intercreditor Agreement and (b) each other reaffirmation agreement, pledge agreement, deed of confirmation, and amendment set forth in Section 4 hereof, in each case, on the Amendment No. 4 Effective Date.
Section 9.Governing Law.
(a)THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED THAT SOLELY AS IT RELATES TO THE CANADIAN GUARANTEE AND SECURITY AGREEMENT, SECTION 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.
(b)The choice of law, venue and jury trial waiver provisions in Section 12 of the Credit Agreement are hereby incorporated by reference into this Amendment and shall apply, mutatis mutandis, to this Amendment.
Section 10.Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment. Without limiting the foregoing, each party expressly consents to the electronic execution (and witnessing) of this Amendment, to the provision of any information in connection with this Amendment by electronic means, and to the retention and use of the executed Amendment as an electronic original. Each party also confirms that any electronic signature inserted on this Amendment by (or on behalf of) such party was inserted by the relevant signatory for the purpose of signing and authenticating this Amendment.
Section 11.Representations and Warranties.
(a)Ratification and Affirmation. Each Loan Party hereto hereby: (i) acknowledges the terms of this Amendment; (ii) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby after giving effect to the amendments contained herein and as provided in the Initial Intercreditor Agreement; (iii) represents and warrants to Agent and the Lenders that as of the date hereof, after giving effect to the provisions of this Amendment: (A) each of the representations and warranties in the Loan Documents is true and correct in all material respects (without duplication of any materiality qualifier contained therein) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, without duplication of any materiality qualifier contained therein) and (B) no Default exists or would result therefrom; and (iv) represents and warrants that as of the Amendment No. 4 Effective Date, to its knowledge, the information included in any Beneficial Ownership Certification provided on or prior to the Amendment No. 4 Effective Date to any Lender in connection with this Amendment is true and correct in all material respects. It is the intention of the parties hereto that neither this Amendment nor anything contained herein constitute a novation of the obligations outstanding under the Credit Agreement or any Collateral securing the same, all of which shall remain in full force and effect after the date hereof, as amended hereby.
(b)Corporate Authority; Enforceability; No Conflicts. Each Loan Party hereto hereby represents and warrants to Agent and the Lenders that (i) it has all necessary power and authority to execute and deliver this Amendment and perform its obligations under this Amendment, the Amended Credit Agreement and the Amended Security Agreements; (ii) the execution and delivery of this Amendment and performance by such Loan Party of this Amendment, the Amended Credit Agreement and the Amended Security Agreements has been duly authorized by all necessary action on its part; (iii) this Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iv) the execution and delivery of this Amendment by such Loan Party and the performance of its obligations hereunder and under the Amended Credit Agreement and the Amended Security Agreements require no authorizations, approvals or consents of, or registrations or filings with, any Governmental Authority, except for those that have been obtained or made and are in effect; and (v) neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated hereby or by the Amended Credit Agreement or the Amended Security Agreements will (A) contravene, or result in a breach of, the organizational documents of such Loan Party, (B) violate any governmental requirement applicable to or binding upon such Loan Party or any of its properties, except to the extent that any such violation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (C) violate or result in a default under any agreement or instrument to which such Loan Party is a party (other than any agreement or instrument the contravention of which or breach of which could not reasonably be expected to be materially adverse to any Secured Party) or by which it is bound or to which its properties are subject, except to the extent that any such violation or default, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(c)Loan Document. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Amended Credit Agreement and the Amended Security Agreements, as applicable, as if fully set forth therein.
(d)Entire Agreement. This Amendment, the Amended Credit Agreement, the Amended Security Agreements and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(e)Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(f)Headings. Headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in, interpreting this Amendment.
(g)Credit Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement, the Amended Security Agreements or any other Loan Document in similar or different circumstances.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ADMINISTRATIVE BORROWER:	VIAVI SOLUTIONS INC. By: /s/ Kevin Siebert Name: Kevin Siebert Title: Secretary

BORROWERS:

VIAVI SOLUTIONS LLC By: /s/ Kevin Siebert Name: Kevin Siebert Title: Secretary
VIAVI SOLUTIONS LICENSING LLC By: /s/ Kevin Siebert Name: Kevin Siebert Title: Secretary
OPTICAL COATING LABORATORY, LLC
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title:    Secretary

VIAVI SOLUTIONS UK LIMITED
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title:    Director

[Signature Page – Amendment No. 4 (Viavi ABL)]

VIAVI SOLUTIONS DEUTSCHLAND GMBH
By:    /s/ Michael Todd Taylor
Name:    Michael Todd Taylor
Title:    Managing Director (Geschäftsführer)

VIAVI SOLUTIONS CANADA ULC
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title:    President & Treasurer

GUARANTORS:                 JDSU HOLDINGS GMBH
By:    /s/ Michael Todd Taylor
Name:    Michael Todd Taylor
Title: Managing Director (Geschäftsführer)

JDSU INTERNATIONAL GMBH
By:    /s/ Michael Todd Taylor
Name:    Michael Todd Taylor
Title: Managing Director (Geschäftsführer)

VIAVI SOLUTIONS GMBH
By:    /s/ Michael Todd Taylor
Name:    Michael Todd Taylor
Title: Managing Director (Geschäftsführer)

[Signature Page – Amendment No. 4 (Viavi ABL)]

VIAVI SOLUTIONS WORLD HOLDINGS GMBH & CO KG represented by its general partner (Komplementär) JDSU Holdings GmbH
By:    /s/ Michael Todd Taylor
Name:    Michael Todd Taylor
Title: Managing Director (Geschäftsführer)
of JDSU Holdings GmbH

JDSU ACTERNA HOLDINGS LLC
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title: Secretary

ACTERNA LLC
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title: Secretary

VIAVI SOLUTIONS IRELAND LIMITED
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title: Director

[Signature Page – Amendment No. 4 (Viavi ABL)]

INERTIAL LABS, INC.
By:    /s/ Kevin Siebert
Name:    Kevin Siebert
Title: Vice President

[Signature Page – Amendment No. 4 (Viavi ABL)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Estefania Becerra Name: Estefania Becerra Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH, as a Lender
By: /s/ Auson Powell
Name: Auson Powell
Title: Authorised Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender
By: /s/ Carmela Massari
Name: Carmela Massari
Title: Senior Vice President
[Signature Page – Amendment No. 4 (Viavi ABL)]

JPMORGAN CHASE BANK, N.A., as a Lender

By:     /s/ Timothy Lee
Name: Timothy Lee
Title: Executive Director

[Signature Page – Amendment No. 4 (Viavi ABL)]

BANK OF MONTREAL, TORONTO BRANCH, as a New Lender

By: /s/ Helen Alvarez-Hernandez
Name: Helen Alvarez-Hernandez
Title: Managing Director

[Signature Page – Amendment No. 4 (Viavi ABL)]

TD BANK, N.A., as a New Lender

By: /s/ Austin Bradley
Name: Austin Bradley
Title: Vice President

[Signature Page – Amendment No. 4 (Viavi ABL)]

[Signature Page – Amendment No. 4 (Viavi ABL)]

Execution Version

Exhibit A

Amended Credit Agreement
[See attached.]

Execution Version

CREDIT AGREEMENT
by and among
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent,
WELLS FARGO BANK, NATIONAL ASSOCIATION, ~~and BNP PARIBAS~~
as ~~Joint~~ Lead ~~Arrangers and Joint Bookrunners~~Arranger and Bookrunner,
THE LENDERS THAT ARE PARTIES HERETO
as the Lenders,
VIAVI SOLUTIONS INC.,
VIAVI SOLUTIONS LLC,
VIAVI SOLUTIONS LICENSING LLC, and
OPTICAL COATING LABORATORY, LLC,
as the U.S. Borrowers,
VIAVI SOLUTIONS UK LIMITED,
as the UK Borrower,
VIAVI SOLUTIONS CANADA ULC,
as the Canadian Borrower and
VIAVI SOLUTIONS DEUTSCHLAND GMBH,
as the German Borrower
Dated as of December 30, 2021
as amended by Amendment No. 1, dated February 27, 2023,
as amended by Amendment No. 2 dated March 4, 2024,
~~and~~
as amended by Amendment No. 3, dated June 25, 2024,
and
as amended by Amendment No. 4, dated October 16, 2025

Page
1.    DEFINITIONS AND CONSTRUCTION.    ~~1~~2
1.1    Definitions    ~~1~~2
1.2    Accounting Terms    ~~82~~86
1.3    Code; PPSA    ~~83~~86
1.4    Construction    ~~83~~87
1.5    Time References    ~~84~~88
1.6    Schedules and Exhibits    ~~84~~88
1.7    Limited Condition Acquisitions    ~~84~~88
1.8    Divisions    ~~86~~90
1.9    Rates    ~~86~~90
1.10    Exchange Rates; Currency Equivalents.    ~~87~~91
1.11    Change of Currency.    ~~88~~91
1.12    Foreign Collateral    ~~88~~92
1.13    Reclassification    ~~89~~92
1.14    Quebec Interpretation    ~~89~~93
1.15    Irish Terms.    93
2.    LOANS AND TERMS OF PAYMENT.    ~~90~~94
2.1    Revolving Loans.    ~~90~~94
2.2    [Reserved].    ~~90~~94
2.3    Borrowing Procedures and Settlements.    ~~90~~95
2.4    Payments; Reductions of Commitments; Prepayments.    ~~100~~104
2.5    Promise to Pay; Promissory Notes.    ~~106~~110
2.6    Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.    ~~106~~110
2.7    Crediting Payments    ~~109~~114
2.8    Designated Account    ~~110~~114
2.9    Maintenance of Loan Account; Statements of Obligations    ~~110~~114
2.10    Fees    ~~110~~114
2.11    Letters of Credit    ~~111~~115
2.12    Eurocurrency Rate Option and RFR Option    ~~119~~123
- i -

(continued)
Page
2.13    Capital Requirements    ~~126~~130
2.14    Incremental Facilities    ~~127~~132
2.15    Joint and Several Liability of Certain Borrowers    ~~129~~133
2.16    Extensions of Revolver Commitments    ~~132~~136
3.    CONDITIONS; TERM OF AGREEMENT.    ~~135~~139
3.1    Conditions Precedent to the Initial Extension of Credit    ~~135~~139
3.2    Conditions Precedent to all Extensions of Credit    ~~135~~139
3.3    Maturity    ~~135~~141
3.4    Effect of Maturity    ~~135~~141
3.5    Early Termination by Borrowers    ~~136~~141
3.6    Conditions Subsequent    ~~136~~141
4.    REPRESENTATIONS AND WARRANTIES.    ~~136~~141
4.1    Due Organization and Qualification; Subsidiaries    ~~136~~142
4.2    Due Authorization; Enforceability; No Conflict    ~~137~~142
4.3    Compliance with Law; Governmental Approvals    ~~138~~143
4.4    [Reserved]    ~~138~~143
4.5    Title to Assets; No Encumbrances    ~~138~~143
4.6    Litigation    ~~138~~143
4.7    Intellectual Property Matters    ~~138~~144
4.8    No Material Adverse Effect    ~~139~~144
4.9    Solvency    ~~139~~144
4.10    Employee Benefits    ~~139~~144
4.11    Environmental Condition    ~~140~~146
4.12    Complete Disclosure    ~~141~~147
4.13    Patriot Act    ~~142~~147
4.14    Payment of Taxes    ~~142~~147
4.15    Margin Stock    ~~143~~148
4.16    Governmental Regulation    ~~143~~148
4.17    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Blocking Statutes    ~~143~~148
- ii -

(continued)
Page
4.18    Employee Relations    ~~143~~149
4.19    Eligible Accounts    ~~144~~149
4.20    Eligible Inventory    ~~144~~149
4.21    Location of Inventory    ~~144~~149
4.22    Inventory Records    ~~144~~149
4.23    Financial Statements    ~~144~~149
4.24    Absence of Defaults    ~~145~~150
4.25    Immaterial Subsidiaries    ~~145~~150
4.26    Outbound Investment Regulations    150
5.    AFFIRMATIVE COVENANTS.    ~~145~~150
5.1    Financial Statements, Reports, Certificates    ~~145~~150
5.2    Reporting    ~~145~~150
5.3    Existence    ~~145~~151
5.4    Maintenance of Properties    ~~145~~151
5.5    Taxes    ~~146~~151
5.6    Insurance    ~~146~~151
5.7    Inspection    ~~147~~152
5.8    Compliance with Laws    ~~147~~153
5.9    Environmental    ~~147~~153
5.10    [Reserved]    ~~148~~153
5.11    Formation of Subsidiaries    ~~148~~153
5.12    Further Assurances    ~~148~~154
5.13    Lender Meetings    ~~149~~155
5.14    Compliance with ERISA and the IRC; Canadian Pension Plans    ~~150~~155
5.15    Location of Inventory; Chief Executive Office    ~~150~~156
5.16    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws    ~~151~~156
5.17    Designation of Unrestricted Subsidiaries    ~~151~~156
5.18    Post-Closing Real Estate Covenants    ~~151~~157
5.19    Books and Records    ~~152~~157
- iii -

(continued)
Page
6.    NEGATIVE COVENANTS.    ~~152~~157
6.1    Indebtedness    ~~152~~158
6.2    Liens    ~~156~~162
6.3    Restrictions on Fundamental Changes    ~~159~~165
6.4    Asset Dispositions    ~~161~~166
6.5    Nature of Business    ~~162~~168
6.6    Payments and Modifications of ~~Junior~~Certain Indebtedness    ~~162~~168
6.7    Restricted Payments    ~~164~~170
6.8    Accounting Methods; Organizational Documents    ~~166~~172
6.9    Investments    ~~166~~172
6.10    Transactions with Affiliates    ~~167~~174
6.11    No Further Negative Pledges; Restrictive Agreements    ~~168~~174
6.12    Use of Proceeds    ~~169~~176
6.13    Employee Benefits    ~~170~~176
6.14    Outbound Investment Regulations.    177
7.    FINANCIAL COVENANT.    ~~170~~177
8.    EVENTS OF DEFAULT.    ~~170~~177
8.1    Payments    ~~170~~177
8.2    Covenants    ~~171~~177
8.3    Judgments    ~~171~~178
8.4    Voluntary Bankruptcy, etc    ~~171~~178
8.5    Involuntary Bankruptcy, etc    ~~171~~178
8.6    Default Under Other Agreements    ~~172~~178
8.7    Representations, etc    ~~172~~179
8.8    Guaranty    ~~172~~179
8.9    Security Documents    ~~172~~179
8.10    Loan Documents    ~~172~~179
8.11    Change of Control    ~~173~~179
8.12    ERISA; Canadian Pension Plans; UK Defined Benefit Pension Plan    ~~173~~179
9.    RIGHTS AND REMEDIES.    ~~173~~180
- iv -

(continued)
Page
9.1    Rights and Remedies    ~~173~~180
9.2    Remedies Cumulative    ~~174~~181
10.    WAIVERS; INDEMNIFICATION.    ~~174~~181
10.1    Demand; Protest; etc    ~~174~~181
10.2    The Lender Group’s Liability for Collateral    ~~174~~181
10.3    Indemnification    ~~174~~181
11.    NOTICES.    ~~175~~182
11.1    Agent’s Office    ~~176~~183
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.    ~~177~~183
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.    ~~178~~185
13.1    Assignments and Participations    ~~178~~185
13.2    Successors    ~~181~~188
13.3    Register and Participant Register    ~~181~~188
14.    AMENDMENTS; WAIVERS.    ~~182~~189
14.1    Amendments and Waivers    ~~182~~189
14.2    Replacement of Certain Lenders    ~~184~~191
14.3    No Waivers; Cumulative Remedies    ~~185~~192
15.    AGENT; THE LENDER GROUP.    ~~185~~192
15.1    Appointment and Authorization of Agent    ~~185~~192
15.2    Delegation of Duties    ~~186~~193
15.3    Liability of Agent    ~~187~~193
15.4    Reliance by Agent    ~~187~~194
15.5    Notice of Default or Event of Default    ~~187~~194
15.6    Credit Decision    ~~188~~195
15.7    Costs and Expenses; Indemnification    ~~188~~195
15.8    Agent in Individual Capacity    ~~189~~196
15.9    Successor Agent    ~~189~~196
15.10    Lender in Individual Capacity    ~~190~~197
15.11    Hypothecary Representative (Quebec)    ~~190~~197
15.12    Collateral Matters    ~~191~~198
- v -

(continued)
Page
15.13    German Parallel Debt    ~~193~~200
15.14    German Transaction Security    ~~194~~201
15.15    Restrictions on Actions by Lenders; Sharing of Payments    ~~195~~202
15.16    Agency for Perfection    ~~195~~202
15.17    Payments by Agent to the Lenders    ~~196~~203
15.18    Concerning the Collateral and Related Loan Documents    ~~196~~203
15.19    Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information    ~~196~~203
15.20    Several Obligations; No Liability    ~~197~~204
15.21    Lead Arranger and Bookrunner    ~~197~~204
15.22    Intercreditor Arrangements..    205
16.    WITHHOLDING TAXES.    ~~198~~205
16.1    Payments    ~~198~~205
16.2    Exemptions    ~~198~~206
16.3    Reductions    ~~200~~208
16.4    Refunds    ~~201~~208
16.5    VAT    ~~201~~209
16.6    Additional United Kingdom Withholding Tax Matters    ~~202~~210
17.    GENERAL PROVISIONS.    ~~204~~211
17.1    Effectiveness    ~~204~~211
17.2    Section Headings    ~~204~~211
17.3    Interpretation    ~~204~~211
17.4    Severability of Provisions    ~~204~~211
17.5    Bank Product Providers    ~~204~~212
17.6    Debtor-Creditor Relationship    ~~205~~212
17.7    Counterparts; Electronic Execution    ~~205~~212
17.8    Revival and Reinstatement of Obligations; Certain Waivers    ~~205~~213
17.9    Confidentiality    ~~206~~213
17.10    Survival    ~~208~~215
17.11    Patriot Act; Due Diligence    ~~208~~216
- vi -

(continued)
Page
17.12    CAML    ~~209~~216
17.13    Integration    ~~209~~216
17.14    Viavi Solutions~~,~~  Inc. as Agent for Borrowers    ~~209~~217
17.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~210~~217
17.16    Judgment Currency    ~~210~~218
17.17    Acknowledgement Regarding Any Supported QFCs    ~~211~~218
17.18    Erroneous Payments    ~~211~~219
17.19    Certain ERISA Matters    ~~214~~221
17.20    Applicable Designees    ~~215~~222

- vii -

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit E-1	Form of Eurocurrency Rate Notice
Exhibit J-1	Form of Joinder
Exhibit P-1	Form of Perfection Certificate
Exhibit R-1	Form of RFR Notice
Schedule A-1	Agent’s Account
Schedule A-2	Authorized Persons
Schedule C-1	Commitments
Schedule C-2	Issuing Banks and Letter of Credit Commitments
Schedule D-1	Designated Account
Schedule E-2	Eligible Real Property Collateral
Schedule F-1	Eligible Customer-Sponsored Programs
Schedule R-1	Real Property Collateral
Schedule 1.01A	Eligible Account Concentrations
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers and Guarantors
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.6(b)	Litigation
Schedule 4.10	Employee Benefits
Schedule 4.11	Environmental Matters
Schedule 4.21	Location of Inventory
Schedule 4.25	Immaterial Subsidiaries
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 6.1	Closing Date Indebtedness
Schedule ~~6.3~~6.2	Closing Date Liens
Schedule 6.9	Closing Date Investments
Schedule 6.9	Transactions with Affiliates

- i -

CREDIT AGREEMENT
THIS CREDIT AGREEMENT, is entered into as of December 30, 2021 by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, ~~and BNP PARIBAS,~~ as sole lead ~~arrangers~~arranger (in such ~~capacities~~capacity, together with ~~their~~its successors and assigns in such ~~capacities~~capacity, the “Lead ~~Arrangers~~Arranger”) and ~~bookrunners~~sole bookrunner (in such ~~capacities~~capacity, together with ~~their~~its successors and assigns in such ~~capacities~~capacity, the “~~Bookrunners~~Bookrunner”), VIAVI SOLUTIONS~~,~~  INC., a Delaware ~~Corporation~~corporation (the “Administrative Borrower”), VIAVI SOLUTIONS LLC, a Delaware limited liability company (“Solutions”), VIAVI SOLUTIONS LICENSING LLC, a Delaware limited liability company (“Solutions Licensing”), OPTICAL COATING LABORATORY, LLC, a Delaware limited liability company (“Optical Coating”, and together with the Administrative Borrower, Solutions and Solutions Licensing, each, a “U.S. Borrower” and, collectively, the “U.S. Borrowers”), VIAVI SOLUTIONS UK LIMITED, a private limited liability company registered in England & Wales with company number 00887400 (the “UK Borrower”), VIAVI SOLUTIONS DEUTSCHLAND GMBH, a limited liability company, registered with the trade register of the local court (Amtsgericht) Stuttgart, under HRB 353758 (the “German Borrower”), VIAVI SOLUTIONS CANADA ULC, a British Columbia unlimited liability company (the “Canadian Borrower”), and those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1 (together with the U.S. Borrowers, the UK Borrower, the German Borrower and the Canadian Borrower, individually and collectively, the “Borrowers”).
The parties agree as follows:
1.DEFINITIONS AND CONSTRUCTION.
1.1Definitions. As used in this Agreement, the following terms shall have the following definitions:
“~~2023~~2026 Convertible Notes” means those certain ~~1.75%~~1.625% Senior Convertible Notes due ~~2023~~2026, issued by the Administrative Borrower under that certain Indenture, dated as of ~~May 29~~March 6, ~~2018~~2023, between the Administrative Borrower and U.S. Bank Trust Company, National Association, as trustee.
“~~2024~~2031 Convertible Notes” means those certain ~~1.00~~0.625% Senior Convertible Notes due ~~2024~~2031, issued by the Administrative Borrower under that certain Indenture, dated as of ~~March 3~~August 20, ~~2017~~2025, between the Administrative Borrower and ~~Wells Fargo~~U.S. Bank Trust Company, National Association, as trustee.
~~“2024 Convertible Notes Refinancing” means the refinancing of a portion of the outstanding 2024 Convertible Notes with the proceeds of the 2026 Convertible Notes.”~~

~~“”2026 Convertible Notes” means those certain Convertible Notes due 2026, to be issued by the Administrative Borrower in an amount not to exceed $250,000,000.”~~
“ABL Priority Collateral” shall mean all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any other Debtor Relief Laws), would be ABL Priority Collateral):
(a)all Accounts;
(b)all (x) Deposit Accounts and money and all cash, cash equivalents, checks, other negotiable instruments, funds and other evidences of payments held therein, (y) Securities Accounts, Security Entitlements and Securities credited to such a Securities Account and (z) all commodity accounts and commodity contracts and all other assets and amounts credited thereto;
(c)all Inventory (including for the avoidance of doubt, (x) Intellectual Property that is Inventory and (y) Inventory that is or becomes branded, or produced through use or other application of any Intellectual Property) and all Payment Intangibles arising from the sale of Inventory (including credit card receivables);
(d)all cash, cash equivalents and money;
(e)to the extent relating to any of the items referred to in the preceding clauses (1) through (4), all Chattel Paper, Documents, General Intangibles (including Payment Intangibles but excluding Intellectual Property), Instruments (including Promissory Notes), Commercial Tort Claims, and Investment Property;
(f)to the extent relating to any of the items referred to in the preceding clauses (1) through (5), all Supporting Obligations, Letter-of-Credit Rights and rights under contracts for sale;
(g)until (i) the Real Property Subline Amount in the Global Borrowing Base is eliminated and (ii) the Loans funded in reliance on the Real Property Subline Amount included in the Global Borrowing Base are repaid in full, all Real Property Collateral in the Borrowing Base, and related Fixtures; provided, that after such time, such Collateral consisting of Real Property, the Fixtures attached thereto, and the identifiable Proceeds thereof (to the extent segregated in a separate account) shall cease to constitute ABL Priority Collateral; provided, further that after such time, the Agent shall have access rights pursuant to a customary intercreditor agreement reasonably acceptable to the Agent;
(h)all books, Records and information, and all rights of access to such books, Records, and information relating to the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral (including all books, databases, customer lists, and Records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (7)); and
(i)all liens, collateral security, guarantees, rights (including the right of stoppage in transit), remedies, privileges, and insurance policies, documents of title and certificates with respect to any of the foregoing, all products, Proceeds, substitutions, and accessions of or to any of the foregoing and all cash, cash equivalents, checks, negotiable instruments, money, insurance proceeds (including, without limitation, proceeds of fire and credit insurance, business interruption insurance, refunds, and premium rebates), Instruments,

Accounts, Chattel Paper, Securities, Securities Entitlements, Financial Assets and Deposit Accounts in each case received as Proceeds of any of the foregoing, (such proceeds, “ABL Priority Proceeds”); provided, however, no proceeds of ABL Priority Proceeds shall constitute ABL Priority Collateral unless such proceeds would otherwise constitute ABL Priority Collateral.
“Acceptable Appraisal” means, with respect to an appraisal of Inventory or Real Property, the most recent appraisal of such property received by Agent (a) from an appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.
“Account” means (a) in relation to a U.S. ~~Borrowers~~Loan Party, an account (as that term is defined in the Code); (b) in relation to a Canadian ~~Borrowers~~Loan Party, an account (as that term is defined in the PPSA); and (c) in relation to a UK ~~Borrower~~Loan Party or German ~~Borrower~~Loan Party, any debt owing to such UK ~~Borrower~~Loan Party, or such German ~~Borrower~~Loan Party respectively, together with all connected rights, claims, deposits and payments, including those relating to any guarantees, indemnities or bonds.
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.
“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired EBITDA” means, with respect to any Person or business acquired pursuant to an Acquisition for any period, the amount for such period of Consolidated EBITDA of any such Person or business so acquired (determined using such definitions as if references to the Borrowers and their Subsidiaries therein were to such Person or business), as calculated by the Administrative Borrower in good faith and which shall be factually supported by historical financial statements; provided, that, notwithstanding the foregoing to the contrary, in determining Acquired EBITDA for any Person or business that does not have historical financial accounting periods which coincide with that of the financial accounting periods of the Borrowers and their Subsidiaries (a) references to Reference Period in any applicable definitions shall be deemed to mean the same relevant period as the applicable period of determination for the Borrowers and their Subsidiaries and (b) to the extent the commencement of any such Reference Period shall occur during a fiscal quarter of such acquired Person or business (such that only a portion of such fiscal quarter shall be included in such Reference Period), Acquired EBITDA for the portion of such fiscal quarter so included in such Reference Period shall be deemed to be an amount equal to (x) Acquired EBITDA otherwise attributable to the entire fiscal quarter (determined in a manner consistent with the terms set forth above) multiplied by (y) a fraction, the numerator of which shall be the number of months of such fiscal quarter included in the relevant Reference Period and the denominator of which shall be actual months in such fiscal quarter.
“Acquisition” means any acquisition, or any series of related acquisitions, consummated on or after the date of this Agreement, by which any Loan Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or business unit, line of business or division thereof, whether through purchase of assets, exchange, issuance of stock or other equity or debt securities, merger, reorganization, amalgamation, division or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.
~~“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.~~
“Administrative Borrower” has the meaning specified therefor in Section 17.14 of this Agreement.
“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that for purposes of the definition of Eligible Accounts: (a) if any Person owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person), then both such Persons shall be Affiliates of each other, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to this Agreement.
“Agent-Related Persons” means Agent, together with its Affiliates, Applicable Designees, officers, directors, employees, attorneys, and agents.
“Agent’s Account” means, in respect of any Currency, the corresponding Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).
“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agent’s Office” means, with respect to any Currency, the office of Agent specified in or determined in accordance with the provisions of Section 11.2 with respect to such Currency.
“Aggregate Borrowing Base” means, at any time, the sum of the Global Borrowing Base and the German Borrowing Base at such time.
“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Agreement Currency” has the meaning set forth in Section 17.16 of this Agreement.
“AHYDO Payment” means the minimum amount of a cash payment required to be made by any Borrower with respect to any accrual period after the fifth anniversary of the issue date of such Borrower’s debt instrument necessary to prevent such debt instrument from being an “applicable high yield discount obligation” within the meaning of IRC Sections 163(e)(5) and 163(i).
“Alternative Currency” means each of Canadian Dollars, Euros and Sterling.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by Agent in its sole discretion by reference to the Spot Rates (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by Agent using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error).
“Amendment No. 4 Fee Letter” means that certain fee letter, dated as of the Amendment No. 4 Effective Date, among Borrowers and Agent.
“Amendment No. 4 Effective Date” means October 16, 2025.
“Anti-Corruption Laws” means the FCPA, the UK Bribery Act of 2010, as amended, the Corruption of Foreign Public Officials Act (Canada) and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries, Unrestricted Subsidiaries or Affiliates is located or is doing business.
“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries, Unrestricted Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including CAML.
“Applicable Designee” has the meaning specified therefor in Section 17.20.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means (a) in the case of (i) a SOFR Rate Loan, the applicable margin set forth in the following table under the heading Dollar Denominated Loans, and (ii) a Base Rate Loan denominated in Dollars, the applicable margin set forth in the following table under the heading Dollar Denominated Loans (b) in the case of a Daily Simple RFR Loan, the applicable margin set forth in the following table under the heading Sterling Denominated Loans, (c) in the case of a Eurocurrency Rate Loan denominated in Euros, the applicable margin set forth in the following table under the heading Euro Denominated Loans and (d) in the case of (i) a Eurocurrency Rate Loan denominated in Canadian Dollars, the applicable margin set forth in the following table under the heading Canadian Dollar Denominated Loans, and (ii) a Base Rate Loan denominated in Canadian Dollars, the applicable margin set forth in the following table under the heading Canadian Dollar Denominated Loans, in each case, that corresponds to the most recent Average Excess Availability of Borrowers for the most recently completed calendar quarter as determined by Agent in its Permitted Discretion; provided, that for the period from the ~~Closing~~Amendment No. 4 Effective Date through and including ~~March~~December 31, ~~2022~~2025, the Applicable Margin shall be set at the margin in the row styled “Level I”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Dollar Denominated Loans
Level	Average Excess Availability	Applicable Margin for Base Rate Loans denominated in Dollars which are Revolving Loans (the “U.S. Base Rate Margin”)	Applicable Margin for SOFR Rate Loans which are Revolving Loans (the “Revolving Loan SOFR Rate Margin”)
I	> 66.66% of the Maximum Revolver Amount	~~0.25~~0.50%	~~1.35~~1.50%
II	< 66.66% of the Maximum Revolver Amount and > 33.33% of the Maximum Revolver Amount	~~0.50~~0.75%	~~1.60~~1.75%
III	< 33.33% of the Maximum Revolver Amount	~~0.75~~1.00%	~~1.85~~2.00%

Sterling ~~Dominated~~Denominated Loans
Level	Average Excess Availability	Applicable Margin for Revolving Loans (the “Revolving Loan SONIA Rate Margin”)
I	> 66.66% of the Maximum Revolver Amount	~~1.2825~~1.50%
II	< 66.66% of the Maximum Revolver Amount and > 33.33% of the Maximum Revolver Amount	~~1.5325~~1.75%
III	< 33.33% of the Maximum Revolver Amount	~~1.7825~~2.00%

Euro Denominated Loans
Level	Average Excess Availability	Applicable Margin for Revolving Loans (the “Revolving Loan Eurocurrency Rate Margin”)
I	> 66.66% of the Maximum Revolver Amount	~~1.25~~1.50%
II	< 66.66% of the Maximum Revolver Amount and > 33.33% of the Maximum Revolver Amount	~~1.50~~1.75%
III	< 33.33% of the Maximum Revolver Amount	~~1.75~~2.00%

Canadian Dollar Denominated Loans
Level	Average Excess Availability		Applicable Margin for Term CORRA Loans which are Revolving Loans (the “Revolving Loan Term CORRA Reference Rate Margin”)
Applicable Margin for Base Rate Loans denominated in Canadian Dollars which are Revolving Loans (the “Revolving Loan Canadian Base Rate Margin”)
I	> 66.66% of the Maximum Revolver Amount	~~0.25~~0.50%	~~1.25~~1.50%
II	< 66.66% of the Maximum Revolver Amount and > 33.33% of the Maximum Revolver Amount	~~0.50~~0.75%	~~1.50~~1.75%
III	< 33.33% of the Maximum Revolver Amount	~~0.75~~1.00%	~~1.75~~2.00%

The Applicable Margin shall be re-determined as of the first day of each calendar quarter by the Agent.
“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of the Borrowers for the most recently completed calendar quarter as determined by Agent in its Permitted Discretion; provided, that for the period from the Amendment No. 4 Effective Date through and including December 31, 2025, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled “Level II”; provided further, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”.

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	> 50% of the Maximum Revolver Amount	0.25%
II	< 50% of the Maximum Revolver Amount	0.375%

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each calendar quarter by the Agent.
“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Latest Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) and (iv) of this Agreement.
“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any sale and leaseback transaction, division, merger or disposition of Equity Interests), whether in a single transaction or a series of related transactions, by any Loan Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of the Administrative Borrower to any Person that is not a Loan Party or any Subsidiary thereof; provided that none of (w) the issuance or sale of any Permitted Convertible Indebtedness by the Borrowers, (x) the sale of any Permitted Warrant Transaction by the Borrowers, (y) the purchase of any Permitted Bond Hedge Transaction nor (z) the performance by the Borrowers of their obligations under the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes, any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, shall constitute an “Asset Disposition”.
“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.
“Attributable Indebtedness” means, on any date of determination, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-2 to this Agreement, or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.
“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Revolver Usage).
“Availability Conditions” shall be satisfied only if:
(a)with respect to the Global Revolving Facility, each Lender’s Global Revolving Exposure does not exceed such Lender’s Global Revolving Commitment;

(b)with respect to the Global Revolving Facility, the Global Revolving Exposure in respect of the Canadian Borrower and the Global Revolving Exposure denominated in Canadian Dollars does not exceed the Canadian Sublimit;
(c)with respect to the Global Revolving Facility, the Global Revolving Exposure in respect of the UK Borrower and the Global Revolving Exposure denominated in Sterling does not exceed the UK Sublimit;
(d)with respect to the Global Revolving Facility, the aggregate Global Revolving Exposure does not exceed the Global Line Cap;
(e)with respect to the German Revolving Facility, each Lender’s German Revolving Exposure does not exceed such Lender’s German Revolving Commitment;
(f)with respect to the German Revolving Facility, the aggregate German Revolving Exposure does not exceed the German Line Cap; and
(g)the aggregate Revolver Usage does not exceed the Line Cap.
“Available Revolver Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $100,000,000, minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made pursuant to Section 2.14 of this Agreement.
“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, for any Currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.12(d)(iii)(D).
“Average Excess Availability” means, with respect to any period, the sum of the aggregate Dollar Equivalent amount of Excess Availability for each day in such period (as calculated by Agent as of the end of each respective day) divided by the number of days in such period.
“Average Revolver Usage” means, with respect to any period, the sum of the aggregate Dollar Equivalent amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries or any of its Unrestricted Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, (f) supply chain financings and vendor financing arrangements, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or any of its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
“Bank Product Collateralization” means Global Bank Product Collateralization and German Bank Product Collateralization.
“Bank Product Obligations” means Global Bank Product Obligations and German Bank Product Obligations.
“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date, or (b) on or prior to the date that is 10 Business Days after the provision of such Bank Product to a Loan Party or its Subsidiaries or its Unrestricted Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender hereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.
“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to this Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, the applicable Loan Parties, and Agent.
“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means the U.S. Base Rate or the Canadian Base Rate, as the context may require.
“Base Rate Loan” means each portion of the Revolving Loans that bears interest at a rate determined by reference to the U.S. Base Rate or the Canadian Base Rate, as the context may require. All Base Rate Loans shall be denominated in Dollars (if bearing interest at the U.S.

Base Rate) or denominated in Canadian Dollars (if bearing interest at the Canadian Base Rate), as the case may be.
“Base Rate Margin” means the U.S. Base Rate Margin or the Canadian Base Rate Margin, as applicable.
“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR applicable to such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark” means with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars or Euros, the Eurocurrency Rate applicable to such Currency; provided that if a Benchmark Transition Event has occurred with respect to such Eurocurrency Rate or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.12(d)(iii).
“Benchmark Replacement” means with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, in each case, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” means, the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors (if applicable) of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof);
(d)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors (if applicable) of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor (if applicable) of such Benchmark (or such component thereof); or
(e)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors (if applicable) of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor (if applicable) of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12(d)(iii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BIA” means the Bankruptcy and Insolvency Act (Canada).
“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Bookrunner” has the meaning set forth in the preamble to this Agreement.
“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.
“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by the applicable Lender to the relevant Borrower and the Agent.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by a Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.
“Borrowing Base” means the German Borrowing Base or the Global Borrowing Base, as the case may be.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1 to this Agreement, which such form of Borrowing Base Certificate may be amended, restated, supplemented or otherwise modified from time to time (including without limitation, changes to the format thereof), as approved by Agent in Agent’s sole discretion.
“Business Day” means any day that is not a Saturday, Sunday, or other day on which the Federal Reserve Bank of New York is closed; provided, that, with respect to the following circumstances, no day shall be a Business Day unless it is a day that satisfies the foregoing definition and the following requirements: (i) if such day relates to any Loan denominated in Sterling or payment or purchase of Sterling, any such day is an RFR Business Day, (ii) if such day relates to any Loan denominated in Canadian Dollars or payment or purchase of Canadian Dollars, any such day in Toronto, Ontario that is not a legal holiday or a day in which banking institutions are authorized or required by law or other government action to close in Toronto and (iii) if such day relates to any Loan denominated in Euros or payment or purchase of Euros, any such day is a TARGET Day.
“CAML” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other anti-terrorism laws and “know your client” policies, regulations, laws or rules applicable in Canada, including any guidelines or orders thereunder.
“Canadian Base Rate” means, on any day, the rate per annum equal to the greatest of (a) the Floor, (b) ~~Adjusted~~ Term CORRA for a one-month tenor as in effect on such day (provided that clause (b) shall not be applicable during any period in which ~~Adjusted~~ Term CORRA is unavailable, unascertainable or illegal), plus one percentage point, and (c) the “prime rate” for Canadian Dollar commercial loans made in Canada as reported by Thomson Reuters under Reuters Instrument Code <CAPRIME=> on the “CA Prime Rate (Domestic Interest Rate) – Composite Display” page (or any successor page or such other commercially available service or source (including the Canadian Dollar “prime rate” announced by a Schedule I bank under the Bank Act (Canada) as Agent may designate from time to time)). Any change in the Canadian Base Rate due to a change in the “prime rate” for a period of one month shall be effective as of the opening of business on the effective day of such change in the “prime rate”.
“Canadian Base Rate Margin” means the Revolving Loan Canadian Base Rate Margin.
“Canadian Borrower” has the meaning specified therefor in the preamble to this Agreement.
“Canadian Dollars” or “Cdn$” means the lawful currency of Canada, as in effect from time to time.
“Canadian Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision”, as such term is defined for purposes of Section 147.1(1) of the Income Tax Act (Canada).

“Canadian Economic Sanctions and Export Control Laws” means collectively the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the United Nations Act (Canada), Part II.1 of the Criminal Code (Canada), and any regulations passed under the aforementioned acts and any similar legislation (collectively “Canadian Economic Sanctions”), the Export and Import Permits Act (Canada) and any regulations passed thereunder (including the Export Control List), and any similar legislation governing transactions in controlled goods or technologies.
“Canadian Guarantee and Security Agreement” means a Canadian guarantee and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Canadian Loan Parties to Agent.
“Canadian Hypothec” means, collectively, each deed of hypothec executed by one or more Canadian Loan Parties or other Loan Parties that own Collateral located in the Province of Québec in favor of the Agent as hypothecary representative.
“Canadian Letter of Credit Sublimit” means an amount equal to $1,000,000.
“Canadian Loan Party” means any Loan Party that is incorporated under the laws of Canada or a province or territory thereof.
“Canadian MEPP” means any “multi-employer plan” or “multi-employer pension plan” as such term is defined for purposes of the PBSA.
“Canadian Pension Plan” means any “registered pension plan”, as such term is defined in Section 248(1) of the Income Tax Act (Canada), or any employee benefit plan that is subject to the funding requirements of the PBSA, whether or not registered with any Governmental Authority, but shall not include any (i) Canadian MEPP, or (ii) the Canada Pension Plan or Québec Pension Plan, as, administered by the Government of Canada and Government of Québec, respectively.
“Canadian Reimbursement Undertaking” has the meaning specified therefor in Section 2.11(a) of this Agreement.
“Canadian Sublimit” means an amount equal to $10,000,000.
“Canadian Subsidiary” means any Subsidiary of any Loan Party that is formed under the laws of Canadian or a province or territory thereof.
“Canadian Swing Lender” means Wells Fargo Capital Finance Corporation Canada or any other Lender that, at the request of the Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Canadian Swing Lender under Section 2.3(b) of this Agreement.
“Canadian Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement.
“Canadian Swing Loan Sublimit” means an amount equal to $1,000,000.
“Canadian Termination Event” means the (a) failure of any Loan Party or any Subsidiary thereof to make material contributions when due to any Canadian Pension Plan or Canadian MEPP in accordance with its terms and Applicable Law; (b) withdrawal by any Loan Party or Subsidiary thereof from a Canadian MEPP where such withdrawal would give rise to an obligation on the part of such Loan Party or Subsidiary thereof to contribute to any unfunded liability in respect of such Canadian MEPP (other than normal cost contributions); (c) the voluntary full or partial wind up of a Canadian Defined Benefit Plan by any Loan Party or any Subsidiary thereof or initiation of any action or filing to do so without the prior written consent of Agent, in each case, that would reasonably be expected to result in a wind-up funding deficit to such Loan Party or Subsidiary thereof; (d) the receipt by any Loan Party or any Subsidiary thereof of notice of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer any Canadian Defined Benefit Plan, in each case, that would reasonably be expected to result in a wind-up funding deficit to any Loan Party or ~~Subsidary~~Subsidiary thereof; or (e) any other event or condition exists which would reasonably be expected to cause a Governmental Authority to order the full or partial termination of, or the appointment of a trustee to administer, any Canadian Defined Benefit Plan, and which would reasonably be expected to result in a wind-up funding deficit to any Loan Party or any Subsidiary thereof as a result.
“Canadian Underlying Issuer” means The Toronto-Dominion Bank or one of its Affiliates or such other Person that is acceptable to Agent in its Permitted Discretion.
“Canadian Underlying Letter of Credit” means a ~~Canadian~~ Letter of Credit denominated in Canadian Dollars that has been issued by a Canadian Underlying Issuer.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with, and within 12 months of receipt of, (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored or repaired, or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (c) the purchase of plant, property or equipment to the extent financed with, and within 12 months of receipt of, the proceeds of Dispositions that are not required to be applied (x) to prepay the Revolving Loans or cash collateralize Letters of Credit, or (y) to prepay the obligations under the Senior Notes; (d) expenditures that are accounted for on the consolidated statement of cash flows of Administrative Borrower and its Subsidiaries as capital expenditures of Administrative Borrower or any Subsidiary and that actually are paid for by a Person other than Administrative Borrower or any Subsidiary and for which neither Administrative Borrower nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period (other than any rent, utility, insurance or other common area charges required to be paid in connection with any lease agreement); it being understood, however, that only the amount of expenditures actually provided or incurred by Administrative Borrower or any Subsidiary in such period and not the amount required to be provided or incurred in any future period shall constitute “Capital Expenditures” in the applicable period); and (e) expenditures made during such period to consummate one or more Permitted Acquisitions or other Investments.
“Capital Lease” means, for any Person, any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations under which are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one hundred eighty (180) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), (d) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency), and (e) solely with respect to any Subsidiary domiciled outside the United States, substantially equivalent investments to those outlined in clauses (a) through (d) above which are reasonably comparable in tenor and credit quality (taking into account the jurisdiction where such Subsidiary conducts business) and customarily used in the ordinary course of business by similar companies for cash management purposes in any jurisdiction in which such Person conducts business (it being understood that such investments may be denominated in the currency of any jurisdiction in which such Person conducts business).
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada).
“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, Term SOFR, SONIA, any Eurocurrency Rate or any other then-current Benchmark, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(f)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Administrative Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Administrative Borrower;
(g)there shall have occurred under any indenture or other instrument or agreement evidencing any Indebtedness with an outstanding principal amount in excess of $15,000,000, any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Administrative Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein;
(h)Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party; or
(i)there shall have occurred any “Change of Control” or similar term as defined in the Senior Notes Indenture or the Specified Term Loan Agreement.
“Closing Date” means the date on which Agent sends Borrowers a written notice that each of the conditions precedent set forth on Schedule 3.1 to this Agreement either have been satisfied or have been waived.
“Code” means the New York Uniform Commercial Code, as in effect from time to time.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Administrative Borrower to Agent.
“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.
“Conforming Changes” means, with respect to the use or administration of any initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “U.S. Base Rate” (if applicable), the definition of “Canadian Base Rate” (if applicable), the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries:
(a)Consolidated Net Income for such period plus
(b)the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income (other than as set forth in clause (b)(iv)(D)) for such period:
(i)Consolidated Interest Expense;
(ii)expense for Taxes measured by net income, profits or capital (or any similar measures), paid or accrued, including federal and state and local income Taxes, foreign income Taxes and franchise Taxes;
(iii)depreciation, amortization and other non-cash charges or expenses (including any write-offs or write-downs, changes in fair value of contingent consideration liabilities and non-cash stock-based compensation related expense), excluding any non-cash charge or expense that represents an accrual for a cash expense to be taken in a future period and amortization of a prepaid cash item that was paid in a prior period;
(iv)(A) extraordinary, unusual or non-recurring cash expenses, charges or losses, (B) expenses, charges or losses in connection with the undertaking of cost saving initiatives, operating improvements, business optimization initiatives and other similar initiatives, (C) restructuring and integration costs and charges, and (D) the amount of any “run rate” projected cost savings, operating expense reductions and synergies that are reasonably identifiable, factually supportable and projected by the Administrative Borrower in good faith to be realizable within ~~18~~24 months following any Acquisition, Investment, Asset Disposition, operating improvement, restructuring, cost savings initiative, business optimization initiatives and other similar initiatives that have been consummated during the applicable Reference Period (calculated on a Pro Forma Basis as though such synergies, expense reductions and cost savings had been realized on the first day of the period for which Consolidated EBITDA is being determined), in each case net of the amount of actual benefits realized during such period from such actions, as set forth in reasonable detail on a certificate of a Responsible Officer of the Administrative Borrower delivered to the Agent; provided that (x) the aggregate amount added pursuant to this clause (b)(iv)(D) for any Reference Period shall in no event exceed ~~25~~30% of Consolidated EBITDA for such period (calculated ~~before~~after giving effect to any such add-backs or additions pursuant to this clause (b)(iv)(D) and, in any case, excluding from such 30% cap any such adjustments that are taken in compliance with the requirements of Regulation S-X) and (y) no such amounts shall be added pursuant to this clause (b)(iv) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise;
(v)net losses in the fair market value of non-speculative Hedge Agreements;
(vi)cash expenses incurred in connection with Asset Dispositions outside of the ordinary course of business;
(vii)any loss from Asset Dispositions outside the ordinary course of business.
(viii)expenses, charges or losses covered by indemnification, insurance or other reimbursement obligations and actually reimbursed during such period;
(ix)any net loss included in Consolidated Net Income that is attributable to non-controlling interests in any non-Wholly-Owned Subsidiary of any Borrower or any of its Subsidiaries and any joint venture owned by any Borrower or any of its Subsidiaries;
(x)any costs or expense incurred by any Borrower or a Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement to the extent such costs or expenses are non-cash or are funded with cash proceeds contributed to the capital of any Borrower or the net cash proceeds from the issuance of Qualified Equity Interests; ~~and~~
(xi)any reasonable expenses or charges (other than depreciation or amortization expense) incurred and related to any equity offering, Restricted Payment, Investment, Acquisition, Asset Disposition, recapitalization or incurrence (or refinancing) of any Indebtedness, in each case that is permitted under this Agreement (whether or not successful) to the extent paid or incurred within 12 months of the completion or termination of any such transaction, including such fees, expenses or charges related to this Agreement and any amendment or other modification of this Agreement or other definitive document governing other Indebtedness otherwise permitted by this Agreement; ~~minus~~and
(xii)other add backs and adjustments reflected in (i) the Borrower’s model provided to the Administrative Agent on or about April 15, 2025 and the quality of earnings summary provided to the Administrative Agent on or about June 25, 2025 or (ii) a quality of earnings report provided by a “big four” accounting firm or a nationally recognized accounting firm (or any other accounting firm reasonably acceptable to the Administrative Agent) with respect to any Permitted Acquisition or other Investment (including, in each case and for the avoidance of doubt, add backs and adjustments of the same type in future periods); minus
(c)the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:
(i)Federal, state, provincial, local and foreign income Tax credits of the Borrowers and their Subsidiaries for such period (to the extent not netted from income Tax expense);
(ii)any extraordinary, unusual or non-recurring gains;
(iii)non-cash gains or non-cash items increasing Consolidated Net Income for such period;
(iv)any cash expense or charge made during such period which represents the reversal of any non-cash charge or expense that was added in a prior period pursuant to clause (b)(iii) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred;
(v)net gains in the fair market value of non-speculative Hedge Agreements;
(vi)any gain from Asset Dispositions outside the ordinary course of business;
(vii)any net gain included in Consolidated Net Income that is attributable to third party non-controlling interests (not owned by any Borrower or any of its Subsidiaries) in any non-Wholly-Owned Subsidiary of any Borrower or any of its Subsidiaries and any joint venture owned by any Borrower or any of its Subsidiaries; and
(viii)interest income (including any net payments received by the Borrowers and their Subsidiaries with respect to any Hedge Agreement);
provided, that, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA foreign currency transaction and translation gains and losses and other exchange, transaction or performance losses resulting from any foreign currency hedging transactions or currency fluctuations.
Other than for purposes of compliance with financial covenant set forth in Section 7, for purposes of this Agreement, Consolidated EBITDA shall be calculated on a Pro Forma Basis.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrowers and their Subsidiaries on a Consolidated basis, the sum, without duplication, of (a) the aggregate principal amount of indebtedness for borrowed money, including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person (including the Indebtedness under this agreement, ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and any other Permitted Convertible Indebtedness), (b) the aggregate principal amount of all purchase money Indebtedness, (c) all obligations to pay the deferred purchase price of property or services of any such Person (including all payment obligations under noncompetition, earn-out or similar agreements, solely to the extent any such payment obligation under non-competition, earnout or similar agreements is due and unpaid and has become a liability on the balance sheet of such Person in accordance with GAAP), except trade payables, other accrued expense liabilities and deferred compensation arising in the ordinary course of business, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person, (d) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations, (e) all drawn and unreimbursed obligations of any such Person relative to letters of credit, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, (f) all obligations of any such Person in respect of Disqualified Equity Interests which shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due, (g) all Guarantees of any such Person with respect to any of the foregoing and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person; provided that in no event shall Indebtedness giving rise to Escrowed Debt Proceeds (for so long as it constitutes Escrowed Debt Proceeds) constitute Consolidated Funded Indebtedness (and the cash proceeds thereof shall not constitute Eligible Unrestricted Cash and Cash Equivalents).
“Consolidated Interest Expense” means, for any period, interest expense (including interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements in each case to the extent constituting interest expense in accordance with GAAP) for such period, determined on a Consolidated basis, without duplication, for the Borrowers and their Subsidiaries in accordance with GAAP.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrowers and their Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrowers and their Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person in which any Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to any Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of any Borrower or any of its Subsidiaries or is merged into or consolidated with any Borrower or any of its Subsidiaries or that Person’s assets are acquired by any Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), ~~and~~ (c) the net income (or loss) of any Subsidiary that is not a Wholly-Owned Subsidiary to the extent such net income (or loss) is attributable to the minority interest in such Subsidiary~~.~~, and (d) the net income (or loss) of any Person that is an Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such Unrestricted Subsidiary to the Borrowers and their Subsidiaries that are not Unrestricted Subsidiaries and the net loss of any such Unrestricted Subsidiary shall only be included to the extent funded with cash from the Borrowers or any of their Subsidiaries that are not Unrestricted Subsidiaries.
“Consolidated Secured Indebtedness” means the aggregate amount of all Consolidated Funded Indebtedness that is secured by a Lien on any assets of the Borrowers or any of their Subsidiaries.
“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness on such date minus up to $~~200,000,000 of Unrestricted~~350,000,000 of unrestricted cash and Cash Equivalents of the Borrowers and their Subsidiaries then on hand (excluding the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount) to (b) Consolidated EBITDA for the most recently completed Reference Period.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” means a control agreement or blocked account agreement, as applicable, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or, in respect of any Deposit Account maintained in the UK, a notice of the floating charge under the UK Debenture in the form appended to the UK Debenture or in form and substance reasonably satisfactory to Agent, executed and delivered to the account bank by the Loan Party in whose name such Deposit Account is maintained or, in respect of any Deposit Account maintained in Germany, a notice of the German Security Agreement creating a security interest over Deposit Accounts in form and substance reasonably satisfactory to Agent executed and delivered to the account bank by the Loan Party in whose name such Deposit Account is maintained; provided that no acknowledgment by the applicable bank or securities intermediary shall be required.
“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average, as administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Term CORRA Reference Rate).
“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal quarter of Borrowers most recently ended prior to a Covenant Trigger Event for which Borrowers are required to deliver to Agent quarterly or annual financial statements pursuant to Schedule 5.1 ~~to this Agreement~~, and (b) continuing through and including the first day after such Covenant Trigger Event that Excess Availability has equaled or exceeded the greater of (i) 10.0% of the Line Cap, and (ii) $~~20,000,000~~13,300,000 for 30 consecutive days.
“Covenant Trigger Event” means if at any time Excess Availability is less than or equal to the greater of (i) 10% of the Line Cap, and (ii) $~~20,000,000~~13,300,000.
“Covered Entity” means any of the following:
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified therefor in Section 17.17 of this Agreement.
“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to any Borrower.
“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Daily Simple RFR.
“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Winding Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect.
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified any Borrower, Agent or Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, and each Lender.
“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).
“Deposit Account” means any deposit account (including as that term is defined in the Code), and shall include, in any event, any deposit, demand, time, savings, cash management, passbook or other similar accounts with a bank, credit union, trust company, similar financial institution or other Person and all accounts and sub accounts relating to any of the foregoing accounts.
“Designated Account” means, in respect of any Currency, the corresponding Deposit Account of the Borrowers identified on Schedule D-1 to this Agreement (or such other Deposit Account of the Borrowers located at an applicable Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).
“Designated Account Bank” means, in respect of any Currency, the bank specified as the “Designated Account Bank” with respect to such Currency in Schedule D-1 to this Agreement (or such other bank that is located within the United States (or in Canada with respect to the Canadian Loan Parties) or another jurisdiction that is acceptable to Agent that has been designated as such, in writing, by Borrowers to Agent).
“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to ~~Borrowers~~the Loan Parties’ Accounts during such period, by (b) ~~Borrowers~~the Loan Parties’ billings with respect to Accounts during such period.
“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by the extent to which Dilution is in excess of 5%.
“Disposed EBITDA” means, with respect to any Person or business that is sold or disposed of in an Asset Disposition during any period, the amount for such period of Consolidated EBITDA of any such Person or business subject to such Asset Disposition (determined using such definitions as if references to the Borrowers and their Subsidiaries therein were to such Person or business), as calculated by the Administrative Borrower in good faith.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, fundamental change or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due, (ii) obligations and liabilities under Bank Product Obligations or Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made and (iii) Letters of Credit that have either been cash collateralized or as to which arrangements satisfactory to the applicable Issuing Bank have been made) that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control, fundamental change, or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control, fundamental change, or asset sale event shall be subject to the prior repayment in full in cash of the Loans and all other Obligations (other than (i) contingent indemnification obligations not then due, (ii) obligations and liabilities under Bank Product Obligations or Hedge Obligations as to which arrangements satisfactory to the applicable holders thereof shall have been made and (iii) Letters of Credit that have either been cash collateralized or as to which arrangements satisfactory to the applicable Issuing Bank have been made) and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of officers or employees of the Administrative Borrower or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Administrative Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, retirement, severance, death or disability.
“Disqualifying Event” has the meaning specified therefor in Section 2.12(f).
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by Agent by using the Spot Rate for such Currency determined in respect of the most recent Revaluation Date for purchase of Dollars with such Currency, and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by Agent using any method of determination it deems appropriate in its sole discretion. Any determination by Agent pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Dollars” or “$” means United States dollars.
“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA

Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Accounts” means those Accounts created by a ~~Borrower~~Loan Party in the ordinary course of its business, that arise out of such ~~Borrower’s~~Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to ~~Borrowers~~the Loan Parties’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, finance charges, service charges, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:
(a)Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date (or, with respect to Accounts owed by Nokia or Ericsson and other Account Debtors approved by the Agent in writing in its sole discretion, ~~in an aggregate amount not to exceed $20,000,000,~~ within 130 days of original invoice date or 10 days of due date~~),~~ (the “Specified Extended Payment Accounts”) in an aggregate amount included as Eligible Accounts, together with the aggregate amount of the Specified Extended Selling Terms Accounts included as Eligible Accounts, not to exceed $20,000,000),
(b)Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)Accounts with selling terms of more than 90 days (or, with respect to Accounts owed by Nokia or Ericsson and other Account Debtors approved by the Agent in writing in its sole discretion, 130 days (the “Specified Extended Selling Terms Accounts”), in an aggregate amount included as Eligible Accounts, together with the aggregate amount of the Specified Extended Payment Accounts included as Eligible Accounts, not to exceed $20,000,000~~, 130 days~~),
(d)Accounts with respect to which the Account Debtor is an Affiliate of any ~~Borrower~~Loan Party or an employee or agent of any ~~Borrower~~Loan Party or any Affiliate of any ~~Borrower~~Loan Party,
(e)Accounts (i) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, or (ii) with respect to which the payment terms are “C.O.D.”, cash on delivery or other similar terms,
(f)Accounts that are not payable in Dollars, Canadian Dollars, Euros or Sterling,

(g)Accounts with respect to which the Account Debtor (x) (i) is incorporated or resident outside an Eligible Jurisdiction, (ii) is incorporated or resident in a jurisdiction listed in paragraph (b) of the definition of Eligible Jurisdiction (an “Eligible Tier 1 Jurisdiction”) (any such Accounts, “Tier 1 Jurisdiction Accounts”); provided that such Accounts shall be Eligible Accounts if they satisfy the other criteria in this definition but the portion of the Aggregate Borrowing Base comprised of Tier 1 Jurisdiction Accounts, Tier 2 Jurisdiction Accounts, Samsung Other Jurisdiction Accounts and German Inventory shall not at any time exceed 45% of the total Aggregate Borrowing Base (calculated after giving effect to the inclusion thereof) (the “Jurisdiction Cap”) or (iii) is incorporated or resident in a jurisdiction listed in paragraph (c) of the definition of Eligible Jurisdiction (an “Eligible Tier 2 Jurisdiction”) (any such Accounts, “Tier 2 Jurisdiction Accounts”); provided that (A) such Accounts shall be Eligible Accounts if they satisfy the other criteria in this definition but subject to the Jurisdiction Cap and (B) the total contribution of Tier 2 Jurisdiction Accounts to any Borrowing Base shall not exceed $~~5,000,000~~12,000,000; provided that, notwithstanding the foregoing, Accounts owed by Samsung which would otherwise be ineligible pursuant to subclauses (ii) or (iii) (but which would otherwise constitute Eligible Accounts hereunder) (any such Accounts, “Samsung Other Jurisdiction Accounts”) shall nonetheless constitute Eligible Accounts for inclusion in the Borrowing Base (A) subject to the Jurisdiction Cap and (B) subject to a cap of $5,000,000 on the contribution of such Samsung Other Jurisdiction Accounts to the Borrowing Base or (y) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless, in each case, (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,
(h)Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), (ii) any state of the United States or any other Governmental Authority, or (iii) Canada or any province or territory of Canada or any department, agency, or instrumentality thereof (exclusive, however, of Accounts with respect to which Borrowers have complied, to the reasonable satisfaction of Agent, with the requirements of the Financial Administration Act (Canada) and any similar provincial or territorial legislation),
(i)Accounts with respect to which the Account Debtor is a creditor of a ~~Borrower~~Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(j)Accounts with respect to an Account Debtor whose Eligible Accounts owing to ~~Borrowers~~the Loan Parties exceed the percentage set forth on Schedule 1.01A (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(k)Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any ~~Borrower~~Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(l)Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(m)Accounts that are not subject to a valid and perfected first priority Agent’s Lien,
(n)Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(o)Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(p)Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable ~~Borrower~~Loan Party of the subject contract for goods or services, or (ii) that represent credit card sales, or
(q)Accounts with respect to which the Account Debtor or any of its Affiliates is the subject of an Eligible Customer-Sponsored Program.
(r)Accounts owned by a target acquired in connection with a Permitted Acquisition or Accounts owned by a Person that is joined ~~to this Agreement~~ as a ~~Borrower~~Loan Party pursuant to the provisions of ~~this Agreement~~the Loan Documents, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion.
“Eligible Customer-Sponsored Program” shall mean an agreement between the Administrative Borrower or a Subsidiary thereof and a commercial bank (1) that is entered into at the request of a customer, (2) pursuant to which (a) the Administrative Borrower or the Subsidiary, as applicable, agrees to sell to such commercial bank accounts receivable owing by such customer on a non-recourse basis, and (b) the obligations of the Administrative Borrower or the Subsidiary, as applicable, thereunder are non-recourse (except for customary (as determined by the Administrative Borrower or the applicable Subsidiary in good faith) representations, warranties, covenants and indemnities made with respect to such accounts receivable) to the Administrative Borrower and its Subsidiaries and (3) that is set forth on Schedule F-1 (which schedule may be updated from time to time by the Administrative Borrower, and an updated Borrowing Base Certificate shall be delivered in connection with any such update).
“Eligible Inventory” means Inventory of a ~~Borrower~~Loan Party, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to ~~Borrowers~~the Loan Parties’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed or received by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with ~~Borrowers~~the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
(s)a ~~Borrower~~Loan Party does not have good, valid, and marketable title thereto,

(t)a ~~Borrower~~Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a ~~Borrower~~Loan Party),
(u)it is located (i) outside an Eligible Jurisdiction listed in clause (a)(i) of the definition of “Eligible Jurisdiction,” other than Germany; provided that the aggregate contribution of Eligible Inventory located in Germany (“German Inventory”) to the Aggregate Borrowing Base, when taken together with Tier 1 Jurisdiction Accounts, Tier 2 Jurisdiction Accounts and Samsung Other Jurisdiction Accounts included in the Aggregate Borrowing Base, shall not exceed 45% of the Aggregate Borrowing Base (calculated after giving effect to the inclusion thereof up to such aggregate 45% cap),
(v)it is stored at locations holding less than $100,000 of the aggregate value of ~~such Borrower’s~~ Inventory of the Loan Parties,
(w)it is in-transit to or from a location of a ~~Borrower~~Loan Party (other than in-transit from one location set forth on Schedule 4.21 to this Agreement to another location within the same country set forth on Schedule 4.21 to this Agreement (as such Schedule 4.21 may be amended from time to time in accordance with Section 5.15 to add U.S., UK and/or Canada locations)),
(x)it is located on real property leased by a ~~Borrower~~Loan Party or in a contract warehouse or with a bailee, in each case, unless either (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, or (ii) Agent has established a Landlord Reserve with respect to such location,
(y)it is the subject of a bill of lading or other document of title,
(z)it is not subject to a valid and perfected first priority Agent’s Lien,
(aa)it consists of goods returned or rejected by a ~~Borrower’s~~Loan Party’s customers,
(ab)it consists of goods that are obsolete, slow moving, spoiled or are otherwise past the stated expiration, “sell-by” or “use by” date applicable thereto, restrictive or custom items or otherwise is manufactured in accordance with customer-specific requirements, work-in-process, raw materials (other than raw materials used or consumed by the Loan Parties in the ordinary course of business in the manufacture or production of other Inventory), or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in ~~Borrowers~~the Loan Parties’ business, bill and hold goods, defective goods, “seconds,” Inventory acquired on consignment, software or documentation,
(ac)it is subject to third party intellectual property, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of Default despite such third party rights, or
(ad)it was acquired in connection with a Permitted Acquisition or such Inventory is owned by a Person that is joined ~~to this Agreement~~ as a ~~Borrower~~Loan Party pursuant to the provisions of ~~this Agreement~~the Loan Documents, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion.
“Eligible Jurisdiction” means:
(a)(i) Canada, the United Kingdom and the United States of America and (ii) Ireland;

(b)Australia, Austria, Belgium, Denmark, Finland, France, Germany, ~~Hong Kong, Ireland,~~ Israel, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Singapore, Sweden and Switzerland; and
(c)the British Virgin Islands, the Cayman Islands, Cyprus, Hong Kong, Italy, Malaysia, Mexico, Poland, Portugal, South Korea, Spain and Taiwan~~.~~;
provided that the Agent may, in its Permitted Discretion, remove one or more of the countries comprising the Eligible Jurisdictions and subsequently add one or more countries as Eligible Jurisdictions.
“Eligible Real Property” means Real Property owned in fee by any ~~Borrower~~U.S. Loan Party that complies with each of the representations and warranties respecting Real Property made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to ~~Borrowers~~the U.S. Loan Parties’ business or assets of which Agent becomes aware after the Closing Date, including any field examination or appraisal performed by or received by Agent from time to time after the Closing Date. An item of Real Property shall not be included in Eligible Real Property if:
(a)it is not identified on Schedule E-2 to the Agreement as of the Closing Date,
(b)such Real Property is located in a jurisdiction outside of the United States,
(c)a ~~Borrower~~U.S. Loan Party does not have good, valid, and marketable fee title thereto,
(d)it is not Real Property with respect to which Agent has received (i) a Mortgage, (ii) a mortgagee title insurance policy (or marked commitment to issue the same) issued by a title insurance company reasonably satisfactory to Agent in an amount reasonably satisfactory to Agent (but in no event less than the FMV thereof) insuring that such Mortgage on such Real Property is (or will be) a valid and enforceable first priority mortgage Lien on such Real Property free and clear of all defects and encumbrances except Permitted Liens, and otherwise in form and substance reasonably satisfactory to Agent and the Lenders, (iii) an ALTA survey in form and substance reasonably satisfactory to Agent and the Lenders, (iv) a phase-I environmental report with respect to each parcel composing the Real Property (the environmental consultants retained for such report, the scope of the report, and the results thereof of which shall be reasonably satisfactory to Agent), (v) a flood certification (and, if applicable, acceptable flood insurance and a FEMA form acknowledgement of insurance) and (vi) an opinion of counsel reasonably satisfactory to Agent and the Lenders as to the enforceability of such Mortgage and such other matters as the Agent may reasonably request,
(e)an Acceptable Appraisal of such item of Real Property has not been completed,
(f)it is not Real Property Collateral subject to a valid and perfected first priority Agent’s Lien pursuant to a Mortgage accepted by the Agent in accordance with Section 5.10, 5.11, or 5.12, as applicable (or arrangements for the recordation of the Mortgage reasonably satisfactory to the Agent shall have been made), or
(g)it is subject to any Lien other than Permitted Liens of the type described in clauses (a), (c), (d), (f) or (n)(i) of Section 6.2.

For the avoidance of doubt, until Agent and each Lender has received and approved the Real Property Deliverables, no Real Property shall constitute Eligible Real Property.
“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States, any state thereof or Canada, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (A) (x) such bank is acting through a branch or agency located in the United States or Canada, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) during the continuation of an Event of Default, any other Person approved by Agent.
“Eligible Tier 1 Jurisdiction” has the meaning specified therefor the definition of Eligible Accounts.
“Eligible Tier 2 Jurisdiction” has the meaning specified therefor the definition of Eligible Accounts.
“Eligible Unrestricted Cash” means, with respect to any ~~Borrower~~Global Loan Party, cash and Cash Equivalents of such person that is (x) maintained with the Agent or another bank or securities intermediary reasonably acceptable to Agent, in a Deposit Account or Securities Account located in the U.S. or the UK that is subject to a perfected lien pursuant to a Control Agreement, (a) in the case of each Deposit Account or Securities Account located in the U.S., which Control Agreement shall provide that the applicable account bank shall report balances to the Agent daily upon request or shall establish other procedures reasonably acceptable to the Agent and (b) in the case of each Deposit Account or Securities Account located in the U.K., the applicable Global Loan Parties shall be required to provide the Agent with daily reporting upon request in respect of such Deposit Accounts or Securities Accounts and (y) except for customary Liens reserved by depository institutions and securities intermediaries (which in the case of Deposit Accounts or Securities Accounts located in the U.S. shall be acceptable to the Agent and reserved in the respective Control Agreements), not subject to any other Liens; provided that (A) Eligible Unrestricted Cash in aggregate shall not exceed $~~75,000,000~~100,000,000 and (B) Eligible Unrestricted Cash located in the UK shall not exceed $~~25,000,000~~40,000,000. Notwithstanding anything to the contrary, the portion of the Borrowing Base comprised of Eligible Unrestricted Cash may be adjusted, based on Agent’s Permitted Discretion, on a daily basis to reflect the aggregate amount of Eligible Unrestricted Cash as of the open of business on each business day as verified by Agent (which verification (without limiting the requirements of clause (x)) may be by receipt from the applicable Lender or Administrative Borrower of screenshots of each website of each applicable deposit bank or securities intermediary describing the balance in each applicable account holding Eligible Unrestricted Cash).
“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of, and subject to, Section 3(3) of ERISA that is maintained for employees of any Loan Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former ERISA Affiliate.
“EMU Legislation” means the legislative measures of the European Council for the introduction of changeover to or operation of a single or unified European currency.
“Environmental Action” means any and all administrative, regulatory or judicial actions, suits, written demands, demand letters, written claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.
“Environmental Law” means any and all federal, foreign, state, provincial, territorial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Equipment” means equipment (as that term is defined in the Code or the PPSA, as the context requires).
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing; provided that none of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes, any Permitted Convertible Indebtedness, any other debt securities that are or by their terms may be convertible or exchangeable into or for Qualified Equity Interests (or into or for any combination cash and Qualified Equity Interests by reference to the price of such Qualified Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of any Borrower or any of its Subsidiaries prior to settlement, conversion, exchange or exercise thereof.
“Ericsson” means Ericsson AB, a Swedish limited liability company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means any Person who together with any Loan Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Erroneous Payment” has the meaning specified therefor in Section 17.18 of this Agreement.
“Erroneous Payment Deficiency Assignment” has the meaning specified therefor in Section 17.18 of this Agreement.
“Erroneous Payment Impacted Loans” has the meaning specified therefor in Section 17.18 of this Agreement.
“Erroneous Payment Return Deficiency” has the meaning specified therefor in Section 17.18 of this Agreement.
“Escrowed Debt” has the meaning assigned thereto to the definition of “Escrowed Debt Proceeds”. “Escrowed Debt Proceeds” means, as of any date of determination, the proceeds from the offering of any debt securities or other Indebtedness of each Borrower and its Subsidiaries (“Escrowed Debt”) that have been issued for the purpose of, and prior to, funding all or a portion of the consideration (and related fees and expenses) for a Limited Condition Acquisition or the refinancing or prepayment of any Indebtedness and is (as of such date of determination) then being held in an escrow account with an independent escrow agent or subject to such other arrangement reasonably satisfactory to the Agent and pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon the consummation of such Limited Condition Acquisition or refinancing or prepayment of Indebtedness, as applicable, or, failing that, to prepay, repay or otherwise return such amounts to the holders of such Escrowed Debt. The term “Escrowed Debt Proceeds” shall include any interest earned on the amounts held in escrow.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified therefor in the definition of Eurocurrency Rate.
“EURIBOR Rate” has the meaning specified therefor in the definition of Eurocurrency Rate.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Banking Day” means, (i) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (ii) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto, Ontario, Canada, provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(d) and 2.12(b), in each case, such day is also a Business Day.
“Eurocurrency Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.
“Eurocurrency Rate” means, for any Interest Period:

(h)with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by Agent for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the Rate Determination Date and (ii) the Floor; and
(i)with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Canadian Dollars, the greater of (i) ~~Adjusted~~ Term CORRA on the Periodic Term CORRA Determination ~~Date~~Day and (ii) the Floor.
“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Eurocurrency Rate, other than pursuant to clause (b) of the definition of Canadian Base Rate.
“Eurocurrency Rate Notice” means a written notice in the form of Exhibit E-1 to this Agreement.
“Eurocurrency Rate Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.
“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.
“Examiner” means an examiner (including any interim examiner) appointed under section 509 of the Irish Companies Act and “Examinership” shall be construed accordingly.
“Excess Availability” means, as of any date of determination, the amount by which the Line Cap on such date exceeds the Revolver Usage on such date.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Exchange Rate Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate in its Permitted Discretion and subject to Section 2.1(d), to establish based on fluctuations in the Exchange Rate of Alternative Currencies into Dollars in respect of the Obligations denominated in Alternative Currencies.
“Excluded Subsidiary” means (a) each Immaterial Subsidiary, (b) any Subsidiary (i) that is prohibited by Applicable Law or by any contractual obligation existing on the Closing Date or existing at the time of acquisition of such Subsidiary after the Closing Date (and not incurred in contemplation of such acquisition), in each case from Guaranteeing the Obligations, but only so long as such prohibition exists, (ii) that would require governmental (including regulatory) consent, approval, license or authorization to Guarantee the Obligations unless such consent, approval, license or authorization has been received or (iii) for which the providing of a Guarantee of the Obligations would result in material adverse Tax consequences to the Borrowers or their Subsidiaries, as reasonably determined by the Administrative Borrower and the Agent, (c) any Subsidiary organized in any jurisdiction other than the United States, Canada, the UK or Germany, or any political subdivision of any of the foregoing jurisdictions and (d) any other Subsidiary with respect to which the Agent and the Administrative Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of

(including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable ~~keep well~~keepwell, support or other agreement for the benefit of the applicable Loan Party, including under the ~~keep well~~keepwell provisions in the Guaranty and Security Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.
“Excluded Taxes” means (i) any Tax imposed on or measured by net income (however denominated) and any franchise Taxes of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office or applicable lending office is located in or as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payments under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) withholding Taxes that would not have been imposed but for a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 or 16.6 of this Agreement, (iii) any Canadian, United States federal or United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Foreign Lender is entitled to validly claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office, other than a designation made at the request of a Loan Party), except that Excluded Taxes shall not include (A) any Taxes in respect of which such Foreign Lender (or its assignor, if any) was previously entitled to receive additional amounts pursuant to Section 16.1 of this Agreement immediately before the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), and (B) additional Canadian and United States federal withholding Taxes that may be imposed after the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, treaty, order or other decision or other Change in Law with respect to any of the foregoing by any Governmental Authority, (iv) any Canadian federal withholding Tax that is withheld or required to be withheld on amounts payable to or for the account of a Foreign Lender arising as a result of such Foreign Lender (A) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Canadian Borrower, or (B) being a “specified shareholder” (within the meaning of the Income Tax Act (Canada)) of the Canadian Borrower or a non-resident person not dealing at arm’s length with such a “specified shareholder” of the Canadian Borrower, except where such non-arm’s length relationship arises, or the Foreign Lender is or does not deal at “arm’s length” (within the meaning of the Income Tax Act (Canada)) with such a “specified shareholder”, solely as a consequence of the Foreign Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under or enforced this Agreement or any other Loan Document or as a consequence of an Event of Default, and (v) any United States federal withholding taxes imposed under FATCA.

“Existing Credit Facility” means the existing credit facility under that certain Credit Agreement dated as of May 5, 2020, by and among the Administrative Borrower, Wells Fargo as administrative agent, swingline lender and issuing lender, and the other lenders party thereto.
“~~”~~Existing Notes” means (i) the ~~2023~~2026 Convertible Notes, (ii) the ~~2024 Convertible~~Senior Notes~~,~~  and (iii) the ~~2026~~2031 Convertible Notes.~~”~~
“Extended Revolver Commitment” has the meaning specified therefor in Section 2.15(a) of this Agreement.
“Extending Revolver Lender” has the meaning specified therefor in Section 2.15(a) of this Agreement.
“Extension” has the meaning specified therefor in Section 2.15(a) of this Agreement.
“Extension Offer” has the meaning specified therefor in Section 2.15(a) of this Agreement.
“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.
“Facility” means the Global Revolving Facility and the German Revolving Facility, as the case may be.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means (i) that certain fee letter, dated as of ~~even date with this Agreement~~the Closing Date, among Borrowers and Agent~~, in form and substance reasonably satisfactory to Agent~~ and (ii) the Amendment No. 4 Fee Letter.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the ratio of (a) Consolidated EBITDA for such period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (b) Fixed Charges for such period.
For the purposes of calculating Fixed Charge Coverage Ratio for any Reference Period, if at any time during such Reference Period (and after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, Fixed Charges and Unfinanced Capital Expenditures for such Reference Period shall be calculated after giving pro forma effect thereto or in such other manner acceptable to Agent as if any such Permitted Acquisition occurred on the first day of such Reference Period.
“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Consolidated Interest Expense required to be paid (other than interest paid-in-kind, amortization of financing fees, and other non-cash Consolidated Interest Expense) during such period, (b) scheduled principal payments (but excluding (x) any principal payments at maturity and (y) any excess cash flow payments in respect of any Consolidated Funded Indebtedness) in respect of Consolidated Funded Indebtedness that are required to be paid during such period, (c) all federal, state, and local income taxes required to be paid in cash during such period, (d) all Restricted Payments paid (whether in cash or other property, other than common Equity Interests) during such period (excluding the amount of any Restricted Payments made (x) prior to the Closing Date, (y) of the type constituting Restricted Payments pursuant to the proviso to the definition of “Restricted Payment” to the extent made in reliance on Section 6.7(g) and (z) pursuant to Section 6.7(h)) and (e) the aggregate amount by which the Real Property Subline Amount has been reduced during such period.
“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, Biggert-Waters Flood Insurance Reform Act of 2012, and related laws, rules and regulations, including any amendments or successor provisions.
“Floor” means a rate of interest equal to 0.0%.
“Flow of Funds Agreement” means a flow of funds agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by Borrowers and Agent.
“FMV” means, as of any date of determination, the fair market value of Borrowers’ Eligible Real Property that is estimated to be recoverable in an orderly sale in a 12 month marketing period of such Eligible Real Property net of all associated costs and expenses of such sale, such value to be as specified in the most recent Acceptable Appraisal of Real Property.
“Foreign Lender” means (a) with respect to a U.S. Borrower, any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30), (b) with respect to the Canadian Borrower, any Lender or Participant that is not resident, or deemed to be resident, of Canada for purposes of the Income Tax Act (Canada) and (c) with respect to a UK Tax Borrower, any Lender or Participant that is not resident, or deemed to be resident, of the UK for the purposes of the Corporation Tax Act 2009 of the UK.

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized or incorporated (as applicable) under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“German Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in Euros to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing German Bank Product Obligations (other than Hedge Obligations).
“German Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each German Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all German Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a German Loan Party or its Subsidiaries or its Unrestricted Subsidiaries.
“German Borrowing Base” means, with respect to the German Loan Parties, as of any date of determination, the result of (in each case, expressed as the Dollar Equivalent amount):
(a)85% of the amount of Eligible Accounts of the German Loan Parties, less the amount, if any, of the Dilution Reserve; plus
(b)the lesser of (A) the product of ~~70~~75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with ~~Borrowers~~the German Loan Parties’ historical accounting practices) of Eligible Inventory of the German Loan Parties at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory of the German Loan Parties, multiplied by the value (calculated at the lower of cost or market on a basis consistent with ~~Borrowers~~the German Loan Parties’ historical accounting practices) of Eligible Inventory of the German Loan Parties (such determination may be made as to different categories of Eligible Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; minus
(c)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(d) of this Agreement.
“German Collateral” means all Collateral owned by German Loan Parties.
“German Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each German

Loan Party and its Subsidiaries or its Unrestricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
“German Letters of Credit” means a Letter of Credit issued under the German Revolving Facility.
“German Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the German Letter of Credit Usage pursuant to Section 2.11(e) on such date.
“German Letter of Credit Sublimit” means an amount equal to $5,000,000.
“German Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding German Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to German Letters of Credit which remain unreimbursed or which have not been paid through a German Revolving Loan.
“German Line Cap” means, as of any date of determination, the lesser of (a) the German Revolving Commitments, and (b) the German Borrowing Base, as of such date of determination.
“German Loan Parties” shall mean the German Borrower and each Subsidiary of the Administrative Borrower that is organized under the laws of Germany and is a Guarantor.
“German Obligations” means (a) all loans (inclusive of Extraordinary Advances), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any German Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any German Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all German Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the German Obligations shall exclude obligations under any Excluded Swap Obligation, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction. Without limiting the generality of the foregoing, the Obligations of German Borrowers under the Loan Documents include the obligation to pay (i) the principal of the German Revolving Loans, (ii) interest accrued on the German Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to German Letters of Credit, (iv) German Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any German Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the

German Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“German Overadvance” means, as of any date of determination, that the Revolver Usage in respect of the German Revolving Facility is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement.
“German Protective Advances” has the meaning specified therefor in Section 2.3(d)(i)(II) of this Agreement.
“German Revolving Commitment” means, with respect to each German Revolving Lender, its German Revolver Commitment, and, with respect to all German Revolving Lenders, their German Revolver Commitments, in each case as such amounts are set forth beside such German Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such German Revolving Lender became a German Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the German Revolver Commitments made in accordance with Section 2.4(c) hereof.
“German Revolving Exposure” means, with respect to any Lender at any time, the aggregate amounts of such Lender’s Revolving Loans (including Protective Advances) under the German Revolving Facility, plus the aggregate amounts of such Lender’s German Letter of Credit Exposure in respect of Letters of Credit Issued for a German Borrower.
“German Revolving Facility” means the German Revolving Commitments of the Lenders and Revolving Loans and Letters of Credit pursuant to those German Revolving Commitments in accordance with the terms hereof.
“German Revolving Lender” means a Lender that has a Revolving Loan Exposure under the German Revolving Facility or German Letter of Credit Exposure.
“German Revolving Loans” has the meaning specified therefor in Section 2.1(b) of this Agreement.
“German Security Agreements” means any Security Document governed by German law, including, in particular, the German Account Pledge Agreement, the German Security Assignment Agreement, the German Security Transfer Agreement, the German Share Pledge Agreement and the German Corporate Guarantee.
“Global Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) in Dollars to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Global Bank Product Obligations (other than Hedge Obligations).
“Global Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Global Loan Party and its Subsidiaries or its Unrestricted Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Global Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Global Loan Party or its Subsidiaries.
“Global Borrowers” means the U.S. Borrowers, the UK Borrower and the Canadian Borrower.
“Global Borrowing Base” means, with respect to the Global Loan Parties, as of any date of determination, the result of (in each case, expressed as the Dollar Equivalent amount):
(d)85% of the amount of Eligible Accounts of the Global Loan Parties, less the amount, if any, of the Dilution Reserve; plus
(e)the lesser of (A) the product of ~~70~~75% multiplied by the value (calculated at the lower of cost or market on a basis consistent with ~~Borrowers~~the Global Loan Parties’ historical accounting practices) of Eligible Inventory of the Global Loan Parties at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent Acceptable Appraisal of Inventory of the Global Loan Parties, multiplied by the value (calculated at the lower of cost or market on a basis consistent with ~~Borrowers~~the Global Loan Parties’ historical accounting practices) of Eligible Inventory of the Global Loan Parties (such determination may be made as to different categories of Eligible Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; plus
(f)the lesser of (I) 15% of the ~~Revolving~~aggregate Revolver Commitments of the Lenders in effect as of such date of determination, and (II) the product of 70% multiplied by the FMV of Eligible Real Property of the U.S. Loan Parties as such FMV is identified in each of the respective Acceptable ~~Appraisal~~Appraisals of Real Property commissioned by the Agent from Newmark ~~Knight Frank~~ Valuation & Advisory~~,~~  LLC on ~~November 22, 2021 and December 21, 2021~~March 27, 2025 and March 31, 2025, minus environmental Reserves, which ~~amount~~FMV under this clause (II) shall be permanently reduced on a monthly basis based on a 15 year straight line amortization; plus
(g)the product of 100% multiplied by the Eligible Unrestricted Cash of the Global Loan Parties; minus
(h)the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(d) of this Agreement.
“Global Collateral” means all Collateral owned by Global Loan Parties.
“Global Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Global Loan Party and its Subsidiaries or its Unrestricted Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.
“Global Letters of Credit” means a Letter of Credit or Canadian Underlying Letter of Credit issued, or caused to be issued, under the Global Revolving Facility.
“Global Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Global Letter of Credit Usage pursuant to Section 2.11(e) on such date.

“Global Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Global Letters of Credit and Canadian Reimbursement Undertakings, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Global Letters of Credit which remain unreimbursed or which have not been paid through a Global Revolving Loan.
“Global Line Cap” means, as of any date of determination, the lesser of (a) the Global Revolving Commitments, and (b) the Global Borrowing Base, as of such date of determination.
“Global Loan Parties” means the Global Borrowers and each Subsidiary of the Administrative Borrower that is organized under the laws of United States, ~~the United Kingdom~~England, Wales or Canada and is a Guarantor.
“Global Obligations” means (a) all loans (inclusive of Extraordinary Advances and Swing Loans), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Global Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Global Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Global Bank Product Obligations; provided that, anything to the contrary contained in the foregoing notwithstanding, the Global Obligations shall exclude obligations under any Excluded Swap Obligation, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction. Without limiting the generality of the foregoing, the Obligations of Global Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Global Revolving Loans, (ii) interest accrued on the Global Revolving Loans, (iii) the amount necessary to reimburse Issuing Bank or Canadian Underlying Issuer for amounts paid or payable pursuant to Global Letters of Credit, (iv) Global Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Global Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Global Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“Global Overadvance” means, as of any date of determination, that the Revolver Usage in respect of the Global Revolving Facility is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement.
“Global Protective Advances” has the meaning specified therefor in Section 2.3(d)(i)(I) of this Agreement.
“Global Revolving Commitment” means, with respect to each Global Revolving Lender, its Global Revolver Commitment, and, with respect to all Global Revolving Lenders,

their Global Revolver Commitments, in each case as such amounts are set forth beside such Global Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Global Revolving Lender became a Global Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Global Revolver Commitments made in accordance with Section 2.4(c) hereof.
“Global Revolving Exposure” means, with respect to any Lender at any time, the aggregate amounts of such Lender’s Revolving Loans (including Protective Advances) under the Global Revolving Facility, plus the aggregate amounts of such Lender’s Swing Loan Exposure under the Global Revolving Facility, plus the aggregate amounts of such Lender’s Global Letter of Credit Exposure in respect of Letters of Credit Issued for a Global Borrower.
“Global Revolving Facility” means the Global Revolving Commitments of the Lenders and Revolving Loans and Letters of Credit pursuant to those Global Revolving Commitments in accordance with the terms hereof.
“Global Revolving Lender” means a Lender that has a Revolving Loan Exposure under the Global Revolving Facility or Global Letter of Credit Exposure.
“Global Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, department, commission, board, bureau, division, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in each case, in the ordinary course of business, or customary and reasonable indemnity obligations in connection with any disposition of assets permitted under this Agreement (other than any such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including any Person that is a “Guarantor” under the Guaranty and Security Agreement, (b) any Person that is a “Guarantor” under the Canadian Guarantee and Security Agreement, and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.
“Guaranty and Security Agreement” means a guaranty and security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means all Global Hedge Obligations and German Hedge Obligations.
“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Subsidiaries or its Unrestricted Subsidiaries or otherwise provides Bank Products under clause (~~f~~g) of the definition thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs’ Double Taxation Treaty Passport scheme.
“Immaterial Subsidiary” means, on any date, any direct or indirect Subsidiary of the Borrower that (a) together with its Subsidiaries, (i) contributed less than two and one-half percent (2.5%) of the total revenue of the Borrowers and their Subsidiaries during the most recently completed Reference Period and (ii) as of the applicable date of determination, has assets that constitute less than two and one-half percent (2.5%) of the aggregate net book value of the Consolidated total assets of the Borrowers and their Subsidiaries as of the last day of the most recently completed Reference Period prior to such date (each of which calculations, for any Immaterial Subsidiary organized or acquired since the end of such period or such date, as the case may be, shall be determined on a Pro Forma Basis as if such Subsidiary were in existence or acquired on such date), (b) does not own any other Subsidiaries (other than Excluded Subsidiaries) and (c) has been designated in writing as an “Immaterial Subsidiary” by the Borrower to the Agent (other than any such Subsidiary as to which the Borrower has revoked such designation by written notice to the Agent); provided that if either (i) the total assets of all Immaterial Subsidiaries, taken as a whole, as of the last day of the most recently completed Reference Period prior to such date, is greater than five percent (5%) of the aggregate net book value of the Consolidated total assets of the Borrowers and their Subsidiaries on such date or (ii) the total revenue of the Immaterial Subsidiaries, taken as a whole, for the most recently completed Reference Period is greater than five percent (5%) of the total revenue of the Borrowers and their Subsidiaries for such period, then the Administrative Borrower shall designate in writing and cause one or more Immaterial Subsidiaries to become Guarantors and comply with the requirements of Section 5.11 until the total assets and total revenue of the Immaterial Subsidiaries, taken as a whole, constitutes less than such amounts set forth in clauses (i) and (ii). Notwithstanding the foregoing, in no event shall any Subsidiary be designated as an Immaterial Subsidiary if it (x) is an obligor or guarantor of any Junior Indebtedness or any other Consolidated Funded Indebtedness of a Loan Party with an aggregate outstanding principal amount in excess of $50,000,000 or (y) owns the Equity Interests of a Subsidiary that is not an Immaterial Subsidiary.
“Increase” has the meaning specified therefor in Section 2.14.
“Increase Date” has the meaning specified therefor in Section 2.14.
“Increase Joinder” has the meaning specified therefor in Section 2.14.
“Increased Inspection Event” means (x) at any time an Event of Default has occurred and is continuing or (x) at any time that Excess Availability is less than the greater of (a) 15% of the Line Cap, and (b) $~~30,000,000~~20,000,000.
“Increased Inspection Period” means the period commencing after the continuance of an Increased Inspection Event at any time and continuing until the date when no Increased Inspection Event has occurred for 30 consecutive days.
“Increased Reporting Event” means (x) in respect of an increase to weekly reporting, if either (A) at any time an Event of Default has occurred and is continuing or (B) at any time that Excess Availability is less than the greater of (a) 15% of the Line Cap, and (b) $~~30,000,000~~20,000,000 and (y) in respect of an increase to monthly reporting, if Revolver Usage is greater that the lesser of (a) 25% of the Line Cap, and (b) $~~50,000,000~~33,000,000 for 3 consecutive days.
“Increased Reporting Period” means the period commencing after the continuance of an Increased Reporting Event at any time and continuing (a) in the case of clause (x) of the definition of Increased Reporting Event, until the date when no such Increased Reporting Event has occurred for 30 consecutive days; provided that such Increased Reporting Event shall continue until the end of the fiscal month in which such Increased Reporting Event occurred and (b) in the case of clause (y) of the definition of Increased Reporting Event, until the date when no such Increased Reporting Event has occurred for 30 consecutive days; provided that such Increased Reporting Event shall continue until the end of the fiscal quarter in which such Increased Reporting Event occurred.
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:
(a)all liabilities, obligations and indebtedness of such Person for borrowed money, including obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, of such Person;
(b)all obligations of such Person to pay the deferred purchase price of property or services of such Person (including all payment obligations under non-competition, earn-out or similar agreements, solely to the extent any such payment obligation under non-competition, earn-out or similar agreements is due and unpaid and has become a liability on the balance sheet of such Person in accordance with GAAP), except (i) trade payables and other accrued expense liabilities arising in the ordinary course of business, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person and (ii) deferred compensation payable to directors, officers and employees of the Borrower or any Subsidiary incurred in the ordinary course of business;
(c)the Attributable Indebtedness of such Person with respect to such Person’s Capitalized Lease Obligations;
(d)all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all obligations, contingent or otherwise, of such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of such Person;
(g)all obligations of such Person in respect of Disqualified Equity Interests;
(h)all net obligations of such Person under any Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement we terminated on the date of determination); and
(i)all Guarantees of such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, if such Indebtedness shall not have been assumed by such Person or is limited in recourse to the assets securing such Lien, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date (as determined in good faith by the Borrower) and (y) the amount of such Indebtedness as of such date. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The amount of obligations in respect of any Disqualified Equity Interests shall be valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends that are past due. The amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.
Notwithstanding the foregoing, (i) the obligations of the Borrower under any Permitted Warrant Transaction shall not constitute Indebtedness so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, and (ii) Indebtedness shall not include ~~(x)~~ deferred or prepaid revenues ~~or (y) obligations under or in respect of Permitted Factoring Transactions~~. For purposes hereof, the amount of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and any Permitted Convertible Indebtedness shall be the aggregate stated principal amount thereof without giving effect to any obligation to pay cash or deliver shares with value in excess of such principal amount, and without giving effect to any integration thereof with any Permitted Bond Hedge Transaction pursuant to U.S. Treasury Regulation § 1.1275-6.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.
“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.
“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Initial Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Amendment No. 4 Effective Date, by and among Agent, the Loan Parties party thereto and Wells Fargo, in its capacity as administrative agent under the Specified Term Loan Credit Agreement.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, BIA, CCAA or under any other state, provincial, territorial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, rearrangement (including the arrangement provisions of any Canadian corporate statute dealing with the arrangement or compromise of debt or any class thereof), receivership, judicial management, reorganization, extensions generally with creditors or affecting the rights of creditors generally, or proceedings seeking reorganization, arrangement, or other similar relief or, (i) in respect of a Loan Party which is a UK Person (a) the suspension of payments, a moratorium of any indebtedness or enforcement rights (including, but not limited to, a moratorium under Part A1 of the Insolvency Act 1986), winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement, arrangement or reconstruction under Part 26A of the Companies Act 2006 or otherwise) or (b) a composition, compromise, assignment or arrangement with any creditor of such Loan Party, the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Loan Party or any of its assets ~~or~~, (ii) in respect of a Loan Party incorporated in Germany, any corporate action, legal proceedings or other procedure or step is taken in relation to (~~i~~a) the suspension of payments to its creditors generally, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the German Loan Party ~~or~~, (~~ii~~b) a composition, compromise or similar arrangement with the creditors of the German Loan Party by reason of financial difficulties~~; or~~, (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the German Loan Party or any material part of its assets~~,~~  or (d) ~~or~~ any analogous procedure or step is taken in any jurisdiction, except for ~~(i)~~ any proceedings, procedure or step which is (~~A~~x) frivolous or vexatious or (~~B~~y) contested in good faith and discharged, stayed or dismissed within 20 Business Days of commencement~~.~~; or (iii) in respect of any Irish Loan Party, any corporate action, legal proceedings or other procedure or step taken by a creditor in respect of such Irish Loan Party in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, Examinership or rescue process for small and micro companies, (b) a composition, compromise, assignment or arrangement with any creditor, (c) the presentation of a petition to the courts in Ireland for the appointment of a liquidator, Examiner or process adviser or (d) the appointment of a liquidator, receiver, receiver and manager, Examiner, process adviser, compulsory manager or other similar officer.
“Intellectual Property” has the meaning specified therefor in the Guaranty and Security Agreement.
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party and each of its Subsidiaries, and Agent, the form and substance of which is reasonably satisfactory to Agent.
“Intercreditor Arrangement” has the meaning specified in Section 15.22.
“Interest Payment Date” means (a) as to any Base Rate Loan or Daily Simple RFR Loan, the first day of each ~~month~~calendar quarter and the Maturity Date and (b) as to any Eurocurrency Rate Loan or SOFR Rate Loans, the last day of the Interest Period applicable thereto; provided, that, in the case of any Interest Period greater than three months in duration, interest shall be payable at three month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period.

“Interest Period” means,
(a)with respect to each SOFR Rate Loan, a period commencing on the date of the making of such SOFR Rate Loan (or the continuation of a SOFR Rate Loan or the conversion of a Base Rate Loan to a SOFR Rate Loan) and ending one (1) or three (3) months, thereafter,
(b)with respect to each Eurocurrency Rate Loan denominated in Canadian Dollars, a period commencing on the date of the making of such Eurocurrency Rate Loan (or the continuation of a Eurocurrency Rate Loan or the conversion of a Canadian Base Rate Loan to a Eurocurrency Rate Loan denominated in Canadian Dollars) and ending one (1) or three (3) months thereafter, and
(c)with respect to each Eurocurrency Rate Loan denominated in Euros, a period commencing on the date of the making of such Eurocurrency Rate Loan (or the continuation of a Eurocurrency Rate Loan denominated in Euros) and ending one (1), three (3) or six (6) months thereafter;
provided, that for each Loan, (1) interest shall accrue at the applicable rate based upon Term SOFR or the Eurocurrency Rate, as applicable, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, and the Interest Period shall commence on the date of advance of or conversion to any SOFR Rate Loan or Eurocurrency Rate Loan, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires, (2) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (3) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, three or six months, as applicable, after the date on which the Interest Period began, as applicable, (4) the Administrative Borrower may not elect an Interest Period which will end after the Latest Maturity Date, (5) there shall be no more than 8 interest periods in effect at any time, and (6) no tenor that has been removed from this definition pursuant to Section 2.12(d)(iii)(D) shall be available for specification in any borrowing, conversion or continuation notice.
“Inventory” means (a) with respect to a U.S. ~~Borrower~~Loan Party, inventory (as that term is defined in the Code), (b) with respect to a Canadian ~~Borrower~~Loan Party, inventory (as that term is defined in the PPSA) or, (c) with respect to a UK ~~Borrower~~Loan Party or German ~~Borrower~~Loan Party, its stock, shares and inventory.
“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or the Maximum Revolver Amount, including based on the results of appraisals.
“Investment” means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), by division or otherwise, directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or holds, directly or indirectly, any loans, advances or extensions of credit to, guarantees of the obligations of, or any investment in cash or by delivery of Property in, any Person. For purposes of covenant compliance, the amount of any Investment shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.
“Irish Companies Act” means the Companies Act 2014 of Ireland, as amended.
“Irish Debenture” means the Irish law security agreement entered into by Viavi Solutions Ireland Limited in favor of the Agent as UK Security Agent (in its capacity as security trustee for the Lender Group) dated 18 July 2022.
“Irish Loan Party” means each Loan Party incorporated under the laws of Ireland.
“Irish Security Documents” means the Irish Debenture and the Irish Share Charge and any other Irish-law governed security documents entered into by any Loan Party and the UK Security Agent from time to time.
“Irish Share Charge” means the Irish law share charge by Acterna LLC (as successor-in-interest to TTC International Holdings, LLC pursuant to the TTC Merger Agreement) in favour of the UK Security Agent dated 18 July 2022.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.
“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of the applicable Issuing Bank or Canadian Underlying Issuer, as applicable, and relating to such Letter of Credit.
“Issuing Bank” means each entity listed on Schedule C-2 as an Issuing Bank or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank or agrees to issue Canadian Reimbursement Undertakings for the purpose of issuing Letters of Credit pursuant to Section 2.11 of this Agreement, and each Issuing Bank shall be a Lender.
“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement.
“Judgment Currency” has the meaning set forth in Section 17.16 of this Agreement.

“Junior Indebtedness” means, with respect to the Borrowers and their Subsidiaries, any (a) Indebtedness for borrowed money that is subordinated in right of payment or security to the Obligations, (b) Indebtedness for borrowed money secured by Liens that are junior to the Liens securing the Obligations on all or substantially all of the Collateral and (c) unsecured Indebtedness with (in the case of this clause (c)) an aggregate outstanding principal amount in excess of $15,000,000, including, without limitation, the Existing Notes; provided that (x) any unsecured intercompany Indebtedness permitted hereunder (other than such Indebtedness for borrowed money owed by a Loan Party to a non-Loan Party) and (y) the Specified Term Loan Indebtedness shall not constitute Junior Indebtedness.
“Landlord Reserve” means, as to each location at which a Borrower has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and Agent so elects, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location.
“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity of any Extended Revolver Commitment, in each case as extended in accordance with this Agreement from time to time. If no Extension has been consummated pursuant to Section 2.15 of this Agreement, the Latest Maturity Date is the Maturity Date.
“Lead ~~Arrangers~~Arranger” has the meaning set forth in the preamble to this Agreement.
“Lender” has the meaning set forth in the preamble to this Agreement, shall include each Issuing Bank and each Swing Lender, and shall also include any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement and “Lenders” means each of the Lenders or any one or more of them. In addition, each reference to a Lender shall be deemed to include such Lender’s Applicable Designee. Notwithstanding the designation by any Lender of an Applicable Designee, Borrowers and Agent shall be permitted to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Agreement.
“Lender Group” means each of the Lenders (including each Issuing Bank and each Swing Lender) and Agent, or any one or more of them.
“Lender Group Expenses” means all (a) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f)

reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 5.7(c) of this Agreement, (h) Agent’s and Lenders’ reasonable, documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral.
“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by an Issuing Bank or by a Canadian Underlying Issuer.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral) in the applicable Currency in which such Letters of Credit were issued, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to the sum of (i) 105% of the then existing applicable Letter of Credit Usage with respect to Letters of Credit denominated in Dollars, plus (ii) 110% of the then existing Letter of Credit Usage with respect to Letters of Credit denominated in any Alternative Currency, (b) delivering to Agent documentation executed by all beneficiaries under the applicable Letters of Credit or related Canadian Reimbursement Undertakings, in form and substance reasonably satisfactory to Agent and the applicable Issuing Bank, terminating all of such beneficiaries’ rights under the applicable Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in the applicable Currency in which such Letters of Credit were issued in an amount equal to the sum of (i) 105% of the then existing Letter of Credit Usage with respect to Letters of Credit denominated in Dollars, plus (ii) 110% of the then existing applicable Letter of Credit

Usage with respect to Letters of Credit denominated in any Alternative Currency (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit or Canadian Reimbursement Undertakings are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit or Canadian Reimbursement Undertaking.
“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date.
“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this Agreement.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement.
“Letter of Credit Sublimit” means $40,000,000.
“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit and Canadian Reimbursement Undertakings, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit and which remain unreimbursed or which have not been paid through a Revolving Loan.
“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, hypothec, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.
“Limited Condition Acquisition” means any Acquisition that is permitted hereunder and is not conditioned on the availability of, or on obtaining, third-party financing.
“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount, and (b) the Aggregate Borrowing Base, as of such date of determination.
“Loan” means any Revolving Loan, Swing Loan or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement.
“Loan Documents” means this Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Canadian Guarantee and Security Agreement, any Canadian Hypothec, the Initial

Intercreditor Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).
“Loan Party” means any Borrower or any Guarantor.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means, with respect to each Borrower and its Subsidiaries, a material adverse change in, or material adverse effect on (a) the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of such Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents to which they are a party, (c) the rights and remedies, taken as a whole, of the Agent or any Lender under any Loan Document or (d) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” means the earlier of (a) ~~December 30, 2026~~October 16, 2030 and (b) the date that is 91 days before the stated maturity date of any portion of the Existing Notes and any Permitted Refinancing Indebtedness thereof, unless, in the case of this clause (b), on such 91st day and each subsequent day until such portion of the Indebtedness under the Existing Notes is repaid, redeemed, defeased, extended or refinanced such that it matures 91 days after the Maturity Date set forth in clause (a), the sum of Excess Availability and any unrestricted cash and Cash Equivalents of the Loan Parties and their ~~Restricted~~ Subsidiaries is in excess of the full principal amount of such earlier-maturing or redeemable Existing Notes (with such Excess Availability being calculated disregarding a portion of Excess Availability equal to the amount of Excess Availability required to be maintained to avoid a Covenant ~~Triggering~~Trigger Event). References in the Agreement to “91 days after the Maturity Date” shall mean the Maturity Date as determined pursuant to clause (a) of this definition.
“Maximum Revolver Amount” means $~~300,000,000~~200,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Policy” or “Mortgage Policies” has the meaning specified therefor in the definition of Real Property Deliverables.
“Mortgages” means, individually and collectively, one or more mortgages, charges, deeds of trust, or deeds to secure debt, or hypothecs executed and delivered by a Loan Party or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber the Real Property Collateral.
“Multiemployer Plan” means any multiemployer plan within the meaning of, and subject to, Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory net of all associated costs and expenses of such liquidation, such percentage to be determined as to each category of Inventory and to be as specified in the most recent Acceptable Appraisal of Inventory.
“Nokia” means Nokia Solutions and Networks OY.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Obligations” means all Global Obligations and all German Obligations.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) with respect to any unlimited liability company, the certificate or articles of incorporation and the bylaws, if any (or equivalent or comparable constitutive documents).
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.
“Other Taxes” means all present or future stamp, court, excise or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Amendment No. 4 Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Overadvance” means Global Overadvances and German Overadvances.
“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.
“Participant Register” has the meaning set forth in Section 13.3(b) of this Agreement.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.
“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:
(a)no Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,
(b)either
(i)Excess Availability, after giving effect to such proposed payment and Specified Transaction, is not less than (A) in the case of a Specified Transaction consisting of an Acquisition or other Investment, the greater of (1) 17.5% of the Line Cap, and (2) $~~35,000,000~~23,300,000 and (B) in the case of a Specified Transaction consisting of a Restricted Payment or a prepayment of Junior Indebtedness, the greater of (1) 20.0% of the Line Cap, and (2) $~~40,000,000~~26,600,000, or
(ii)both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is equal to or greater than 1.00:1.00 for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such 12 month period (it being understood that such proposed payment shall also be a Fixed Charge made on the last day of such 12 month period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specified Transaction)), and (B) Excess Availability, after giving effect to such proposed payment and Specified Transaction is not less than (1) in the case of a Specified Transaction consisting of an Acquisition or other Investment, the greater of (X) 12.5% of the Line Cap, and (Y) $~~25,000,000~~16,600,000 and (2) in the case of a Specified Transaction consisting of a Restricted Payment or a prepayment of Junior Indebtedness, the greater of (X) 15.0% of the Line Cap, and (Y) $~~30,000,000~~20,000,000, and
(c)Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied.
“Payment Recipient” has the meaning specified therefor in Section 17.18 of this Agreement.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“PBSA” means the Pension Benefits Standards Act (British Columbia), the regulations promulgated thereunder, and any successor statutes thereto, as amended, or any analogous federal or provincial pension standards legislation in Canada, as applicable.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and

which (a) is maintained, funded or administered for the employees of any Loan Party or any ERISA Affiliate, (b) has at any time within the preceding five (5) years been maintained, funded or administered for the employees of any Loan Party or any current or former ERISA Affiliates or (c) any Loan Party or any ERISA Affiliate has any liability (contingent or otherwise).
“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.
“Permitted Acquisition” means any Acquisition that meets all of the following requirements, which in the case of a Limited Condition Acquisition shall be subject to Section 1.7:
(d)no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;
(e)in the case of a merger or amalgamation with, or purchase or other acquisition of the Equity Interests of another Person, the board of directors (or equivalent governing body) of the respective Person or business to be acquired shall have approved such Acquisition and such Acquisition shall not be in connection with a “hostile takeover” or proxy fight or similar transaction;
(f)the Person or business to be acquired shall be in a line of business permitted pursuant to Section 6.5 or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrowers and their Subsidiaries as conducted immediately prior to such Acquisition or permitted pursuant to Section 6.5;
(g)if such Acquisition is a merger or consolidation, a Borrower or a Subsidiary of a Borrower shall be the surviving Person, and such surviving Person shall become, if required, a Guarantor in accordance with Section 5.11 (within the periods contemplated thereby), and no Change of Control shall have been effected thereby;
(h)for any Acquisition (or series of related Acquisitions) with Permitted Acquisition Consideration in excess of $50,000,000 in the aggregate, the Administrative Borrower shall have given to the Agent at least five (5) Business Days’ (or such shorter period as may be agreed to by the Agent) prior written notice of such Acquisition, which notice shall describe in reasonable detail the principal terms and conditions of such Acquisition and the proposed closing date thereof;
(i)immediately after giving effect to such Acquisition and any Indebtedness incurred in connection therewith, the Payment Conditions in respect of Investments shall have been satisfied;
(j)if the Permitted Acquisition Consideration for any such Acquisition (or series of related Acquisitions) exceeds $50,000,000 in the aggregate, no later than two (2) Business Days prior to the proposed closing date of such Acquisition (or such shorter period as may be agreed to by the Agent), the Administrative Borrower shall have delivered to the Agent a certificate of a Responsible Officer demonstrating compliance with the requirements of clause (f) above; and
(k)for any Acquisition (or series of related Acquisitions) with Permitted Acquisition Consideration in excess of $50,000,000 in the aggregate, the Administrative Borrower shall have delivered to the Agent on or prior to the proposed closing date of such Acquisition a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such Acquisition, or are expected to be satisfied within the time periods required under Section 5.11, as applicable.
“Permitted Acquisition Consideration” means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (to the extent such earn-out is subject to a contingency, such earn-out shall be valued at the amount of reserves, if any, required under GAAP at the date of such acquisition), deferred payments, or Equity Interests of the Administrative Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable documentation executed by the Administrative Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.
“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction) relating to the Administrative Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Administrative Borrower) purchased by the Administrative Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Administrative Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Administrative Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Administrative Borrower; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Administrative Borrower from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by the Administrative Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided, further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Administrative Borrower in good faith).
“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of any of the Loan Parties or their respective Subsidiaries that (i) as of the date of issuance thereof contains customary conversion or exchange rights and customary offer to repurchase rights for transactions of such type (as determined by the Administrative Borrower in good faith) and (ii) is convertible into, or exchangeable for, shares of common stock of the Administrative Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Administrative Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Administrative Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Administrative Borrower and (b) any guarantee by any Loan Party of Indebtedness of the Administrative Borrower described in clause (a); provided that that such Indebtedness is permitted to be incurred under Section 6.1(b) or (i).
“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Liens” means the Liens permitted pursuant to Section 6.2.
“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.
“Permitted Refinancing Indebtedness” ~~means~~ means any Indebtedness (the “Refinancing Indebtedness”), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the “Refinanced Indebtedness”); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement, except that, in the case of the Existing Notes or any other unsecured Indebtedness, the principal amount of any Refinanced Indebtedness in respect thereof may be increased to the extent the provisions of Section 6.1(i) are satisfied in connection with the incurrence thereof; ~~provided, however, that the provisions of Section 6.1(i)(iii) need not be satisfied with respect to the issuance of the 2026 Convertible Notes;~~ (b) other than in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility ~~(but including, for the avoidance of doubt, the 2024 Convertible Notes Refinancing)~~, the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than the corresponding terms (if any) of the Refinanced Indebtedness (including by virtue of such Refinancing Indebtedness participating on a greater basis in any mandatory repayment, redemption or repurchase as compared to the Refinanced Indebtedness (provided, that in the case of any Refinancing Indebtedness of the Existing Notes ~~(other than in the case of the 2024 Convertible Notes Refinancing so long as the 2026 Convertible Notes satisfy the other components of this definition),~~ such Refinancing Indebtedness shall have a final stated maturity and Weighted Average Life to Maturity no shorter than, and shall not require any scheduled payment of principal, mandatory repayment, redemption or repurchase that is more favorable to the holders of the Refinancing Indebtedness than, the Existing Notes, as applicable, in each case prior to the date that is 91 days after the latest scheduled maturity date of the Loans and Revolver Commitments~~)~~, but excluding (i) any scheduled payment of principal, mandatory repayment, redemption or repurchase occurring on or after the date that is 91 days after the latest scheduled maturity date of the Loans and Revolver Commitments and (ii) any market terms and conditions customary for Indebtedness of the type being incurred pursuant to such Refinancing Indebtedness as of the time of incurrence of such Indebtedness, which (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions) terms and conditions (taken as a whole) are not materially more restrictive on the Borrowers and their Subsidiaries than the terms and conditions of this Agreement (taken as a whole), in each case as determined in good faith by the Administrative Borrower); (c) in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility, the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness and such Refinancing Indebtedness does not require any scheduled payment of principal, mandatory repayment, redemption or repurchase, except to the extent of any market terms and conditions customary for Indebtedness structured as a Term B Facility as of the time of incurrence of such Indebtedness; (d) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; provided that, in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility, such Refinancing Indebtedness may be secured by assets of the Loan Parties provided that the authorized representative of the holders of such Indebtedness shall have entered into a customary split collateral intercreditor agreement reasonably acceptable to the Agent; (e) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; provided that, in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility, such Refinancing Indebtedness may be guaranteed by the Loan Parties; (f) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Agent; (g) (i) except in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility, the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to the Borrowers and their Subsidiaries than those in the Refinanced Indebtedness (taken as a whole), and (ii) in the case of any Refinancing Indebtedness of the Existing Notes structured as a Term B Facility, the covenants with respect to such Refinancing Indebtedness, when taken as a whole, are not materially more restrictive to the Borrowers and their Subsidiaries than those contained in the Loan Documents, in each case, other than those provisions that are applicable only after the then latest scheduled maturity date of the Loans and Revolver Commitments, in each case as determined by the Administrative Borrower in good faith; ~~and~~ (h) in the case of any Refinancing Indebtedness of the Specified Term Loan Indebtedness, such Refinancing Indebtedness shall be subject to the terms of the Initial Intercreditor Agreement; and (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement; provided, further that, (x) if any Refinancing Indebtedness is issued for the purpose of repurchasing Refinanced Indebtedness consisting of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes or any Permitted Convertible Indebtedness and any Borrower has made a public announcement of its intention to repurchase the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes or such Permitted Convertible Indebtedness, as applicable, with the proceeds thereof, then solely during the fifteen (15) day period following the issuance of such Refinancing Indebtedness, the applicable Refinanced Indebtedness shall not be deemed to be outstanding Indebtedness for purposes of clause (a) above, Section 6.1, Consolidated Funded Indebtedness or Consolidated Secured Indebtedness, and (y) following the termination of such fifteen (15)-day period, any principal amount of such Refinanced Indebtedness that remains outstanding shall only be permitted under this Agreement if the Borrowers are permitted to incur such remaining outstanding principal amount under Section 6.1(i) at such time. For the avoidance of doubt, (i) Permitted Convertible Indebtedness that meets the foregoing requirements may also constitute Permitted Refinancing Indebtedness and (ii) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, (A) neither any settlement upon conversion of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from constituting Permitted Refinancing Indebtedness, and (B) such Permitted Convertible Indebtedness may be guaranteed by any Loan Party (notwithstanding clause (e) of this definition).~~”~~

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Administrative Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Administrative Borrower) sold by the Administrative Borrower substantially concurrently with any purchase by the Administrative Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the Administrative Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Administrative Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Administrative Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Administrative Borrower in good faith).
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.
“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.
“PPSA” means the Personal Property Security Act (Ontario), and the regulations thereunder, as from time to time in effect; provided, that if attachment, perfection or priority of the Agent’s Liens in any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA means those personal property security laws in such other jurisdiction (including, in the case of Québec, the Civil Code of Québec and the regulations thereunder) for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions. References to sections of the PPSA shall be construed to also refer to any successor sections.
“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.
“Pro Forma Basis” means:
(a)for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that (i) such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, (ii) there shall be included in determining Consolidated EBITDA for such period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired by any Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) in connection with a Permitted Acquisition to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by any Borrower or such Subsidiary during such period, based on the actual Acquired EBITDA of such acquired entity or business for such period (including the portion thereof occurring prior to such acquisition), (iii) there shall be excluded in determining Consolidated EBITDA for such period, without duplication, the Disposed EBITDA of any Person or business, or attributable to any property or asset, disposed of by any Borrower or any Subsidiary during such period in connection with an Asset Disposition or discontinuation of operations, based on the Disposed EBITDA of such disposed entity or business or discontinued operations for such period (including the portion thereof occurring prior to such disposition or discontinuation) and (iv) Consolidated EBITDA shall be calculated after giving effect to any pro forma adjustments arising out of events which are directly attributable to such Specified Transaction or Specified Transactions that are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act and as certified by a Responsible Officer of such Borrower; provided that the foregoing amounts shall be without duplication of any adjustments that are already included in the calculation of Consolidated EBITDA; and
(b)in the event that any Borrower or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Reference Period or (ii) subsequent to the end of the applicable Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable Reference Period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.
“Pro Rata Share” means, as of any date of determination:
(c)with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders,
(d)with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders, and
(e)with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of this Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender, by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Letter of Credit Exposure of such Lender, by (B) the Letter of Credit Exposure of all Lenders.
“Projections” means Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrowers’

historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.
“Protective Advances” means Global Protective Advances and German Protective Advances.
“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified therefor in Section 17.17 of this Agreement.
“Qualified Equity Interests” means and refers to any Equity Interests issued by Administrative Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Quasi-Security” means any of the following arrangements or transactions:
(f)a disposal of any of its assets on terms whereby they are or may be required to be leased to or re-acquired by a Borrower;
(g)entering into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts other than where such arrangement affects a Deposit Account which is subject to a Control Agreement except as permitted by the terms of such Control Agreement; or
(h)entering into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising financial indebtedness.
“Rate Determination Date” means, with respect to any Interest Period for EURIBOR two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by Agent; provided that to the extent that such market practice is not administratively feasible for Agent, such other day as otherwise reasonably determined by Agent).
“Real Property” means any estates or interests in real property now owned or hereafter acquired by any U.S. Loan Party or one of its Subsidiaries and the improvements thereto.
“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to this Agreement, and (b) any fee interest in other Real Property owned by any U.S. Loan Party that such U.S. Loan Party has elected to designate as Eligible Real Property, and Agent has elected to approve, as provided in Section 5.11 or Section 5.12.

“Real Property Deliverables” means, with respect to any Real Property Collateral, (A) (i) a Mortgage, (ii) an appraisal of such Real Property Collateral satisfactory to Agent and the Lenders, (iii) a mortgagee title insurance policy (or marked commitment to issue the same) in form and substance satisfactory to Agent and the Lenders issued by a title insurance company satisfactory to Agent (each a “Mortgage Policy” and, collectively, the “Mortgage Policies”) in amounts satisfactory to Agent insuring that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies, (iv) a phase-I environmental report, the scope and results of which shall be acceptable to Agent and the Lenders, (v) a real estate survey in form and substance satisfactory to Agent and the Lenders, and (vi) an opinion of local counsel as to such Mortgage and the mortgagor under such Mortgage, and (B) the deliverables described in the definition of Eligible Real Property.
“Real Property Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain with respect to Eligible Real Property or the Real Property Subline Amount including based on the results of appraisals.
“Real Property Subline Amount” means the amount set forth in clause (c) of the Global Borrowing Base.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including Landlord Reserves for books and records locations and reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts or the Maximum Revolver Amount.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters ended on or immediately prior to such date for which financial statements of the Borrowers and their Subsidiaries have been delivered to the Agent hereunder.
“Refinanced Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”.
“Refinancing Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”.
“Register” has the meaning set forth in Section 13.3(a) of this Agreement.
“Reimbursement Obligation” means the obligation of the Borrowers to reimburse any Issuing Bank pursuant to Section 2.10 for amounts drawn under Letters of Credit issued by such Issuing Bank.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.
“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.
“Report” has the meaning specified therefor in Section 15.19 of this Agreement.
~~“Required Availability” means that Excess Availability exceeds $150,000,000.~~
“Required Lenders” means, at any time, Lenders having or holding more than 50% of the sum of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Required Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).
“Reserves” means, as of any date of determination, (a) Inventory Reserves, Real Property Reserves, Receivables Reserves, Bank Product Reserves, Exchange Rate Reserves, and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(d), to establish and maintain (including reserves with respect to (~~a~~i) sums that any Loan Party or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay~~,~~  and (~~b~~ii) amounts owing by any Loan Party or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien, trust, or deemed trust in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as (~~i~~A) Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or (~~ii~~B) Liens, trusts or deemed trusts for (v) ad valorem, excise, sales, or other taxes where given priority under applicable law, (w) all amounts due and not contributed, remitted or paid to any Canadian Pension Plans or Canadian MEPPs, and other pension fund obligations and contributions whether or not due (including in respect of any unfunded liability, solvency deficiency or wind-up deficiency, hypothetical or otherwise), (x) any amounts due and not paid for wages, vacation pay, and other compensation amounts (including severance pay) payable under the Wage Earner Protection Program (Canada), the BIA or the CCAA, (y) amounts due and not paid pursuant to the Canada Pension Plan (Canada) or any legislation on account of workers’ compensation or employment insurance, and (z) all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), in each case where and to the extent such Lien, trust or deemed trust benefits from priority under Applicable Law) in and to such item of the Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount~~.~~ and (b) solely for purposes of determining whether the Availability Conditions are satisfied with any request for a Revolving Loan or Letter of Credit (including the issuance, amendment to increase the face amount thereof or extension thereof) under Section 3.2(b) and not for any other purpose herein, Availability Condition Reserves with respect to the Borrowing Base.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, president, senior vice president, chief financial officer, chief accounting officer, controller, treasurer or assistant treasurer, secretary or assistant secretary of such Person or any other officer of such Person designated in writing by the Administrative Borrower or such Person and reasonably acceptable to the Agent; provided that, to the extent requested thereby, the Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such ~~officer~~Responsible Officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Payment” means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Loan Party or any Subsidiary thereof, or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Loan Party or any Subsidiary thereof on account of such Equity Interests. For the avoidance of doubt, the payment of interest or other amounts on (and including any exchanges or repurchases of, or the settlement of any conversions of) the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and any Permitted Convertible Indebtedness shall not constitute a “Restricted Payment”; provided that (i) any exchanges or repurchases of the ~~2023~~2026 Convertible Notes or the ~~2024~~2031 Convertible Notes or other Permitted Convertible Indebtedness, and (ii) any election to settle conversions of the ~~2023~~2026 Convertible Notes or the ~~2024~~2031 Convertible Notes or other Permitted Convertible Indebtedness in cash rather than Qualified Equity Interests, in each case of clauses (i) and (ii), in excess of amounts permitted to be paid in cash under Section 6.6(b)(vi)(x) shall constitute a “Restricted Payment”.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of an RFR Loan or a Eurocurrency Rate Loan denominated in an Alternative Currency, as applicable, (ii) each date of a continuation of a Eurocurrency Rate Loan or an RFR Loan, as applicable, denominated in an Alternative Currency pursuant to the terms of this Agreement and (iii) such additional dates as Agent shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Agent shall determine) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (iii) such additional dates as Agent or the applicable Issuing Bank shall determine or the Required Lenders shall require (it being understood that such frequency is typically daily but may be on a more or less frequent basis as Agent shall determine).
“Revolver Commitment” or “Commitment” means, with respect to each Revolving Lender, its Global Revolving Commitment and German Revolving Commitment.
“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.
“Revolving Lender” means Global Revolving Lender and a German Revolving Lender.
“Revolving Loan Canadian Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“Revolving Loan Term CORRA Reference Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“Revolving Loan Eurocurrency Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.
“Revolving Loan SOFR Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“Revolving Loan SONIA Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“Revolving Loans” means Global Revolving Loans and German Revolving Loans.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR, and (b) Sterling, SONIA.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, a U.S Government Securities Business Day, and (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 2.3(a), 2.4(d) and 2.12(b), in each case, such day is also a Business Day.
“RFR Loan” means a SOFR Rate Loan or a Daily Simple RFR Loan, as the context may require.

“RFR Notice” means a written notice in the form of Exhibit R-1 to this Agreement.
“RFR Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc. and any successor thereto.
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC or any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates. For greater certainty, the fact that persons or groups within a jurisdiction are the target of Sanctions does not mean that a country or territory is subject to sanctions, a country or territory is only considered subject to Sanctions the country or territory itself or its government is the subject of Sanctions (for example, in the case of the Special Economic Measures (Ukraine) Regulations, Ukraine and its territories are not subject to sanctions, whereas the Crimea Region of Ukraine would be).
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person listed as a Designated or Listed Person under Canadian Economic Sanctions, (c) a Person or legal entity that is a target of Sanctions, (d) any Person located, operating, organized or resident in a Sanctioned Entity, or (e) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (d) above.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) ~~Her~~His Majesty’s Treasury of the United Kingdom, (e) the Government of Canada (including pursuant to Canadian Economic Sanctions and Export Control Laws) or (f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Securities Account” means a securities account (as that term is defined in the Code or the PPSA, as the context requires).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Security Documents” means the collective reference to the Guaranty and Security Agreement, the Canadian Guarantee and Security Agreement, any Canadian Hypothec,

the UK Debenture, the UK Share Charge, the German Account Pledge Agreement, the German Security Assignment Agreement, the German Security Transfer Agreement, the German Share Pledge Agreement, the German Corporate Guarantee, the Irish Security Documents and each other agreement or writing pursuant to which any Loan Party pledges or grants a security interest in any Property or assets securing the Obligations.
“Senior Notes” the $400,000,000 in aggregate principal amount of the Administrative Borrower’s Senior Notes due 2029 issued pursuant to the Senior Notes Indenture on September 29, 2021.
“Senior Notes Indenture” – the Indenture, dated as of September 29, 2021, among, inter alios, the Administrative Borrower, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.
“SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.
“SOFR Rate Loan” means a Loan that bears interest at a rate determined by reference to, Term SOFR (other than pursuant to clause (c) of the definition of U.S. Base Rate).
“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances, preferences or transactions at undervalue. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“SONIA” means a rate equal to the Sterling Overnight Index Average for such RFR Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Acquisition” means the proposed acquisition by the Administrative Borrower (directly or through a Subsidiary) of all of the Equity Interests of a company previously identified to the Agent.~~”~~
“Specified Term Loan Credit Agreement” means that certain Term Loan Credit Agreement dated as of the Amendment No. 4 Effective Date, among the Administrative Borrower, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, in its capacity as administrative agent thereunder.
“Specified Term Loan Documents” means the “Loan Documents” under and as defined in the Specified Term Loan Credit Agreement, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.
“Specified Term Loan Indebtedness” means Indebtedness in an original aggregate principal amount of $600,000,000 incurred pursuant to that certain Specified Term Loan Credit Agreement.
“Specified Transaction” means, any Investment, prepayment of Indebtedness, Restricted Payment (or declaration of any prepayment or Restricted Payment) or any designation or re-designation of an “Unrestricted Subsidiary~~.~~”.
“Spot Rate” means for a Currency, on any relevant date of determination, the rate determined by Agent as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office on the date of such determination (it being understood that such determination is typically made at approximately 1:30 p.m. London time, but the determination time may be adjusted from time to time, based on current system configurations); provided that Agent may obtain such spot rate from another financial institution designated by Agent if it does not have as of the date of determination a spot buying rate for any such currency.
“Standard Letter of Credit Practice” means, for Issuing Bank or any Canadian Underlying Issuer, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank or Canadian Underlying Issuer issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Sterling” or “£” means British Pounds Sterling or any successor currency in the United Kingdom.
“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified or stated otherwise, (a) references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Administrative Borrower and (b) with respect to the Administrative Borrower or any of its direct or indirect subsidiaries, references to “Subsidiary” will not include any Unrestricted Subsidiary; provided, however, that for purposes of all representations and warranties, negative covenants, affirmative covenants and event of default provisions solely with respect to matters related to Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws, references to “Subsidiary” will include all Unrestricted Subsidiaries.
“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66 2/3% of the aggregate Revolving Loan Exposure of all Revolving Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).
“Supported QFC” has the meaning specified therefor in Section 17.17 of this Agreement.
“Supporting Obligations” has the meaning assigned thereto in the UCC.
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swing Lender” means a Canadian Swing Lender or U.S. Swing Lender.
“Swing Loan” means a Canadian Swing Loan or U.S. Swing Loan.
“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.
“Taxes” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.
“Term B Facility” means Indebtedness in the form of term loans (x) with an initial maturity date of not earlier than 5 years from the date of incurrence thereof, (y) subject to principal amortization at a rate not more than 1.00% per annum and (z) subject to customary mandatory prepayments consistent with other term “b” loans, limited to prepayments with asset sale proceeds, excess cash flow, proceeds of non-permitted indebtedness and proceeds of casualty and condemnation events. Notwithstanding anything to the contrary herein, the Specified Term Loan Indebtedness shall not constitute a Term B Facility for purposes of this Agreement or any other Loan Document.
“Termination Event” means the occurrence of any of the following ~~which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Loan Parties in an aggregate amount in excess of $20,000,000~~: (a) a “Reportable Event” described in Section 4043 of ERISA, or (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Loan Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding RFR Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA determined as provided above shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.
~~“Term CORRA Adjustment” means, with respect to any Term CORRA Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:~~

~~Interest Period~~	~~Percentage~~
~~One month~~	~~0.29547%~~
~~Three months~~	~~0.32138%~~

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of the ~~Administrative~~ Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the ~~Administrative~~ Agent in its reasonable discretion).
“Term CORRA Loan” means a Loan that bears interest at a rate based on ~~Adjusted~~ Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Rate Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Base Rate SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“TTC Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 28, 2024, by and between Acterna LLC and TTC International Holdings, LLC.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.
“UK Borrower” has the meaning specified therefor in the preamble to this Agreement.
“UK Debenture” means the English law security agreement entered into by each UK Loan Party in favor of the Agent as UK Security Agent (in its capacity as security trustee for the Lender Group) dated on or around the date of this Agreement.
“UK Defined Benefit Pension Plan” means the Wandel & Goltermann Retirement Benefits Scheme.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Letter of Credit Sublimit” means an amount equal to $5,000,000.
“UK Loan Party” means each Loan Party organized under the laws of England and Wales.
“UK Person” means a person organized or existing under the laws of England and Wales, Scotland or Northern Ireland.
“UK Security Agent” means Wells Fargo Bank, National Association, acting through its London Branch.
“UK Security Documents” means the UK Debenture and the UK Share Charge and any other English-law governed security documents entered into by any Loan Party and the UK Security Agent from time to time.
“UK Share Charge” means the English law share charge ~~entered into by~~by Acterna LLC (as successor-in-interest to TTC International Holdings LLC pursuant to the TTC Merger Agreement) in favour of the UK Security Agent dated on or around the date of this Agreement.
“UK Sublimit” means an amount equal to $60,000,000.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK Tax Borrower” means (i) the UK Borrower and (ii) any Borrower payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (other than the incurrence of any Revolving Loans), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.
“United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.
“United States” or “U.S.” means the United States of America.
“United States Person” means, for purposes of Section 4.26 and Section 6.14 hereof, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“Unrestricted Subsidiary” means (a) any Subsidiary of any Borrower designated by the Administrative Borrower as an Unrestricted Subsidiary pursuant to Section 5.17 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.
“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.
“U.S. Base Rate” means the greatest of (a) the Floor, (b) the Federal Funds Rate plus ½%, (c) Term SOFR for a one-month tenor as in effect on such day, plus 1% (1 percentage point) (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable, unascertainable or illegal), and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate. Any change in the U.S. Base Rate due to a change in the foregoing rate shall be effective as of the opening of business on the effective day of such change.
“U.S. Base Rate Margin” has the meaning specified therefor in the definition of Applicable Margin.
“U.S. Borrower” and “U.S. Borrowers” have the respective meanings specified therefor in the preamble to this Agreement.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Loan Party” means the U.S. Borrowers and any Domestic Subsidiary that is a Guarantor.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.17 of this Agreement.
“U.S. Swing Lender” means Wells Fargo or any other Lender that, at the request of the Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the U.S. Swing Lender under Section 2.3(b) of this Agreement.
“U.S. Swing Loan” has the meaning specified therefor in Section 2.3(b) of this Agreement.
“VAT” means any value added tax, goods and services tax and any other tax of a similar nature wherever imposed.
“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than a Borrower and/or one or more of its Wholly-Owned Subsidiaries).
“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any

Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean the Loan Parties and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and the financial covenant contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof~~, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit.~~.
1.3Code; PPSA. Any terms used in this Agreement that are defined (a) in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern, and (b) the PPSA shall be construed and defined as set forth in the PPSA to the extent applicable to Collateral subject to the PPSA. Notwithstanding the foregoing, and where the context so requires, (i) any term defined in this Agreement by reference to the “Code” or the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA of each applicable province or territory of Canada, the Civil Code of Québec, the Securities Transfer Act, 2006 (Ontario), the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights in the Collateral, (ii) all references in this Agreement to “Article 8” shall be deemed to refer also to applicable Canadian securities transfer laws (including the Act respecting the transfer of securities and the establishment of security entitlements (Québec) and the securities transfer legislation of each applicable province or territory of Canada), and (iii) all references in this Agreement to a financing statement, financing change statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws.
1.4Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
1.5Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.
1.6Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7Limited Condition Acquisitions. In the event that the Administrative Borrower notifies the Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that any Borrower wishes to test the conditions to such Acquisition and any Indebtedness (other than Revolving Loans) that is to be used to finance such Acquisition in accordance with this Section 1.7, then, so long as agreed to by the lenders providing such Indebtedness, the following provisions shall apply:
(a)any condition to such Limited Condition Acquisition or such Indebtedness that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreement governing such Limited Condition Acquisition or, in the case of an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies (or similar law or practice in other jurisdictions), the date on which a “Rule 2.7 announcement” is made of a firm intention to make an offer (or similar announcement in another jurisdiction subject to laws similar to the United Kingdom City Code on Takeovers and Mergers) (the “LCA Test Date”) and (ii) no Event of Default under any of Section 8.1, 8.4 or 8.5 shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);
(b)any condition to such Limited Condition Acquisition or such Indebtedness that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Acquisition or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCA Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Acquisition, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that such Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Acquisition as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar “funds certain” financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects);
(c)any financial ratio test or condition to be tested in connection with such Limited Condition Acquisition and the availability of such Indebtedness will be tested as of the LCA Test Date, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis where applicable and assuming that all commitments with respect to such Indebtedness are fully funded, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and (ii) if any of such ratios are exceeded or conditions are not met following the LCA Test Date, but prior to the closing of such Limited Condition Acquisition, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrowers or the Person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken;
(d)except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated; provided that any calculation of any such ratio or basket under Section 6.6 and Section 6.7 shall be calculated (i) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition

Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Borrowers are in compliance with the financial covenant set forth in Section 7 shall, in each case be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested. Notwithstanding the foregoing, the provisions in this Section 1.7 shall not apply to the testing of satisfaction of the Payment Conditions, the calculation of any Excess Availability test, the testing of satisfaction of the Availability Conditions or the testing of conditions under Section 3.2.
1.8Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.9Rates. The interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any rates in the definition of any Benchmark, including the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any then-current Benchmark or any Benchmark Replacement) as it may or may not be adjusted pursuant to Section 2.12(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers. Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Each determination of any Benchmark (or any Benchmark Replacement) shall be made by Agent and shall be conclusive in the absence of manifest error.
1.10Exchange Rates; Currency Equivalents.

(a)Agent shall determine the Dollar Equivalent amounts of Loans or Letters of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
(b)Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of an Eurocurrency Rate Loan or a RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by Agent.
(c)All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. Except as otherwise expressly provided herein, the applicable amount of any Currency for purposes of the Loan Documents (including for purposes of financial statements and all calculations in connection with the covenants, including the financial covenant) shall be the Dollar Equivalent thereof as so determined by Agent For purposes of determining compliance with Section 6 with respect to the amount of any Indebtedness, Investment, Lien, disposition of assets, or Restricted Payment or determining compliance with Section 8 with respect to the amount of judgments, the size of agreements and the value of Collateral, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the times such Indebtedness, Investment, or Lien is incurred or disposition of assets or Restricted Payment is made. The Administrative Borrower shall report value and other Borrowing Base components to the Agent in Dollars, which shall be converted at the monthly accounting rate used by the Administrative Borrower (which rate shall be established by the Administrative Borrower in accordance with its historical practice in a manner approved by the Agent). Such conversion shall be subject to the Agent’s review and confirmation or adjustment including to reflect revaluation of Borrowing Base components at the Agent’s Spot Rate of Exchange if the Agent believes that there has been a material alteration in the exchange rate between the underlying currency of a Borrowing Base asset using the Administrative Borrower’s rate in accordance with the preceding sentence and the then current Dollar Equivalent thereof.
1.11Change of Currency.
(a)The obligation of Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.12Foreign Collateral. Notwithstanding any provision hereof or of any other Loan Document, (i) none of the German Loan Parties shall directly or indirectly Guarantee any Global Obligation or be liable to pay or otherwise be liable, in whole or in part, directly or indirectly, for any Global Obligation, and (ii) no German Collateral granted by the German Loan Parties as security for all or any part of the German Obligations, or any other credit enhancement provided by a ~~non-U.S. obligor~~German Loan Party hereunder or under any Loan Document, shall directly or indirectly secure any Global Obligation. Notwithstanding any provision hereof or any other Loan Document, in the event that the Borrowers are required to pay any amounts under this Agreement or the other Loan Documents that are fees, costs or expenses that are not in the nature of interest or principal, if such amounts cannot be directly charged to either the applicable Global Borrowers or the German Borrower as specifically related to either the Global Obligations or the German Obligations, as applicable, then such amounts shall be paid by each of the Global Borrowers and the German Borrower pro rata based upon the total amount of the Obligations attributable to such Borrower outstanding at such time. Notwithstanding anything herein or in any other Loan Document to the contrary, any payment made by any German Loan Party with respect to the Obligations shall be made and treated solely as a payment with respect to the German Obligations.
1.13Reclassification. For purposes of determining compliance with any of the covenants set forth in Section 6, if, at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Section 6, the Administrative Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the ~~Revolving~~Revolver Commitments), Investment, Indebtedness (other than Indebtedness consisting of Revolving Loans and ~~Revolving~~Revolver Commitments), Asset Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted, in its sole discretion, to make any re-determination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness, Asset Disposition, Restricted Payment, prepayment of Indebtedness or Affiliate transaction is permitted from time to time as it may determine and without notice to the Agent or any Lender~~; provided that, in the case of any reclassification, the Administrative Borrower shall provide a certificate by a Responsible Officer with the calculation of any such reclassification~~. Notwithstanding the foregoing, this Section 1.13 shall not apply to any transaction requiring the satisfaction of Payment Conditions.
1.14Quebec Interpretation. For all purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” shall include “immovable property”, (iii) “tangible property” shall include “corporeal property”, (iv) “intangible property” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (vi) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (vii) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (viii) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (ix) an “agent” shall include a “mandatary”, (x) “construction liens” or “materialmen’s, repairman’s, construction contractors’, mechanics’ and other like Liens” shall include “legal hypothecs”, (xi) “joint and several” shall include “solidary”, (xii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiii) “beneficial ownership” shall include

“ownership on behalf of another as mandatary”, (xiv) “easement” shall include “servitude”, (xv) “priority” shall include “prior claim”, (xvi) “survey” shall include “certificate of location and plan”, (xvii) “accounts” shall include “claims” and “monetary claims”, (xviii) “fee simple title” shall include “absolute ownership”, (xix) “leasehold interest” shall include “a valid lease”, and (xx) any reference to a financing statement, financing change statement, continuation statement, amendment or termination statement or like document shall include the equivalent filing under the Civil Code of Québec.
1.15Irish Terms.
(a)Irish Guarantee Limitations: Notwithstanding anything to the contrary contained in this Agreement, the guarantees, obligations, liabilities and undertakings under this Agreement of any Irish Loan Party shall be deemed not to be undertaken or incurred to the extent that the same would:
(i)constitute unlawful financial assistance prohibited by Section 82 of     the Irish Companies Act; or
(ii)constitute a breach of Section 239 of the Irish Companies Act.
(b)For the avoidance of any doubt, to the extent that such guarantees, obligations, liabilities and undertakings have been validated by a summary approval procedure in accordance with the Irish Companies Act, they shall neither constitute unlawful financial assistance under Section 82 nor a breach of Section 239 of the Irish Companies Act.
(c)“Dissolution” of a Loan Party incorporated in Ireland includes such entity being struck off the Register of Companies in Ireland.
(d)“Enforcing” (or any derivation) a Lien includes the appointment of an administrator, examiner, receiver or process adviser (or any analogous officer in any jurisdiction) to or in respect of a Loan Party incorporated in Ireland, any assets of a Loan Party incorporated in Ireland, the shares in a Loan Party incorporated in Ireland or any assets secured under any Security Document governed by the laws of Ireland by the Agent.
(e)A “process adviser” means a person appointed or acting as a process adviser within the meaning of section 558A(1) of the Irish Companies Act.
(f)A “rescue process” means the rescue process for small and micro companies contemplated by Part 10A of the Irish Companies Act.
2.LOANS AND TERMS OF PAYMENT.
2.1Revolving Loans.
(a)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Global Revolving Loans”) in Dollars or in one or more Alternative Currencies to the Global Borrowers in an amount at any one time outstanding that will not result in the Availability Conditions not being met.
(b)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“German Revolving Loans”) in Euros or Dollars to the German Borrower in an amount at any one time outstanding that will not result in the Availability Conditions not being met.

(c)Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Latest Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
(d)Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against the Borrowing Base or the Maximum Revolver Amount. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts, Eligible Inventory and Eligible Real Property shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria. Upon establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.
2.2[Reserved].
2.3Borrowing Procedures and Settlements.
(a)Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent’s electronic platform or portal) and received by Agent no later than 11:00 a.m. (and in the case of any Borrowings in an Alternative Currency, London time) (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one (1) Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, (iii) on the RFR Business Day that is three (3) RFR Business Days prior to the requested Funding Date in the case of a request for a SOFR Rate Loan, (iv) on the RFR Business Day that is five (5) RFR Business Days prior to the requested Funding Date in the case of a request for an RFR Loan (other than a SOFR Rate Loan), and (v) on the Eurocurrency Banking Day that is at least three (3) Eurocurrency Banking Days before the requested Funding Date in the case of request for a Eurocurrency Rate Loan, in each case, specifying (A) the amount of such Borrowing, (B) the Currency in which such Borrowing is to be made, (C) with respect to any Eurocurrency Rate Loan or SOFR Rate Loan, the Interest Period therefore and (D) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on such RFR Business Day or Eurocurrency Banking Day, as applicable. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan. If Borrowers fail to specify the Currency of a Loan in a request, then the applicable Loans shall be made in Dollars. If Borrowers fail to specify a type of Loan to be denominated in Dollars or Canadian Dollars in a request, then the applicable Loans shall be made as Base Rate Loans. If Borrowers request a borrowing of Eurocurrency Rate Loans or SOFR Rate Loans in any such request, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)Making of Swing Loans. In the case of a Global Revolving Loan denominated in Dollars or Canadian Dollars and so long as any of (i) the aggregate Dollar Equivalent amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the Dollar Equivalent amount of the requested Swing Loan (A) does not result in the aggregate outstanding principal amount of Swing Loans exceeding $~~30,000,000~~20,000,000 and (B) does not result in the failure to satisfy the Availability Conditions, or (ii) each Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, (A) the U.S. Swing Lender may make a Global Revolving Loan (any such Revolving Loan made by the U.S. Swing Lender pursuant to this Section 2.3(b) being referred to as a “U.S. Swing Loan” and all such Revolving Loans being referred to as “U.S. Swing Loans”) available to Global Borrowers on the Funding Date applicable thereto by transferring immediately available funds in Dollars in the amount of such Borrowing to the applicable Designated Account and (B) the Canadian Swing Lender may make a Global Revolving Loan (any such Revolving Loan made by the Canadian Swing Lender pursuant to this Section 2.3(b) being referred to as a “Canadian Swing Loan” and all such Revolving Loans being referred to as “Canadian Swing Loans”) available to Global Borrowers on the Funding Date applicable thereto by transferring immediately available funds in Canadian Dollars in the amount of such Borrowing to the applicable Designated Account; provided, that the sum of the Dollar Equivalent of the aggregate outstanding principal amount of the Canadian Swing Loans shall not exceed the Canadian Swing Loan Sublimit. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to the applicable Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), no Swing Lender shall make nor shall be obligated to make any Swing Loan if such Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. No Swing Lender shall otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Global Revolving Loans and Global Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.
(c)Making of Revolving Loans.
(i)In the event that a Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or RFR Business Day, as applicable that is (A) in the case of a Base Rate Loan, at least one (1) Business Day prior to the requested Funding Date, (B) in the case of a request for a SOFR Rate Loan, prior to 11:00 a.m. at least three (3) RFR Business Days prior to the requested Funding Date, (C) in the case of a request for a RFR Loan (other than a SOFR Rate Loan), prior to 11:00 a.m. at least five (5) RFR Business Days prior to the requested Funding Date, or (D) in the case of request for a Eurocurrency Rate Loan, prior to 11:00 a.m. at least three (3) Eurocurrency Banking Days prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable Currency, to the applicable Agent’s Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date. Each Lender may at its option make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not (i) limit or expand the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of this Agreement or cause the Borrowers to pay increased additional amounts pursuant to Section 2.12(d) at the time of such exercise or (ii) excuse or relieve any Lender from its Commitment to make any such Loan to the extent not so made by such branch or Affiliate. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds in the applicable Currency equal to such proceeds received by Agent to the applicable Designated Account; provided, that subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
(ii)Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds in the applicable Currency on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds in the applicable Currency and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable Currency, to the applicable Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds in the applicable Currency as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
(d)Protective Advances and Optional Overadvances.
(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, (I) to make Global Revolving Loans in Dollars or any Alternative Currency to, or for the benefit of, Global Borrowers, on behalf of the Global Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Global Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Global Obligations (other than the Global Bank Product Obligations) (the Global Revolving Loans described in this

Section 2.3(d)(i)(I) shall be referred to as “Global Protective Advances”) and (II) to make German Revolving Loans in Euros or Dollars to, or for the benefit of, the German Borrower, on behalf of the German Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the German Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the German Obligations (other than the German Bank Product Obligations) (the German Revolving Loans described in this Section 2.3(d)(i)(II) shall be referred to as “German Protective Advances”). In any event (x) if any Protective Advance of any applicable Facility remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, Borrowers of the applicable Facility shall immediately repay such Protective Advance, and (y) after the date all such Protective Advances have been repaid, there must be at least five consecutive days before additional Protective Advances are made pursuant to this Section 2.3(d)(i). Notwithstanding the foregoing, (x) the aggregate amount of all Global Protective Advances outstanding at any one time shall not exceed, together with all Global Overadvances outstanding at any time, 10% of the Global Borrowing Base and (y) the aggregate amount of all German Protective Advances outstanding at any one time shall not exceed, together with all German Overadvances outstanding at any time, 10% of the German Borrowing Base. Agent’s and Swing Lenders’ authorization to make Protective Advances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof.
(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent or the Swing Lenders, as applicable, and either Agent or the Swing Lenders, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to any such Global Revolving Loans, the outstanding Revolver Usage in respect of the Global Revolving Facility does not exceed the Global Borrowing Base by more than 10% of the Global Borrowing Base and (B) after giving effect to any such German Revolving Loans, the outstanding Revolver Usage in respect of the German Revolving Facility does not exceed the German Borrowing Base by more than 10% of the German Borrowing Base, and (B) subject to Section 2.3(d)(iv) below, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the applicable Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the applicable Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event (x) if any Overadvance not otherwise made or permitted pursuant to this Section 2.3(d) remains outstanding for more than 30 days, unless otherwise agreed to by the Required Lenders, applicable Borrowers shall immediately repay the applicable Revolving Loans in an amount sufficient to eliminate all such applicable Overadvances not otherwise made or permitted to this Section 2.3(d), and (y) after the date all such Overadvances have been eliminated, there must be at least five consecutive days before additional Revolving Loans are made pursuant to this Section 2.3(d)(ii). The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(i). Agent’s and Swing Lenders’ authorization to make intentional Overadvances may be revoked at any time by the Required Lenders delivering written notice of such revocation to Agent. Any such revocation shall become effective prospectively upon Agent’s receipt thereof.
(iii)Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder; provided that any outstanding Extraordinary Advances denominated in an Alternative Currency (other than Canadian Dollars) shall be automatically and immediately converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency). Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lenders, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(iv)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause clauses (a) or (e) of the Availability Conditions not to be satisfied; provided that Agent may make Extraordinary Advances in excess of the foregoing limitations so long as such Extraordinary Advances that cause clauses (a) or (e) of the Availability Conditions not to be satisfied are for Agent’s sole and separate account and not for the account of any Lender. No Lender shall have an obligation to settle with Agent for such Extraordinary Advances that cause clauses (a) or (e) of the Availability Conditions not to be satisfied as provided in Section 2.3(e) (or Section 2.3(g), as applicable).
(e)Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lenders, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Swing Loans and Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lenders, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to any Loan Party’s or any of its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (and in the case of any Settlements in an Alternative Currency (other than Canadian Dollars), London time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Swing Loans and Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a

Settlement Date, then Agent shall, by no later than 12:00 p.m. (and in the case of any Settlements in an Alternative Currency, London time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds in the applicable Currency to the applicable Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing the applicable Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
(ii)In determining whether a Lender’s balance of the Revolving Loans (including Swing Loans and Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.
(iii)Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lenders, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lenders any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lenders’ Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of the Loan Parties or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lenders’ Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lenders shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lenders with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lenders, Agent or the Lenders, as applicable.
(iv)Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).
(f)Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans and the applicable Currency, owing to each Lender, including the Swing Loans owing to Swing Lenders, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(g)Defaulting Lenders.
(i)Notwithstanding the provisions of Section 2.4(b)(iii) or (iv), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Swing Lenders to the extent of any Swing Loans that were made by Swing Lenders and that were required to be, but were not, paid by the Defaulting Lender, (C) third, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (D) fourth, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (E) fifth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (F) sixth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.4(b)(iii) or (iv), as applicable. Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle

Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.
(ii)If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:
(A)such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;
(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;
(C)if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
(D)to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
(E)to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
(F)so long as any Lender is a Defaulting Lender, the Swing Lenders shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii), or (y) the Swing Lenders or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lenders or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lenders’ or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and
(G)Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(h)Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.4Payments; Reductions of Commitments; Prepayments.
(a)Payments by Borrowers.
(i)Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the applicable Agent’s Account for the account of the Lender Group and shall be made in immediately available funds in Dollars; provided, that all principal and interest payments made on account of Revolving Loans or Letters of Credit denominated in an Alternative Currency shall instead be made in such Alternative Currency, no later than 1:30 p.m. (and in the case of any payments in an Alternative Currency (other than Canadian Dollars), London time) on the date specified herein; provided that, for the avoidance of doubt, any payments deposited into a Controlled Account shall be deemed not to be received by Agent on any Business Day unless immediately available funds have been credited to the applicable Agent’s Account prior to 1:30 p.m. (and in the case of any payments in an Alternative Currency, London time) on such Business Day. Any payment received by Agent in immediately available funds in any Agent’s Account later than 1:30 p.m. (and in the case of any payments in an Alternative Currency, London time) shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(b)Apportionment and Application.
(i)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.
(ii)Subject to Section 2.4(b)(vi) and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
(iii)~~At~~Subject to the Initial Intercreditor Agreement, at any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent (other than proceeds of German Collateral or on account of or received from the German Loan Parties) and all proceeds of Global Collateral received by or remitted to Agent in respect thereof shall be applied to the Global Revolving Facility as follows:
(A)first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by Agent pursuant to the terms of Section 2.3(d)(iv), until paid in full,
(B)second, to pay any fees or premiums then due to Agent under the Loan Documents, until paid in full,
(C)third, to pay interest due in respect of all Global Protective Advances, until paid in full, ~~until paid in full,~~
(D)fourth, to pay the principal of all Global Protective Advances,
(E)fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Global Revolving Lenders under the Loan Documents, until paid in full,
(F)sixth, ratably, to pay any fees or premiums then due to any of the Global Revolving Lenders under the Loan Documents, until paid in full,

(G)seventh, to pay interest accrued in respect of the Swing Loans, until paid in full,
(H)eighth, to pay the principal of all Swing Loans, until paid in full,
(I)ninth, ratably, to pay interest accrued in respect of the Global Revolving Loans (other than Global Protective Advances and Swing Loans), until paid in full,
(J)tenth, ratably
i.ratably, to pay the principal of all Global Revolving Loans (other than Global Protective Advances and Swing Loans), until paid in full,
ii.to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Global Revolving Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement under the Global Revolving Facility), as cash collateral in the applicable Currency in which such Global Letters of Credit were issued in an amount up to (i) 105% of the Global Letter of Credit Usage with respect to Global Letters of Credit denominated in Dollars, plus (ii) 110% of the applicable Global Letter of Credit Usage with respect to Global Letters of Credit denominated in an Alternative Currency, to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement under the Global Revolving Facility as and when such disbursement occurs and, if a Global Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Global Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof,
iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (y) the Bank Product Providers based upon amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of Global Bank Product Obligations (but not in excess of the Bank Product Reserve established for the Global Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Global Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Global Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Global Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),
(K)eleventh, to pay (x) any other Global Obligations other than Global Obligations owed to Defaulting Lenders and (y) any German Obligations other than German Obligations owed to Defaulting Lenders,
(L)twelfth, ratably to pay any Global Obligations owed to Defaulting Lenders; and

(M)thirteenth, to Global Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
(iv)At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent on account of or received from the German Loan Parties and all proceeds of German Collateral or (solely after giving effect to any payments required under Section 2.4(b)(iii)) Global Collateral received by Agent shall be applied to the German Revolving Facility as follows:
(A)first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by or remitted to Agent in respect thereof pursuant to the terms of Section 2.3(d)(iv), until paid in full,
(B)second, to pay any fees or premiums then due to Agent under the Loan Documents, until paid in full,
(C)third, to pay interest due in respect of all German Protective Advances, until paid in full, ~~until paid in full,~~
(D)fourth, to pay the principal of all German Protective Advances,
(E)fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the German Revolving Lenders under the Loan Documents, until paid in full,
(F)sixth, ratably, to pay any fees or premiums then due to any of the German Revolving Lenders under the Loan Documents, until paid in full,
(G)seventh, ratably, to pay interest accrued in respect of the German Revolving Loans (other than German Protective Advances), until paid in full,
(H)eighth, ratably
i.ratably, to pay the principal of all German Revolving Loans (other than German Protective Advances), until paid in full,
ii.to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the German Revolving Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement under the German Revolving Facility), as cash collateral in the applicable Currency in which such German Letters of Credit were issued in an amount up to (i) 105% of the German Letter of Credit Usage with respect to German Letters of Credit denominated in Dollars, plus (ii) 110% of the applicable German Letter of Credit Usage with respect to German Letters of Credit denominated in an Alternative Currency, to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement under the German Revolving Facility as and when such disbursement occurs and, if a German Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such German Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof,

iii.ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, which amount was established prior to the occurrence of, and not in contemplation of, the subject Application Event, to (y) the Bank Product Providers based upon amounts then certified by each applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Provider on account of German Bank Product Obligations (but not in excess of the Bank Product Reserve established for the German Bank Product Obligations of such Bank Product Provider), and (z) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to German Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such German Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such German Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
(I)ninth, to pay any other German Obligations other than German Obligations owed to Defaulting Lenders,
(J)tenth, ratably to pay any German Obligations owed to Defaulting Lenders; and
(K)eleventh, to German Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
(v)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).
(vi)In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(vii)For purposes of Section 2.4(b)(iii) and (iv), “paid in full” of a type of Obligation means payment in cash or immediately available funds, in each case, in the applicable Currency in which such Obligation was incurred, of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(viii)Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.
(ix)In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
(c)Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Latest Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. Borrowers may reduce the Revolver Commitments of any Facility, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage in respect of such Facility as of such date, plus (B) the principal amount of all Revolving Loans in respect of such Facility not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit in respect of such Facility not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments of such Facility are being reduced to zero and the amount of the Revolver Commitments of such Facility in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than five Business Days prior written notice to Agent, and if made for all of the Revolver Commitments may be conditional. The Revolver Commitments, once reduced, may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Latest Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors.
(d)Optional Prepayments.
Revolving Loans. Borrowers may prepay the principal of any Revolving Loan in respect of any Facility at any time in whole or in part, without premium or penalty (other than Funding Losses pursuant to Section 2.12(b)(ii)).
(e)Mandatory Prepayments.
(i)Borrowing Base. If, at any time, the Availability Conditions are not satisfied, then Borrowers shall promptly, but in any event, within one Business Day, prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount sufficient to comply with the Availability Conditions.
(f)Application of Payments.
(i)Each prepayment pursuant to Section 2.4(e)(i) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Revolving Loans in respect of the applicable Facility subject to such mandatory prepayment until paid in full, and second, to cash collateralize the Letters of Credit in respect of the applicable Facility subject to such mandatory prepayment in the applicable Currency in which such Letters of Credit were issued in an amount equal to (i) 105% of the Letter of Credit Usage with respect to Letters of Credit denominated in Dollars, plus (ii) 110% of the applicable Letter of Credit Usage with respect to Letters of Credit denominated in an Alternative Currency, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii) and (iv).
2.5Promise to Pay; Promissory Notes.

(a)Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Latest Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.
(b)Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
2.6Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
(a)Interest Rates. Except as provided in Section 2.6(c) and subject to the provisions of Section 2.12 hereof, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:
(i)if the relevant Obligation is denominated in Dollars, at a per annum rate equal to (A) if Borrower has selected Term SOFR with respect to such Obligation pursuant to the terms hereof, Term SOFR plus the Revolving Loan SOFR Rate Margin, or (B) otherwise, the U.S. Base Rate plus the U.S. Base Rate Margin,
(ii)if the relevant Obligation is denominated in Sterling, at a per annum rate equal to Daily Simple RFR plus the Revolving Loan SONIA Rate Margin,
(iii)if the relevant Obligation is a Eurocurrency Rate Loan denominated in Euros, at a per annum rate equal to the EURIBOR Rate plus the Revolving Loan Eurocurrency Rate Margin,
(iv)if the relevant Obligation is a Eurocurrency Rate Loan denominated in Canadian Dollars, at a per annum rate equal to (A) if the Borrower has selected Term CORRA with respect to such Obligation pursuant to the terms hereof, ~~the Adjusted~~ Term CORRA ~~Rate~~ plus the Revolving Loan Term CORRA Reference Rate Margin or (B) otherwise, the Canadian Base Rate plus the Canadian Base Rate Margin,
(v)otherwise, at a per annum rate equal to the Base Rate (provided that any outstanding Obligation that is denominated in an Alternative Currency (other than Canadian Dollars) shall, for purposes of this Section, be deemed to be denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall bear interest at the Base Rate) plus the applicable Base Rate Margin.
(b)Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the Applicable Margin for the applicable Eurocurrency Rate or RFR times the average amount of the Dollar Equivalent of the Letter of Credit Usage during the immediately preceding calendar quarter (or if an Event of Default has occurred, month) (or portion thereof).
(c)Default Rate. If all or a portion of (i) the principal amount of any Loan, or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall (i) automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5, and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5), upon the direction of Agent or the Required Lenders bear interest at a rate per annum that is (A) in the case of overdue principal of any Loan, the rate that would otherwise be applicable thereto plus two percentage points per annum, (B) in the case of any other overdue amount, including overdue interest, but excluding overdue Letter of Credit Fees, to the extent permitted by applicable law, the highest rate described in Section 2.6(a) plus two percentage points per annum, and (C) in the case of overdue Letter of Credit Fees, the rate described in Section 2.6(b) plus two percentage points per annum, in each case, from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment). Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief under the Bankruptcy Code or in any other Insolvency Proceeding.
(d)Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each calendar quarter; provided, that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first Business Day of each calendar quarter; provided, that if an Event of Default has occurred and is continuing, such Letter of Credit Fees shall be due and payable, in arrears, on the first Business Day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, and (y) otherwise, the earlier of (A) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each calendar quarter (or, if an Event of Default has occurred and is continuing, on the first day of each month), all interest accrued during the prior calendar quarter (or if an Event of Default has occurred and is continuing, month) on the Revolving Loans hereunder, (B) on the first Business Day of each calendar quarter (or, if an Event of Default has occurred and is continuing, on the first Business Day of each month), all Letter of Credit Fees accrued or chargeable hereunder during the prior calendar quarter (or, if an Event of Default has occurred and is continuing, during the prior month), (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each calendar quarter (or, if an Event of Default has occurred and is continuing, during the prior month), the Unused Line Fee accrued during the prior calendar quarter (or if an Event of Default has occurred and is continuing, month) pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are (x) with respect to any such payments made in Dollars or Canadian Dollars, Base Rate Loans (unless and until converted into Term CORRA Loans or SOFR Rate Loans in accordance with the terms of this Agreement) or (y) with respect to any such payments made in a Currency other than Dollars or Canadian Dollars, Eurocurrency Rate Loans or Daily Simple RFR Loans, as applicable, denominated in such Currency.
(e)Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year other than for Canadian Base Rate Loans which shall be calculated on the basis of 365 day year, as applicable, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. Interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans.
(f)Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(g)Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder only, (i) whenever any interest or fee payable by any Loan Party is calculated using a rate based on a year of 360 or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
(h)Criminal Code. Without limitation to Section 2.6(f), if any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest or other amount payable to the Agent or any Lender under this Agreement or any other Loan Document in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Agent or any Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Agent or any Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Agent or any Lender under this Section 11, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Agent or any Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Agent or any Lender shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the Canadian Borrower shall be entitled, by notice in writing to the Agent or the applicable Lender, to obtain reimbursement from such party in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Agent or applicable Lender to the Canadian Borrower. Any amount or rate of interest referred to in this Section 11 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable loan remains outstanding with the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall be included in the calculation of such effective rate and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purposes of such determination.
2.7Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the applicable Agent’s Account in the applicable Currency or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the applicable Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into the applicable Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8Designated Account. Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain each Designated Account with each Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the applicable Designated Account.
2.9Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lenders, or the Lenders to Borrowers or for Borrowers’ account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
2.10Fees.
(a)Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.
(b)Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in Dollars in an amount equal to ~~0.25%~~the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the ~~immediately preceding month (or portion thereof)~~period for which payment is made, which Unused Line Fee shall be due and payable, in arrears, on the first day of each calendar quarter; provided, that if an Event of Default has occurred and is continuing, such Unused Line Fee shall be due and payable, in arrears, on the first day of each month, prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(c)Field Examination and Other Fees. Subject to any limitations set forth in Section 5.7(c), Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of ~~$1,000~~Agent’s then-standard rate per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof, or to assess any Loan Party’s or its Subsidiaries’ business valuation.
2.11Letters of Credit.
(a)Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Latest Maturity Date, (x) Issuing Bank agrees to issue, or to cause Canadian Underlying Issuer (as Issuing Bank’s agent) to issue, a requested standby Global Letter of Credit or a sight commercial Global Letter of Credit for the account of any Subsidiary of the Borrowers (provided that the Global Borrowers hereby irrevocably agree to reimburse the applicable Issuing Bank for amounts drawn on any Letters of Credit issued for the account of any Subsidiary of the Borrowers on a joint and several basis with such Subsidiary and shall be a co-applicant for each such Letter of Credit issued for the account of a Subsidiary) in Dollars or one or more Alternative Currencies and (y) Issuing Bank agrees to issue a requested standby German Letter of Credit or a sight commercial German Letter of Credit for the account of the German Borrower in Euros or Dollars; provided that (x) no Letter of Credit shall be required to be issued to a specified beneficiary if Issuing Bank would be precluded by applicable law, regulation or Issuing Bank’s internal procedures from issuing a Letter of Credit to such beneficiary and (y) no Issuing Bank shall be required to issue a sight commercial Letter of Credit. If Issuing Bank, at its option, elects to cause a Canadian Underlying Issuer to issue a requested Letter of Credit, then Issuing Bank agrees that it will enter into arrangements relative to the reimbursement of such Canadian Underlying Issuer (which may include, among other means, by becoming an applicant with respect to such Letter of Credit or entering into undertakings or other arrangements that provide for reimbursement of such Canadian Underlying Issuer with respect to drawings under such Letter of Credit; each such obligation or undertaking, irrespective of whether in writing, a “Canadian Reimbursement Undertaking”) with respect to Letters of Credit issued by such Canadian Underlying Issuer. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue, or cause the issuance of, the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and

Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, (E) the applicable Currency in which such Letter of Credit is to be denominated, (F) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower or a Subsidiary of a Borrower) and (G) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank or Canadian Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank or Canadian Underlying Issuer generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive.
(b)Issuing Bank shall have no obligation to issue a Letter of Credit or to issue a Canadian Reimbursement Undertaking in respect of a Canadian Underlying Letter of Credit if any of the following would result after giving effect to the requested issuance:
(A)the Dollar Equivalent of the Letter of Credit Usage would exceed the Letter of Credit Sublimit~~,~~; or
(B)the Dollar Equivalent of the Letter of Credit Usage attributable to Letters of Credit issued by any Issuing Bank would exceed the amount set forth opposite such Issuing Bank’s name on Schedule C-2, or
(C)the Dollar Equivalent of the Letter of Credit Usage denominated in Sterling would exceed the UK Letter of Credit Sublimit~~, or~~; provided that an Issuing Bank, in its sole discretion, may, but shall have no obligation hereunder to, issue a Letter of Credit in excess thereof so long as the Dollar Equivalent of the Letter of Credit Usage after giving effect to such issuance does not exceed the Letter of Credit Sublimit, or
(D)the Dollar Equivalent of the Letter of Credit Usage denominated in Canadian Dollars would exceed the Canadian Letter of Credit Sublimit~~, or~~; provided that an Issuing Bank, in its sole discretion, may, but shall have no obligation hereunder to, issue a Letter of Credit or Canadian Reimbursement Undertaking in respect of a Canadian Underlying Letter of Credit in excess thereof so long as the Dollar Equivalent of the Letter of Credit Usage after giving effect to such issuance does not exceed the Letter of Credit Sublimit, or
(E)the Dollar Equivalent of the German Letter of Credit Usage would exceed the German Letter of Credit Sublimit~~, or~~; provided that an Issuing Bank, in its sole discretion, may, but shall have no obligation hereunder to, issue a Letter of Credit in excess thereof so long as the Dollar Equivalent of the Letter of Credit Usage after giving effect to such issuance does not exceed the Letter of Credit Sublimit, or
(F)the Availability Conditions are not satisfied.
(c)In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit or Canadian Reimbursement Undertaking of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit or Canadian Reimbursement Undertaking if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit or Canadian Reimbursement Undertaking, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance, or causing the issuance, of letters of credit generally or such Letter of Credit or Canadian Reimbursement Undertaking in particular, (B) the issuance of such Letter of Credit or Canadian Reimbursement Undertaking would violate one or more policies of Issuing Bank or Canadian Underlying Issuer applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit or Canadian Reimbursement Undertaking will not or may not be in Dollars or the applicable Alternative Currency.
(d)Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit or Canadian Reimbursement Undertaking. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit or Canadian Reimbursement Undertaking issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars or an Alternative Currency. If Issuing Bank makes a payment under a Letter of Credit or Canadian Reimbursement Undertaking, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) made in the Currency in which such Letter of Credit was issued to the applicable Borrower acting as applicant for such Letter of Credit and, initially, shall bear interest at (i) for Letters of Credit denominated in Dollars or Canadian Dollars, the Base Rate then applicable to Revolving Loans, (ii) for Letters of Credit denominated in Euros, the Eurocurrency Rate then applicable to Revolving Loans for a one (1) month period, and (iii) for Letters of Credit denominated in any other Alternative Currency (other than Canadian Dollars), the rate then applicable to Revolving Loans denominated in such Alternative Currency (other than Canadian Dollars). If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.
(e)Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit or Canadian Reimbursement Undertaking (or an amendment or extension of a Letter of Credit or Canadian Reimbursement Undertaking) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit or Canadian Reimbursement Undertaking issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit or Canadian Reimbursement Undertaking, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit or Canadian Reimbursement Undertaking. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent in the applicable Currency, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount in the applicable Currency equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.
(f)Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, Applicable Designees, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank and Canadian Underlying Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Canadian Reimbursement Undertaking, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
(g)The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s or Canadian Underlying Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit,

(ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder (provided that, for purposes of the foregoing, any such amount denominated in an Alternative Currency (other than Canadian Dollars) shall be deemed to be an amount denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall bear interest at the Base Rate). Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank or Canadian Underlying Issuer to effect a cure.
(h)Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank or Canadian Underlying Issuer, irrespective of any assistance Issuing Bank or Canadian Underlying Issuer may provide such as drafting or recommending text or by Issuing Bank’s or Canadian Underlying Issuer’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank or Canadian Underlying Issuer, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue, or cause the issuance of a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank or Canadian Underlying Issuer; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank, Canadian Underlying Issuer (if applicable) and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank or Canadian Underlying Issuer in connection therewith and shall promptly notify Issuing Bank or Canadian Underlying Issuer, as applicable (not later than three (3) Business Days following Borrowers’ receipt of documents from Issuing Bank or Canadian Underlying Issuer) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank or Canadian Underlying Issuer is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank or Canadian Underlying Issuer, as applicable, in its sole and absolute discretion, may give notice of non-extension of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank or Canadian Underlying Issuer, as applicable, at least 30 calendar days before Issuing Bank or Canadian Underlying Issuer, as applicable, is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.
(i)Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit or Canadian Reimbursement Undertaking.
(j)Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit or Canadian Reimbursement Undertaking with respect to such drawing shall not be impaired by:
(i)honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;
(iv)the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s or Canadian Underlying Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);
(v)acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank or Canadian Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;
(vi)any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;
(vii)any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank or Canadian Underlying Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank or Canadian Underlying Issuer if subsequently Issuing Bank or Canadian Underlying Issuer or any court or other finder of fact determines such presentation should have been honored;
(xii)dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)honor of a presentation that is subsequently determined by Issuing Bank or Canadian Underlying Issuer to have been made in violation of international, federal, state, provincial or local restrictions on the transaction of business with certain prohibited Persons.
(k)Borrowers shall pay immediately upon demand directly to Issuing Bank or Canadian Underlying Issuer as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee, which shall be imposed by Issuing Bank equal to 0.125% per annum times the average amount of the Dollar Equivalent of the Letter of Credit Usage during the immediately preceding calendar quarter (or if an Event of Default has occurred, month) (or portion thereof), plus (ii) the Dollar Equivalent of any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank or Canadian Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, extensions or cancellations). Borrowers shall also pay directly to Canadian Underlying Issuer all of its fees, commissions and charges in respect of Letters of Credit issued by such Canadian Underlying Issuer upon written demand.
(l)If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or
(ii)there shall be imposed on Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder, and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank, Canadian Underlying Issuer or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder (provided that, for purposes of the foregoing, any such amount denominated in an Alternative Currency (other than Canadian Dollars) shall be deemed to be an amount denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and shall bear interest at the U.S. Base Rate); provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(m)Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Latest Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Latest Maturity Date.
(n)If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage.~~.~~
(o)Unless otherwise expressly agreed by Issuing Bank (or Canadian Underlying Issuer, if applicable) and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(p)Issuing Bank and Canadian Underlying Issuer shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s or Canadian Underlying Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.
(q)In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
(r)The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit or Canadian Reimbursement Undertaking that remain outstanding.
(s)At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank or Canadian Underlying Issuer to enable Issuing Bank or Canadian Underlying Issuer to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.
2.12Eurocurrency Rate Option and RFR Option.
(a)Interest and Interest Payment Dates. Borrowers shall have the option, subject to Section 2.12(b) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to an applicable Eurocurrency Rate Loan or RFR Loan for such Currency, or upon continuation of a Eurocurrency Rate Loan or RFR Loan, as a Eurocurrency Rate Loan or RFR Loan, as applicable, for such Currency) at a rate of interest based upon the applicable Eurocurrency Rate or RFR, for such Currency (in the case of the Eurocurrency Rate, the “Eurocurrency Rate Option” and in the case of an RFR, the “RFR Option”). Interest on the Loans shall be payable on the Interest Payment Date therefor or, if earlier, (i) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof or (ii) the date on which this Agreement is terminated pursuant to the terms hereof.~~.~~  With respect to a Daily Simple RFR Loan, on the Interest Payment Date therefor, unless Borrowers have properly exercised the RFR Option with respect thereto, such Daily Simple RFR Loan shall automatically be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency). With respect to a Eurocurrency Rate Loan or a SOFR Rate Loan, on the last day of each applicable Interest Period, unless Borrowers have properly exercised the Eurocurrency Rate Option or RFR Option with respect thereto, the interest rate applicable to such Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder; provided that any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency (other than Canadian Dollars), shall be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) upon expiration of the applicable Interest Period.
(b)Eurocurrency Rate and RFR Election.
(i)Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrowers to exercise the Eurocurrency Rate Option or RFR Option during the continuance of such Event of Default, elect to exercise the Eurocurrency Rate Option or RFR Option by notifying Agent prior to 11:00 a.m. as follows: (A) with respect to an RFR Option electing a Daily Simple RFR at least five (5) RFR Business Days prior to the requested Funding Date or continuation (the “Daily Simple RFR Deadline”), (B) with respect to an RFR Option electing Term SOFR at least three (3) RFR Business Days prior to the commencement of the requested Interest Period (the “Term SOFR Deadline”), and (C) with respect to an Eurocurrency Rate Option electing a Eurocurrency Rate at least three (3) Eurocurrency Banking Days prior to the commencement of the requested Interest Period (the “Eurocurrency Deadline”). Notice of Borrowers’ election of the Eurocurrency Rate Option or RFR Option for a permitted portion of the Revolving Loans and (if applicable) an Interest Period pursuant to this Section shall be made by delivery to Agent of a Eurocurrency Rate Notice or RFR Notice, as applicable, received by Agent before the Eurocurrency Deadline, Daily Simple RFR Deadline or Term SOFR Deadline, as applicable. Promptly upon its receipt of each such Eurocurrency Rate Notice or RFR Notice, as applicable, Agent shall provide notice thereof to each of the affected Lenders. In the event, if Borrowers no longer have the option to request Eurocurrency Loans or RFR Loans then any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case denominated in Dollars or Canadian Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and any outstanding affected Daily Simple RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, will be deemed to have been converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period. If the Borrowers request a conversion to, or continuation of, a Eurocurrency Rate Loan or a SOFR Rate Loan, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
(ii)Each Eurocurrency Rate Notice and RFR Notice shall be irrevocable and binding on Borrowers. In connection with each Eurocurrency Rate Loan and RFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost or expense (including any loss, cost or expense arising from the liquidation or reemployment of funds or from any fees payable, but excluding loss of anticipated profits) incurred by Agent or any Lender as a consequence of (A) the payment or required assignment of any principal of any Eurocurrency Rate Loan or SOFR Rate Loan other than on the last day of an Interest Period applicable thereto or Daily Simple RFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (B) the conversion of any Eurocurrency Rate Loan or SOFR Rate Loan other than on the last day of the Interest Period applicable thereto or any Daily Simple RFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), or (C) the failure to borrow, convert, continue or prepay any Eurocurrency Rate Loan or RFR Loan on the date specified in any Eurocurrency Rate Notice or RFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a Eurocurrency Rate Loan or SOFR Rate Loan on a day other than the last day of the applicable Interest Period or a Daily Simple RFR Loan on a day other than the Interest Payment Date therefor would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period or until such Interest Payment Date, as applicable, and apply such amounts to the payment of the applicable Eurocurrency Rate Loan or RFR Loan on such day, it being agreed that Agent has no obligation to so defer the application of payments to any Eurocurrency Rate Loan or RFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii)Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than five Eurocurrency Rate Loans, and five RFR Loans in effect at any given time. Borrowers may only exercise the Eurocurrency Option for proposed Eurocurrency Rate Loans of at least $1,000,000 and the RFR Option for proposed RFR Loans of at least $1,000,000.
(c)Conversion; Prepayment. Borrowers may (i) convert RFR Loans denominated in Dollars and Eurocurrency Rate Loans denominated in Canadian Dollars to Base Rate Loans, or (ii) prepay Eurocurrency Loans or RFR Loans at any time; provided, that in the event that any Eurocurrency Rate Loan, or RFR Loans, are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).
(d)Special Provisions Applicable to Eurocurrency and RFR.
(i)The applicable Eurocurrency Rate, Term SOFR or the applicable Daily Simple RFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs or, with respect to any Eurocurrency Rate, Term SOFR or any Daily Simple RFR, increased costs to such Lender of maintaining or obtaining any deposits in any Currency or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period (or in the case of any Daily Simple RFR, occurring subsequent to the Funding Date for the applicable Daily Simple RFR Loan), including any Changes in Law and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the applicable Eurocurrency Rate, Term SOFR or the applicable Daily Simple RFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such applicable Eurocurrency Rate, Term SOFR or the applicable Daily Simple RFR and the method for determining the amount of such adjustment, or (B) repay the applicable Eurocurrency Rate Loans or RFR Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).
(ii)Subject to the provisions set forth in Section 2.12(d)(iii) below, in connection with any RFR Loan or any Eurocurrency Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (A)(x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Daily Simple RFR pursuant to the definition thereof or (y) if Term SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR or such Eurocurrency Rate, as applicable, for the applicable Interest Period with respect to a proposed SOFR Rate Loan or such Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (B) a fundamental change has occurred in foreign exchange or interbank markets with respect to the applicable Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) with respect to any Eurocurrency Rate Loan, deposits are not being offered to banks in the applicable offshore interbank market for the applicable Currency or (D) any Change in Law any time after the date hereof, in the reasonable opinion of any Lender, makes it unlawful or impractical for such Lender to fund or maintain any applicable Eurocurrency Rate Loans or any RFR Loans or to continue such funding or maintaining, or to determine or charge interest rates at the applicable Eurocurrency Rate, Term SOFR or the applicable Daily Simple RFR, as applicable~~)~~, and, in the case clause (D), such Lender has provided notice of such determination to Agent, Agent shall promptly give notice to Administrative Borrower. Upon notice thereof by Agent to Administrative Borrower, any obligation of the Lenders to make RFR Loans or Eurocurrency Rate Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan or Eurocurrency Rate Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of SOFR Rate Loans or Eurocurrency Rate Loan, the affected Interest Periods) until Agent (with respect to clause (D), at the instruction of all affected Lenders) revokes such notice. Upon receipt of such notice, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or, in the case of SOFR Rate Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (1) in the case of any request for a borrowing of an affected SOFR Rate Loan or Eurocurrency Rate Loan denominated in Canadian Dollars, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (2) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and (II)(1) any outstanding affected SOFR Rate Loans or Eurocurrency Rate Loan denominated in Canadian Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time) and (2) any outstanding affected RFR Loans or Eurocurrency Rate Loans denominated in an Alternative Currency (other than Canadian Dollars), at the Borrowers’ election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time) or (y) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period (or immediately if it is unlawful for any such Loan to be outstanding until such time); provided that if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12(b)(ii).
(iii)Benchmark Replacement Setting.
(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, with respect to any Benchmark, Agent shall provide written notice to the Lenders thereof and Agent and Administrative Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.12(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.

(B)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement Agent will promptly notify Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.12(d)(iii)(D). Any determination, decision or election that may be made by Agent or, if applicable any Lender (or group of Lenders) pursuant to this Section 2.12(d)(iii) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12(d)(iii).
(D)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR or the Term CORRA Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (I) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (1) in the case of any request for any affected SOFR Rate Loans or Eurocurrency Rate Loans denominated in Canadian Dollars, if applicable, Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (2) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency (other than Canadian Dollars), if applicable, then such request shall be ineffective and (II)(1) any outstanding affected SOFR Rate Loans or Eurocurrency Rate Loans denominated in Canadian Dollars, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (2) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency (other than Canadian Dollars), at the Borrowers’ election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (y) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrowers by the date that is three (3) Business Days after receipt by Administrative Borrower of such notice, the Borrowers shall be deemed to have elected clause (x) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the Borrowers by the earlier of (AA) the date that is three (3) Business Days after receipt by Administrative Borrower of such notice and (BB) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (x) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12(b)(ii). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(F)No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire deposits in the applicable Currency to fund or otherwise match fund any Obligation as to which interest accrues at the applicable Eurocurrency Rate, Term SOFR or the applicable Daily Simple RFR.
(G)Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Lenders are willing to make Revolving Loans (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then Agent shall promptly notify the Lenders and Borrowers, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from Agent, Borrowers shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the U.S. Base Rate, subject to the other terms contained herein.
(H)Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.13Capital Requirements.
(a)If, after the date hereof, Issuing Bank, Canadian Underlying Issuer or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank, Canadian Underlying Issuer or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, Canadian Underlying Issuer’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s, Canadian Underlying Issuer’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, Canadian Underlying Issuer, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, Canadian Underlying Issuer’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank, Canadian Underlying Issuer or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank, Canadian Underlying Issuer or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank, Canadian Underlying Issuer or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s, Canadian Underlying Issuer’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank, Canadian Underlying Issuer or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank, Canadian Underlying Issuer or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s, Canadian Underlying Issuer’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank, Canadian Underlying Issuer or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank, Canadian Underlying Issuer or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)If Issuing Bank, Canadian Underlying Issuer or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank, Canadian Underlying Issuer or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Eurocurrency Rate Loans or RFR Loans (or any Base Rate Loans determined with reference to the applicable Term CORRA), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain the applicable Eurocurrency Rate Loans or RFR Loans (or Base Rate Loans determined with reference to the applicable Daily Simple RFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain the applicable Eurocurrency Loans or RFR Loans, may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent (and, to the extent not an existing Lender, to the Issuing Banks) to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank”, “Underlying Canadian Issuer” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank”, “Underlying Canadian Issuer” or a “Lender” (as the case may be) for purposes of this Agreement.
(c)Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank, Canadian Underlying Issuer and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank, Canadian Underlying Issuer nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank, Canadian Underlying Issuer or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
2.14Incremental Facilities.
(a)At any time during the period from and after the ~~Closing~~Amendment No. 4 Effective Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Global Revolver Commitments may be increased by an amount in the aggregate for all such increases of the Global Revolver Commitments not to exceed Available Revolver Increase Amount (each such increase, an “Increase”); provided, that in no event shall the Global Revolver Commitments be increased by an amount in excess of the Available Revolver Increase Amount. Agent shall invite each Lender to increase its Global Revolver Commitments (it being understood that no Lender shall be obligated to increase its Global Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Global Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent, the Issuing Banks and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $25,000,0000 and integral multiples of $1,000,000 in excess thereof. In no event may the Global Revolver Commitments be increased pursuant to this Section 2.14 on more than four (4) occasions in the aggregate for all such Increases.
(b)Each of the following shall be conditions precedent to any Increase of the Global Revolver Commitments:
(i)Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent, the Issuing Banks and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders),

Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,
(ii)each of the conditions precedent set forth in Section 3.2 are satisfied,
(iii)in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors,
(iv)Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for the Loan Parties and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the twelve months (on a month-by-month basis) immediately following the proposed date of the applicable Increase (calculated as if a Covenant Testing Period was in effect during the entire twelve month period), and
(v)the interest rate margins with respect to the Revolving Loans to be made pursuant to the increased Global Revolver Commitments shall be the same as the interest rate margin applicable to Global Revolving Loans hereunder immediately prior to the applicable Increase Date (as defined below).
(c)Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Global Revolver Commitments pursuant to this Section 2.14.
(d)Each of the Lenders having a Global Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Global Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Global Revolving Loans and participation interests in Global Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Global Revolving Loans and participation interests in Global Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Global Revolver Commitments.
(e)The Global Revolving Loans and Global Revolver Commitments established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or the PPSA, as applicable, otherwise after giving effect to the establishment of any such new Global Revolver Commitments.
2.15Joint and Several Liability of Certain Borrowers.
(a)Each of the U.S. Borrowers, the UK Borrower and the Canadian Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each other Borrower and in consideration of the undertakings of the other Global Borrowers to accept joint and several liability for the Obligations of the Borrowers. For the avoidance of doubt, the German Borrower is not jointly and severally liable for any Global Borrowers’ liability for the Obligations of such Global Borrowers.
(b)Each such Global Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with such other applicable Borrowers, with respect to the payment and performance of all of the Obligations of such other Borrower (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations of such other applicable Global Borrower shall be the joint and several obligations of each such Global Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Global Borrower under applicable law.
(c)If and to the extent that any such Borrower shall fail to make any payment with respect to any of such Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other applicable Global Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of such Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.
(d)The Obligations of each Global Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Global Borrower enforceable against each Global Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
(e)Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Global Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Global Borrower or any other Person, to proceed against or exhaust any security held from any other Global Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Global Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Global Borrower may now or at any time hereafter have against any other Global Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Global Borrower. Without limiting the generality of the foregoing, each Global Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Global Borrower. Without limiting the generality of the foregoing, each Global Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Global Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Global Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Global Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Global Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Global Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Global Borrower or other circumstance which operates to toll any statute of limitations as to any Global Borrower shall operate to toll the statute of limitations as to each of the Global Borrowers. Each of the Global Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Global Borrowers hereunder except to the extent the Obligations have been paid.
(f)Each Global Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of the Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Global Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Global Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Global Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Global Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.
(h)Each Global Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the applicable Obligations have been paid in full in cash. Any claim which any Global Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the applicable Obligations arising hereunder or thereunder, to the prior payment in full in cash of the applicable Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Global Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the applicable Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any applicable Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no applicable Global Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other applicable Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.
2.16Extensions of Revolver Commitments.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by Administrative Borrower to all Lenders with Revolver Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such Revolver Commitments with a like maturity date) and on the same terms to each such Lender, Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolver Commitments and otherwise modify the terms of Revolver Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate margin, interest rate floor, all-in yield pricing or fees payable in respect of Revolver Commitments (and related outstandings)) (each, an “Extension,” and each portion of Revolver Commitments in each case as so extended, as well as the original Revolver Commitments (in each case not so extended), being a “tranche”; any Extended Revolver Commitments shall constitute a separate tranche of Revolver Commitments from the tranche of Revolver Commitments from which they were converted), in each case, so long as each of the following terms is satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rate margin, interest rate floor, all-in yield pricing, fees, AHYDO Payments, optional redemption or prepayment terms, final maturity, and after the final maturity date of the other existing Revolver Commitments, any other covenants and provisions (which shall be determined by Borrowers and the Extending Revolver Lenders and set forth in the relevant Extension Offer), the Revolver Commitment of any Lender (an “Extending Revolver Lender”) extended pursuant to an Extension (an “Extended Revolver Commitment”), and the related outstandings, shall be a Revolver Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or not more favorable to the Extending Revolver Lenders than those applicable to the Revolver Commitments not subject to such Extension Offer (and related outstandings); provided, that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolver Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolver Commitments, and (C) repayment made in connection with a permanent repayment and termination of commitments) of Revolving Loans with respect to Extended Revolver Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolver Commitments, (2) all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolver Commitments in accordance with their percentage of the Revolver Commitments subject to the express terms herein, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolver Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolver Commitments, except that Borrowers shall be permitted to permanently repay and terminate commitments of any tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, (4) assignments and participations of Extended Revolver Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolver Commitments and Revolving Loans, and (5) at no time shall there be Revolver Commitments hereunder (including Extended Revolver Commitments and any original Revolver Commitments) which have more than three different maturity dates, (vii) to the extent that the interest rate margin, interest rate floor, all-in yield pricing or fees are increased for the benefit of any Extending Revolver Lender that is payable prior to the payment in full of the Obligations of Lenders that are not Extending Revolver Lenders under such Extension Offer, such non-extending Lenders have the right to receive the aggregate value of such increase from and after the date that such interest rate margin, interest rate floor, all-in yield pricing or fees (as applicable) accrues in favor of or is payable to any such Extending Revolver Lenders, (viii) if the aggregate principal amount of Revolver Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolver Commitments offered to be extended by Borrowers pursuant to such Extension Offer, then the Revolver Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings or commitments of record) with respect to which such Lenders have accepted such Extension Offer, (ix) Borrowers shall have delivered to Agent such legal opinions, certificates, resolutions and other documents as Agent shall reasonably request with respect to the transactions contemplated by this Section 2.16, (x) all documentation in respect of such Extension shall be consistent with the foregoing, (xi) the Revolver Commitments extended pursuant to any Extension Offer shall be in a minimum amount of $25,000,000 and increments of $1,000,000 in excess thereof, and (xii) any Extension made pursuant to any Extension Offer must be consummated within 30 days of such Extension Offer.
(b)With respect to all Extensions consummated by Borrowers pursuant to this Section 2.16, such Extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolver Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.16.
(c)No consent of any Lender or Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to its Revolver Commitments (or a portion thereof), and (ii) with respect to any Extension of the Revolver Commitments, the consent of the Issuing Bank or Swing Lenders to the extent the Letter of Credit facility and/or Swing Loan facility is to be extended, which consent shall not be unreasonably withheld, delayed or conditioned. All Extended Revolver Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary or appropriate in order to establish new tranches or sub-tranches in respect of Revolver Commitments so extended, that reflect the terms and conditions of any such Extension and such technical amendments as may be necessary or appropriate in the reasonable opinion of Agent and Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.16. All such amendments entered into with the Loan Parties by Agent hereunder shall be binding and conclusive on the Lenders. In addition, if so provided in such amendment and with the consent of Issuing Bank, participations in Letters of Credit expiring on or after the Maturity Date in respect of the Revolving Loans shall be re-allocated from Lenders holding Revolver Commitments to Lenders holding Extended Revolver Commitments in accordance with the terms of such amendment; provided, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Extended Revolver Commitments, be deemed to be participation interests in respect of such Extended Revolver Commitments and the terms of such participation interests (including the fees applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date hereunder (or such later date as may be reasonably advised by local counsel to Agent). On and after the maturity date with respect to the Revolver Commitment and Revolving Loans of any Lender that has not extended its Revolver Commitments and Revolving Loans beyond such maturity date pursuant to this Section 2.16, the Letter of Credit Exposure of such Revolving Lender shall be reallocated to Revolving Lenders that have extended their Revolving Loans and Revolver Commitments beyond such maturity date pro rata in accordance with the Revolver Commitments and Revolving Loans of all Revolving Lenders that have so extended their Revolver Commitments and Revolving Loans. Notwithstanding the provisions of this Section 2.16, Agent shall have the right to resign on the Maturity Date in accordance with Section 15.9.
(d)In connection with any Extension, Borrowers shall provide Agent at least ten days (or such shorter period as may be agreed by Agent) prior written notice thereof, and shall agree to such procedures (including rendering timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16.
3.CONDITIONS; TERM OF AGREEMENT.
3.1Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
3.2Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder), and the Issuing Banks to issue, amend to increase the face amount of, or extend any Letter of Credit, at any time shall be subject to the following conditions precedent, which, in the case of a Revolving Loan incurred solely to finance a substantially concurrent Limited Condition Acquisition, shall be subject to Section 1.07:
(a)the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)at the time of and immediately upon giving effect to any ~~Credit Extension~~requested Revolving Loan or Letter of Credit (including the issuance, amendment to increase the face amount thereof or extension thereof), the Availability Conditions (calculated after giving effect to any Availability Condition Reserves established pursuant to Section 3.2(d)) shall be satisfied; ~~and~~
(c)no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof~~.~~;
(d)if (i) no Increased Reporting Period is then in effect and (ii) after giving effect to the making of any such requested Revolving Loan or Letter of Credit (including the issuance, amendment to increase the face amount thereof or extension thereof), the Revolver Usage is greater than the lesser of (x) 25% of the Line Cap and (y) $50,000,000, the Agent shall have received from the Borrowers, concurrently with the borrowing request required pursuant to Section 2.3(a) or letter of credit request pursuant to Section 2.11(a), a “Borrowing Base Certificate” giving effect to such Revolving Loan or Letter of Credit and setting forth the Administrative Borrower’s good faith estimate of the “Aggregate Borrowing Base” as of the last day of the most recently ended month that is at least 20 days prior the date of such borrowing request and/or letter of credit request (but excluding corresponding worksheets detailing the Accounts, Inventory, Real Property and Eligible Unrestricted Cash excluded from the applicable “Borrowing Base” and the reason for such exclusion), provided that such estimate of the “Aggregate Borrowing Base” shall apply the (1) eligibility ratio of Eligible Accounts to Accounts and Eligible Inventory to Inventory, respectively, and (2) advance rates, in each case, from the Borrowing Base Certificate most recently delivered to the Agent pursuant to Section 5.2(a). Upon the receipt of such “Borrowing Base Certificate”, the Agent may, solely for purposes of Section 3.2(b) and subject to Section 2.1(d), establish any reserves against the applicable Borrowing Base(s) that Agent deems necessary or appropriate in its Permitted Discretion to decrease a materially overstated Aggregate Borrowing Base then in-effect (as determined by Agent in good faith based on its review of the “Borrowing Base Certificate” delivered under this Section 3.2(d) and the eligibility criteria set forth in this Agreement) (such reserves, “Availability Condition Reserves”); and
(e)with respect to any requested Revolving Loan or Letter of Credit (including the issuance or amendment to increase the face amount thereof) in an amount greater than $10,000,000, if after giving effect to the making of such requested Revolving Loan or Letter of Credit (including such issuance or amendment thereof), the Revolver Usage is greater than the amount of the Aggregate Borrowing Base then in effect (as calculated without giving effect to clause (d) of the definition of the Global Borrowing Base), the Agent shall have received from the Borrowers, concurrently with the borrowing request required pursuant to Section 2.3(a) or letter of credit request pursuant to Section 2.11(a), a detailed calculation of the amount of Eligible Unrestricted Cash as of the end of the prior day and supporting information thereof acceptable to the Agent in its Permitted Discretion (including screenshots of each website of each applicable deposit bank or securities intermediary describing the balance in each such account).
(f)Notwithstanding anything to the contrary herein, (i) any Availability Condition Reserves established against any Borrowing Base pursuant to Section 3.2(d) shall be regarded solely for purposes of determining whether the Availability Conditions are satisfied under Section 3.2(b) and shall be disregarded for all other purposes under the Loan Documents (including calculating Line Cap for purposes of determining the Availability Conditions or the Payment Conditions, or any Covenant Trigger Event, Increased Inspection Event or Increased Reporting Event), (ii) the “Borrowing Base Certificate” delivered pursuant to Section 3.2(d) shall not constitute delivery of a Borrowing Base Certificate required pursuant to Section 5.2(a) and (iii) the “Aggregate Borrowing Base” and each “Borrowing Base” determined, and any “Borrowing Base Certificate” delivered, pursuant to Section 3.2(d) shall be regarded solely for purposes of establishing such Availability Condition Reserves for purposes of determining whether the Availability Conditions are satisfied under Section 3.2(b) and shall be disregarded for all other purposes under the Loan Documents.
3.3Maturity. The Commitments shall continue in full force and effect for a term ending on the Latest Maturity Date (unless terminated earlier in accordance with the terms hereof).
3.4Effect of Maturity. On the Latest Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5Early Termination by Borrowers. Borrowers have the option, at any time upon five Business Days prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
3.6Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 to this Agreement (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).
4.REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement, each Borrower and the other Loan Parties makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:
4.1Due Organization and Qualification; Subsidiaries.
(a)Each Loan Party and each Subsidiary thereof (i) is duly organized, validly existing and in good standing (to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation or formation, except with respect to any Immaterial Subsidiaries that are not Loan Parties to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect, (ii) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect.
(b)The jurisdictions in which each Loan Party and each Subsidiary thereof is organized as of the Closing Date are described on Schedule 4.1(a). Schedule 4.1(a) identifies each Borrower and Guarantor as of the Closing Date.
(c)No Loan Party nor any Subsidiary thereof is an Affected Financial Institution.

4.2Due Authorization; Enforceability; No Conflict.
(a)Each Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Loan Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which such Loan Party is a party, in accordance with their respective terms, the Loans and Letters of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any material provision of any Applicable Law relating to any Loan Party or any Subsidiary thereof, (b) conflict with, result in a breach of or constitute a default under the Organizational Documents of any Loan Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound, which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, Governmental Approval or other act in respect of, an arbitrator or Governmental Authority or contravene any Governmental Approval relating to such Person and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the transactions contemplated hereby other than (i) consents or filings under the UCC or PPSA or that may be required under any applicable securities laws or pursuant to the laws of the jurisdiction of organization of any Foreign Subsidiary in connection with the exercise of pledge rights in such Subsidiary’s Equity Interests, (ii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iii) filings with the Canadian Intellectual Property Office ~~and~~, (iv) in the case of any Liens granted by a UK Loan Party, the registration of particulars of such Liens which compromise charges or mortgages at Companies House in England and Wales~~.~~ and (v) in the case of any Liens granted by an Irish Loan Party, the registration of particulars of such Liens which compromise charges or mortgages at the Irish Companies Registration Office and, where required, submission of a s.1001 notice to the Irish Revenue Commissioners.
4.3Compliance with Law; Governmental Approvals. Each Loan Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clauses (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.
4.4[Reserved].
4.5Title to Assets; No Encumbrances. As of the Closing Date, the real property listed on Schedule 4.5 constitutes all of the real property that is owned, leased or subleased by any Loan Party or any of its Subsidiaries. Each Loan Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Loan Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.
4.6Litigation.
(a)There are no actions, suits or proceedings pending nor, to its knowledge, threatened (in writing) against or in any other way relating adversely to or affecting any Loan Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
4.7Intellectual Property Matters. Each Loan Party and each Subsidiary thereof owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and to the knowledge of the Loan Parties, no Loan Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.8No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since July 3, 2021, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.
4.9Solvency.
(a)The Loan Parties, on a consolidated basis, are Solvent.
(b)No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.10Employee Benefits.
(a)Except as set forth on Schedule 4.10 (as such Schedule may be updated from time to time, without the consent of any Lender or Agent, to include retirement and severance plans that are required by a Governmental Authority outside of the United States so long as such updated Schedule is delivered together with written notice thereof to Agent), no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plans.
(b)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (i) each Loan Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired, (ii) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired and (iii) no liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan.
(c)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as of the Closing Date, (i) no Pension Plan has become subject to funding-based benefit restrictions under Section 436 of the Code, (ii) no funding waiver from the IRS has been received or requested with respect to any Pension Plan, (iii) no Loan Party or any ERISA Affiliate has failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, and (iv) there has not been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.
(d)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Loan Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code.
(e)No Termination Event with liabilities of the Loan Parties in an aggregate amount in excess of $20,000,000 or Canadian Termination Event has occurred or is reasonably expected to occur.
(f)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan~~;~~.
(g)As of the Closing Date no Borrower is nor will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
(h)[reserved].
(i)Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Canadian Pension Plan is in compliance with all requirements of Laws applicable thereto and the respective requirements of the governing documents for such plan; and, (ii) all contributions required to be made with respect to each Canadian Pension Plan have been made when due. As of the Closing Date, no Loan Party and none of their Subsidiaries maintains or contributes to any Canadian Defined Benefit Plan or Canadian MEPP. To the extent a Loan Party or any its Subsidiaries maintains or contributes to a Canadian Defined Benefit Plan following the Closing Date, (i) a copy of the most recent actuarial valuation report prepared in respect of such Canadian Defined Benefit Plan filed with the applicable Governmental Authorities has been made available to the Agent, and (ii) each Canadian Defined Benefit Plan is, as of the date of the actuarial valuations last filed with the applicable Governmental Authorities, funded in accordance with the requirements of Laws applicable thereto.
4.11Environmental Condition.
(a)Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the properties owned, leased or operated by each Loan Party and each Subsidiary thereof now contain or in the past contained, and to their knowledge have previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws;
(b)Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to its knowledge, each Loan Party and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;
(c)No Loan Party nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor does any Loan Party or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;
(d)Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to its knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Loan Party or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;
(e)No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened in writing, under any Environmental Law to which any Loan Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Loan Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Loan Party or any Subsidiary thereof or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(f)There has been no release, or to its knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Loan Party or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.12Complete Disclosure. The Borrowers and/or their Subsidiaries have disclosed to the Agent and the Lenders all matters (if any) known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, report, certificate or other written information furnished by or on behalf of any Loan

Party or any Subsidiary thereof to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (a) no representation is made with respect to projected financial information, estimated financial information and other projected or estimated information, except that such information was prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections, many of which are beyond the control of the Borrowers and their Subsidiaries, may vary from such projections and that such difference may be material and that such projections are not a guarantee of financial performance), (b) no representation is made with respect to information of a general economic or general industry nature and (c) with respect to any historical financial information of any business acquired pursuant to a Permitted Acquisition, the representation under this Section solely with respect to such historical financial information is qualified to the extent provided therefor in the definitive documentation governing any such Permitted Acquisition. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
4.13Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”) and (c) CAML.
4.14Payment of Taxes. Each Loan Party and each Subsidiary thereof has duly filed or caused to be filed all Tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all Taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Loan Party), except where a failure to so file or pay, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such returns accurately reflect in all material respects all liability for Taxes of any Loan Party or any Subsidiary thereof for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 4.14, there is no ongoing audit or examination or, to the knowledge of each of the Loan Parties and each Subsidiary thereof, other investigation by any Governmental Authority of the Tax liability of any Loan Party or any Subsidiary thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim against any Loan Party or any Subsidiary thereof with respect to unpaid Taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Loan Party and (b) Permitted Liens).
4.15Margin Stock. No Loan Party nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the FRB). Following the application of the proceeds of each Loan or Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries on a Consolidated basis) subject to the provisions of Section ~~6.2 or Section 965~~6.12 or subject to any restriction contained in any agreement or instrument between the Borrowers and any Lender or any Affiliate of any Lender relating to Indebtedness in excess of $~~20,000,000~~75,000,000 will be “margin stock”.

4.16Governmental Regulation. No Loan Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act) and no Loan Party nor any Subsidiary thereof is, or after giving effect to any Loan or Letter of Credit will be, subject to regulation under any Applicable Law which limits its ability to incur the Obligations or consummate the transactions contemplated hereby or which may render all or any portion of the Obligations unenforceable.
4.17OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws; Blocking Statutes. No Loan Party, any of its Subsidiaries or any of its Unrestricted Subsidiaries is in violation of any Sanctions. No Loan Party, any of its Subsidiaries nor any of its Unrestricted Subsidiaries, directors or officers, nor, to the best knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party, such Subsidiary or such Unrestricted Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties, its Subsidiaries and its Unrestricted Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties, its directors, its officers, its Subsidiaries and its Unrestricted Subsidiaries, and to the best knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party, each such Subsidiary and each such Unrestricted Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued, or caused to be issued, hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction). The representations and warranties provided in this Section 4.17 shall be provided only insofar as they do not result, in relation to a German Loan Party, in a violation of or conflict with section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), or any provision of Council Regulation (EC) 2271/1996, and in relation to the Canadian Loan Party a violation of or conflict with the Foreign Extraterritorial Measures Act and any orders promulgated thereunder.
4.18Employee Relations. As of the Closing Date, no Loan Party nor any Subsidiary thereof is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 4.18. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
4.19Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of a Borrower’s business, (b) owed to a Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, and (c) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
4.20Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects, and (b) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.
4.21Location of Inventory. Except as set forth in Schedule 4.21, the Inventory of the Loan Parties is not stored with a bailee, warehouseman, or similar party and is located only at, or in-transit between, the locations identified on Schedule 4.21 to this Agreement (as such Schedule may be updated pursuant to Section 5.15).
4.22Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.
4.23Financial Statements. The audited and unaudited financial statements delivered pursuant to Schedule 3.1 fairly present on a Consolidated basis the assets, liabilities and financial position of the Administrative Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in all material respects in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Administrative Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP (except, in the case of any interim financial statements, for any disclosures that would otherwise appear in any accompanying footnotes). The financial projections delivered pursuant to Schedule 3.1 represent the good faith estimates (utilizing assumptions believed in good faith to be reasonable at such time) of the financial condition and operations of the Administrative Borrower and its Subsidiaries (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections, many of which are beyond the control of the Administrative Borrower and its Subsidiaries, may vary from such projections and that such difference may be material and that such projections are not a guarantee of financial performance).
4.24Absence of Defaults. No event has occurred or is continuing that constitutes a Default or an Event of Default.
4.25Immaterial Subsidiaries. As of the Closing Date, the Immaterial Subsidiaries organized in the US, UK, Canada, and Germany are as set forth on Schedule 4.25.
4.26Outbound Investment Regulations. No Loan Party nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Loan Party nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or Subsidiary were a United States Person or (iii) any other activity that would cause the Agent to be in violation of the Outbound Investment Rules or cause the Agent to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.
5.AFFIRMATIVE COVENANTS.
Each Borrower covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:
5.1Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Subsidiary or Unrestricted Subsidiary of a Loan Party will have a fiscal year different from that of Administrative Borrower, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ and their Unrestricted Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.
5.2Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule. Borrowers and Agent hereby agree that the delivery of the Borrowing Base Certificate through Agent’s electronic platform or portal, subject to Agent’s authentication process, by such other electronic method as may be approved by Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Base as may be approved by Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of Borrowers to deliver such Borrowing Base Certificate, with the same legal effect as if such Borrowing Base Certificate had been manually executed by Borrowers and delivered to Agent.
5.3Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Asset Dispositions permitted hereunder excepted (and except where the failure to so maintain and preserve assets could not reasonably be expected to result in a Material Adverse Effect).
5.5Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy all Taxes that may be levied or assessed upon it or any of its Property, except where the failure to pay or perform could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to give rise to a Lien on the Collateral (other than a Permitted Lien pursuant to Section 6.2(c)), other than to the extent that the validity of such Tax is the subject of a Permitted Protest.
5.6Insurance.
(a)Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent (it being agreed that, as of the Closing Date, the Loan Parties’ existing insurance providers as set forth in the certificates of insurance delivered to Agent on or about the Closing Date shall be deemed to be acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than thirty days (ten days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.
(b)Borrowers shall give Agent prompt notice of any loss exceeding $5,000,000 covered by the casualty or business interruption insurance of any Loan Party or is Subsidiaries. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(c)If at any time the area in which any Real Property that is subject to a Mortgage is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount and on terms that are satisfactory to Agent and all Lenders from time to time, and otherwise comply with the Flood Laws or as is otherwise satisfactory to Agent and all Lenders.
5.7Inspection.
(a)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
(b)Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the provisions of the Fee Letter, subject to the limitations set forth below in Section 5.7(c).
(c)So long as no Event of Default shall have occurred and be continuing during a calendar year, Borrowers shall not be obligated to reimburse Agent for more than one field examination in such calendar year (increasing to two field examinations if an Increased Inspection Event has occurred during such calendar year), one inventory appraisal in such calendar year (increasing to two inventory appraisals if an Increased Inspection Event has occurred during such calendar year), one real property appraisal in such calendar year (increasing to two real property appraisals if an Increased Inspection Event has occurred during such calendar year) in each case, except for field examinations and appraisals conducted in connection with a proposed Permitted Acquisition (whether or not consummated).
5.8Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9Environmental. In addition to and without limiting the generality of Section 5.8, each Loan Party will, and will cause each of its Subsidiaries to, (a) comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by any Governmental Authority pursuant to Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws except in each case for the foregoing clauses (a) and (b) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10[Reserved].
5.11Formation of Subsidiaries. Each Loan Party will, at the time that any Loan Party forms any direct or indirect Subsidiary, acquires any direct or indirect Subsidiary after the Closing Date, or at any time when any direct or indirect Subsidiary of a Loan Party that previously was an Immaterial Subsidiary becomes a Material Subsidiary, within ~~thirty~~sixty days of such event (or such later date as permitted by Agent in its sole discretion) (a) unless such Subsidiary (A) is an Excluded Subsidiary or (B) unless approved by the Agent in its sole discretion, has liabilities exceeding $~~20,000,000~~75,000,000 in respect of a Canadian Defined Benefit Plan, in each case, cause such new Subsidiary (i) if such Subsidiary is a Domestic Subsidiary or a Canadian Subsidiary and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary or a Canadian Subsidiary be joined as a Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (ii) to provide to Agent a joinder to the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, as applicable, and, if applicable, to provide to Agent a Canadian Hypothec, and, if the Subsidiary is incorporated in England and Wales, an accession to the UK Debenture, in each case, together with such other security agreements (including Mortgages with respect to any Real Property owned in fee of such new Domestic Subsidiary that such U.S. Loan Party has elected to designate as Eligible Real Property, solely to the extent approved by the Agent in its sole discretion), as well as appropriate financing statements (and with respect to all property subject to a Mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens and the Initial Intercreditor Agreement) in and to the assets of such newly formed or acquired Subsidiary), (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, as applicable, or, if applicable, to the Canadian Hypothec, or a UK share charge in substantially the same form as the original UK Share Charge if the Subsidiary is incorporated in England and Wales) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent, (c) provide the Agent and each Lender with a Beneficial Ownership Certification in relation to such Subsidiary that constitutes a “legal entity customer” as defined in the Beneficial Ownership Regulation and all other information required by Agent and each Lender to complete (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, and (ii) OFAC/PEP searches and customary individual background searches for such Subsidiary’s senior management and key principals, tin each case satisfactory to Agent and such Lender and (d) provide to Agent all other documentation, including the Organizational Documents of such Subsidiary, the Real Property Deliverables in connection with any Mortgages, and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.
5.12Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent and subject to the Initial Intercreditor Agreement and any other Intercreditor Arrangement, execute or deliver to Agent any and all financing statements, financing change statements, fixture filings, security agreements, hypothecs, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, as applicable) pursuant to Section 3 of the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, or pursuant to the German Security Agreements, as applicable), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that no Loan Party shall be required to take any actions to perfect any Liens under the laws of any jurisdiction other than the U.S., UK, Canada and Germany. In no event shall any Loan Party be required to grant any liens in any Real Property acquired by such Loan Party after the Closing Date or not listed on Schedule R-1, unless such Loan Party elects to designate any Real Property as Eligible Real Property (as approved by the Agent in its sole discretion), in which case the Loan Party will, and will cause each of the other Loan Parties, to deliver to Agent the Real Property Deliverables with respect to such Real Property within sixty days (or such later date as permitted by Agent in its sole discretion). To the maximum extent permitted by applicable law and subject to the Initial Intercreditor Agreement and any other Intercreditor Arrangement, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed 5 Business Days following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties, including all of the outstanding capital Equity Interests of each Borrower and its Subsidiaries (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, as applicable) pursuant to Section 3 of the Guaranty and Security Agreement or the Canadian Guarantee and Security Agreement, as applicable). Notwithstanding anything to the contrary contained herein (including Section 5.11 hereof and this Section 5.12) or in any other Loan Document, (x) Agent shall not accept delivery of any Mortgage from any Loan Party unless each of the Lenders has received 45 days prior written notice thereof and Agent has received confirmation from each Lender that such Lender has completed its flood insurance diligence, has received copies of all flood insurance documentation and has confirmed that flood insurance compliance has been completed as required by the Flood Laws or as otherwise satisfactory to such Lender and (y) Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.
5.13Lender Meetings. The Borrowers will, within 90 days after the close of each fiscal year of the Administrative Borrower, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries and the projections presented for the current fiscal year of the Administrative Borrower.
5.14Compliance with ERISA and the IRC; Canadian Pension Plans.
(a)In addition to and without limiting the generality of Section 5.8, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) comply with applicable provisions of (i) ERISA and the IRC with respect to all Employee Benefit Plans, and (ii) the Income Tax Act (Canada) and PBSA with respect to Canadian Pension Plans and Canadian MEPPs, (b) not take any action or fail to take action the result of which could reasonably be expected to result in a Loan Party or any ERISA Affiliate incurring a liability to the PBGC or to a Multiemployer Plan, Canadian Pension Plan or Canadian MEPP (other than to pay contributions or premiums payable in the ordinary course), (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the IRC, and (d) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC).
(b)The Administrative Borrower will promptly (but in no event later than ten (10) days after obtaining knowledge thereof) notify the Agent in writing of (i) any unfavorable determination letter from the IRS regarding the qualification of an Benefit Plan under Section 401(a) of the IRC (along with a copy thereof), (ii) all notices received by any Loan Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Loan Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.
(c)The Administrative Borrower will promptly (but in no event later than ten (10) days after obtaining knowledge thereof) (i) notify the Agent in writing that a Canadian Termination Event has or is reasonably expected to occur, which notice shall describe such Canadian Termination Event, and the actions that any Loan Party or a Subsidiary of a Loan Party proposes to take with respect thereto, (ii) provide the Agent with copies of any notices received from or materials filed with any Governmental Authority pertaining to such Canadian Termination Event, and (iii) provide the Agent with such other information regarding such Canadian Termination Event as the Agent may reasonably request.
5.15Location of Inventory; Chief Executive Office. Each Loan Party will keep (a) their Inventory only at the locations identified on Schedule 4.21 to this Agreement (provided that Borrowers may amend Schedule 4.21 to this Agreement so long as such amendment occurs by written notice to Agent not less than ten days prior to the date on which such Inventory is moved to such new location (provided that such ten days prior notice shall not be required for Inventory with an aggregate value not in excess of $1,000,000 stored at any new locations)), and (b) their respective chief executive offices only at the locations identified on Schedule 7 to the Guaranty and Security Agreement or Schedule 7 to the Canadian Guarantee and Security Agreement, as applicable. Each Loan Party will use their commercially reasonable efforts to obtain Collateral Access Agreements for each of the locations identified on Schedule 7 to the Guaranty and Security Agreement, Schedule 7 to the Canadian Guarantee and Security Agreement and Schedule 4.21 to this Agreement.
5.16OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties, its Subsidiaries and its Unrestricted Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties, their Subsidiaries and their Unrestricted Subsidiaries and their respective directors, officers, employees, agents and Affiliates with applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No Loan Party shall fund any repayment of the Facility with proceeds derived from a transaction prohibited by, or in any manner that would cause a Party to be in breach of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. The undertakings and covenants provided in this Section 5.16 shall be provided only insofar as they do not result, in relation to a German Loan Party, in a violation of or conflict with section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), or any provision of Council Regulation (EC) 2271/1996, and in relation to the Canadian Loan Party a violation of or conflict with the Foreign Extraterritorial Measures Act and any orders promulgated thereunder.
5.17Designation of Unrestricted Subsidiaries. The Borrowers may at any time after the Closing Date designate (x) any Subsidiary of the Borrowers as an Unrestricted Subsidiary or (y) any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately after such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, (ii) immediately after such designation on a pro forma basis, the Payment Conditions in respect of Investments shall have been satisfied ~~and~~, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary (A) unless contemporaneously designated an “Unrestricted Subsidiary” in accordance with the terms thereof, if it is a “Restricted Subsidiary” for the purpose of (x) any Indebtedness for borrowed money in excess of $~~20,000,000~~75,000,000 principal amount of the Borrowers pursuant to which a Subsidiary may be designated an “Unrestricted Subsidiary” or (y) the Specified Term Loan Indebtedness, (B) unless each Subsidiary of such Subsidiary has been designated as an “Unrestricted Subsidiary” in accordance with this Section or (C) if such Subsidiary owns or holds any rights in any material Intellectual Property, and (iv) any such designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Disposition of any Accounts, Inventory, Real Property and cash and Cash Equivalents included in the applicable Borrowing Base to the extent such Subsidiary owned such assets at the time of such designation. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrowers therein at the date of designation in an amount equal to the fair market value of any Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrowers in such Unrestricted Subsidiary in an amount equal to the fair market value at the date of such designation of any Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.
Notwithstanding the foregoing or anything contrary in this Agreement, (x) no material Intellectual Property held by a Loan Party may be disposed of or transferred to any Unrestricted Subsidiary and (y) no Loan Party may grant an exclusive license over any material Intellectual Property to any Unrestricted Subsidiary.
5.18Post-Closing Real Estate Covenants. Within ninety days of the Closing Date (or such later date as Agent shall agree in writing), each Loan Party will, and will cause each of its Subsidiaries to, with respect to any Real Property Collateral identified on Schedule R-1 to this Agreement, deliver or cause to be delivered the Real Property Deliverables.
5.19Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrowers or a Subsidiary, as the case may be (it being understood and agreed that certain Foreign Subsidiaries maintain individual books and records in conformity with generally accepted accounting principles in their respective countries of organization and that such maintenance shall not constitute a breach of the representations, warranties or covenants hereunder).
6.NEGATIVE COVENANTS.
Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit and Canadian Reimbursement Undertakings have been terminated or expired (or been provided with Letter of Credit Collateralization or as to which arrangements satisfactory to the applicable Issuing Bank or Canadian Underlying Issuer have been made) and the Revolver Commitments terminated, the Loan Parties will not, and will not permit any of their respective Subsidiaries to:
6.1Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:
(a)the Obligations;
(b)Indebtedness existing on the Closing Date and listed on Schedule 6.1, and any Permitted Refinancing Indebtedness in respect thereof;
(c)Indebtedness (i) owing under Hedge Agreements entered into (A) in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (B) in order to facilitate Restricted Payments otherwise permitted to be made in accordance with Section 6.7 hereof; provided that the amount paid and incurred by the Administrative Borrower and its Subsidiaries is treated as a Restricted Payment and tested under Section 6.7 at the time such Hedge Agreement is entered into (ii) in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) or Cash Management Services entered into in the ordinary course of business;
(d)Attributable Indebtedness with respect to Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness and any refinancings or replacements thereof in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(e)Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 6.9 and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrowers nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness, and (iii) after giving effect thereto on a Pro Forma Basis as of the most recently ended Reference Period, the Consolidated Secured Net Leverage Ratio would not exceed 3.75 to 1.00;
(f)(i) Guarantees by any Loan Party of Indebtedness of any other Loan Party not otherwise prohibited pursuant to this Section 6.1, (ii) Guarantees by any Loan Party of Indebtedness of any non-Guarantor Subsidiary to the extent permitted pursuant to Section 6.9 (other than clause (m) thereof), and (iii) Guarantees by any non-Guarantor Subsidiary of Indebtedness of any other non-Guarantor Subsidiary to the extent permitted pursuant to Section 6.9; provided further that any Guarantee of Permitted Refinancing Indebtedness shall only be permitted if it meets the requirements of the definition of Permitted Refinancing Indebtedness;
(g)unsecured intercompany Indebtedness (i) owed by any Loan Party to another Loan Party, (ii) owed by any Loan Party to any non-Guarantor Subsidiary (provided that, if reasonably requested by the Agent, such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Agent), (iii) owed by any non-Guarantor Subsidiary to any other non-Guarantor Subsidiary, and (iv) owed by any non-Guarantor Subsidiary to any Loan Party to the extent permitted pursuant to Sections 6.9(i)(ii), 6.9(p) or 6.9(~~g~~q);
(h)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)unsecured Indebtedness and any Permitted Refinancing Indebtedness in respect thereof; provided, that in the case of each incurrence of such Indebtedness:
(i)no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness;
(ii)both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is equal to or greater than 1.00:1.00 for the trailing 12 month period most recently ended for which financial statements are required to have been delivered to Agent pursuant to Schedule 5.1 to this Agreement (calculated on a pro forma basis as if such proposed ~~incurrence is a Fixed Charge made on the last~~unsecured Indebtedness is incurred on the first day of such 12 month period), and (B) Excess Availability after giving effect to such proposed incurrence is not less than the greater of (X) 15% of the Line Cap, and (Y) $~~30,000,000~~20,000,000;
(iii)such Indebtedness does not mature, or require any principal amortization, mandatory prepayment, put right or sinking fund obligation prior to the date that is 91 days after the then latest scheduled maturity date of the Loans and Revolver Commitments; provided that (x) any Indebtedness consisting of a customary bridge facility shall be deemed to satisfy this requirement so long as such Indebtedness automatically converts into long-term debt which satisfies this clause (iii), (y) customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, asset sale or the exercise of remedies after an event of default (in each case as determined by the Administrative Borrower in good faith) shall not disqualify such Indebtedness from satisfying the requirements of this clause (iii), and (z) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, neither any settlement upon conversion of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence prior to the then latest scheduled maturity date of the Loans and Revolver Commitments;
(iv)the terms of such Indebtedness reflect market terms (taken as a whole) at the time of issuance and (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions), taken as a whole, are not materially more restrictive (as determined by the Administrative Borrower in good faith) on the Borrowers and their Subsidiaries than the terms and conditions of this Agreement, taken as a whole; and
(v)the aggregate principal amount of such Indebtedness that may be incurred pursuant to this Section 6.1(i) by non-Guarantor Subsidiaries shall not exceed, together with the aggregate principal amount of Indebtedness incurred by non-Guarantor Subsidiaries pursuant to clause (r) below, $~~25,000,000~~50,000,000 at any time outstanding;
(j)Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;
(k)Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrowers or any Subsidiary incurred in the ordinary course of business;
(l)bi-lateral letters of credit, bank guarantees and related instruments in an aggregate amount not to exceed $15,000,000 at any time outstanding;

(m)Indebtedness of non-Guarantor Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(n)to the extent constituting Indebtedness, obligations in respect of purchase price adjustments, earn-outs, noncompetition agreements, and other similar arrangements, or other deferred payments of a similar nature, representing Permitted Acquisition Consideration and incurred in connection with any Permitted Acquisition;
(o)customer advances or deposits received in the ordinary course of business;
(p)Indebtedness owing in connection with the financing of any insurance premiums in the ordinary course of business;
(q)Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(r)the Specified Term Loan Indebtedness, any other secured Indebtedness of the Borrowers and their Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof; provided, that in the case of each incurrence or issuance of such Indebtedness:
(i)no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness;
(ii)after giving effect to the issuance of such Indebtedness and the use of proceeds thereof on a Pro Forma Basis as of the most recently ended Reference Period, the Consolidated Secured Net Leverage Ratio would not exceed 3.75 to 1.00;
(iii)except in the case of a Term B Facility and the Specified Term Loan Indebtedness, to the extent contemplated by the definition thereof, such Indebtedness does not mature, or require any principal amortization, mandatory prepayment, put right or sinking fund obligation prior to the date that is 91 days after the then latest scheduled maturity date of the Loans and Revolving Credit Commitments; provided that (x) any Indebtedness consisting of a customary bridge facility shall be deemed to satisfy this requirement so long as such Indebtedness automatically converts into long-term debt which satisfies this clause (iii), (y) customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, asset sale or the exercise of remedies after an event of default (in each case as determined by the Administrative Borrower in good faith) shall not disqualify such Indebtedness from satisfying the requirements of this clause (iii), and (z) for purposes of determining whether Permitted Convertible Indebtedness meets the foregoing requirements, neither any settlement upon conversion of such Permitted Convertible Indebtedness (whether in cash, stock or other property) nor any required redemption or repurchase thereof upon a “fundamental change” (as customarily defined for such Permitted Convertible Indebtedness) shall disqualify such Permitted Convertible Indebtedness from satisfying such requirements notwithstanding a possible occurrence prior to the then latest scheduled maturity date of the Loans and ~~Revolving~~Revolver Commitments;
(iv)the terms of such Indebtedness reflect market terms (taken as a whole) at the time of issuance and (other than pricing, fees, rate floors, premiums and optional prepayment or redemption provisions), taken as a whole, are not materially more restrictive (as determined by the Administrative Borrower in good faith) on the Borrowers and their Subsidiaries than the terms and conditions of this Agreement, taken as a whole (it being understood and agreed that the terms of the Specified Term Loan Indebtedness as in effect on the Amendment No. 4 Effective Date are in compliance with this clause (iv));

(v)the aggregate principal amount of such Indebtedness that may be incurred pursuant to this Section 6.1(r) by ~~Non-Guarantor~~non-Guarantor Subsidiaries shall not exceed, together with the aggregate principal amount of Indebtedness incurred by non-Guarantor Subsidiaries pursuant to clause (i) above, $~~25,000,000~~50,000,000 at any time outstanding;
(vi)such Indebtedness may only be secured on a first lien basis with respect to the assets of the Loan Parties other than ABL Priority Collateral and otherwise be secured on a junior basis with respect to ABL Priority Collateral, and in the case of the Specified Term Loan Indebtedness, subject to the terms of the Initial Intercreditor Agreement;
(vii)such Indebtedness may be secured on a junior basis with respect to the Collateral securing the Obligations; and
(viii)shall be subject to (x) in the case of the Specified Term Loan Indebtedness and any Permitted Refinancing Indebtedness thereof, the Initial Intercreditor Agreement, and (y) in all other cases, a customary mixed collateral intercreditor agreement reasonably acceptable to the Agent (which, for the avoidance of doubt, shall include a non-exclusive, irrevocable, worldwide, royalty-free license of all Intellectual Property of the Loan Parties in favor of the Agent) and customary access rights to Intellectual Property and other non-ABL Priority Collateral; and
(s)Indebtedness of the Borrowers and/or any Guarantor Incurred in respect of the Senior Notes Indenture (including the Senior Notes).
6.2Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:
(a)Liens created pursuant to the Loan Documents (including Liens in favor of the Issuing Lenders, on Cash Collateral granted pursuant to the Loan Documents);
(b)Liens in existence on the Closing Date and described on Schedule 6.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Permitted Refinancing Indebtedness permitted pursuant to Section 6.1(b) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 6.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;
(c)Liens for taxes, rates, assessments or other statutory charges or levies (including statutory Liens arising in respect of Canadian Pension Plans and Canadian MEPPs for employee contributions received by a Loan Party or any Subsidiary from an employee, but excluding statutory Liens in respect of other amounts imposed pursuant to the PBSA and excluding statutory Liens imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due and payable or delinquent or as to which the period of grace, if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(d)the claims of materialmen, workmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;
(e)deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;
(f)encumbrances in the nature of zoning restrictions, easements, rights-of-way and rights or restrictions of record or other similar encumbrances on the use of real property or minor title defects, which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;
(g)Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business;
(h)Liens securing Indebtedness permitted under Section 6.1(d); provided that (i) such Liens shall be created within one hundred twenty (120) days of the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable); provided that individual financings of Property provided by one lender otherwise permitted by this clause (h) may be cross-collateralized to other financings of Property provided by such lender permitted hereunder;
(i)Liens securing judgments and judicial attachment liens not constituting an Event of Default under Section 8.3 or securing appeal or other surety bonds relating to such judgments or a Lien created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and does not result in an Event of Default;
(j)Liens to secure insurance premium financings so long as such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;
(k)Liens on Property (i) of a Person that becomes a Subsidiary existing at the time that such Person becomes a Subsidiary in connection with an acquisition permitted hereunder and (ii) of the Borrowers or any of their Subsidiaries existing at the time such Property is purchased or otherwise acquired by such Borrower or such Subsidiary pursuant to a transaction permitted hereunder and, in each case any modification, replacement, renewal and extension thereof; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens do not encumber any Property other than Property encumbered at the time of such acquisition or such Person becoming a Subsidiary and the proceeds and products thereof and are not all asset Liens, (C) such Liens do not attach to any other Property of any Borrower or any of its Subsidiaries and (D) such Liens will secure only those obligations which it secures at the time such acquisition or purchase occurs; provided that in the cases of clauses (B), (C) and (D), individual financings of equipment and related software provided by a lender otherwise permitted by this clause (k) may be cross-collateralized to other financings of equipment and related software provided by such lender to the Borrowers and its Subsidiaries otherwise permitted hereunder at the time of such acquisition;

(l)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction, (ii) Liens in favor of any banking or other institutions or other electronic payment service providers arising as a matter of law or under general terms and conditions encumbering deposit or margin deposits maintained with such Person (including the right of setoff) that are incurred in the ordinary course of business and are within general parameters customary in the banking industry, (iii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business, and (iv) customary Liens on cash and Cash Equivalents granted to secure Bank Product Agreements entered into in the ordinary course of business; provided that, in no case under clauses (i) and (iii) of this clause (1), shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(m)(i) Liens of landlords arising in the ordinary course of business to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) Liens of suppliers (including sellers of goods) or customers arising in the ordinary course of business to the extent limited to the property or assets relating to such contract;
(n)(i) leases, licenses, subleases or sublicenses (including non-exclusive licenses and sublicenses of Intellectual Property rights) granted to others which do not (A) interfere in any material respect with the business of the Borrowers or their Subsidiaries or materially detract from the value of the relevant assets of the Borrowers or their Subsidiaries or (B) secure any Indebtedness and (ii) any interest or title of a licensor, sub-licensor, lessor or sub-lessor under leases, licenses, subleases or sublicenses entered into by any of the Borrowers and their Subsidiaries as licensee, sub-licensee, lessee or sublessee in the ordinary course of business or any customary restriction or encumbrance with respect to the Property subject to any such lease, license, sublease or sublicense;
(o)(i) Liens on Equity Interests of joint ventures securing capital contributions thereto and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to Non-Wholly-Owned Subsidiaries;
(p)[reserved];
(q)Liens on assets of non-Guarantor Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral and (ii) such Liens secure only Indebtedness incurred pursuant to Section 6.1(m);
(r)Liens securing Indebtedness and other obligations in the aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(s)to the extent constituting Liens, any option or other agreement to purchase any asset of any Borrower or any of its Subsidiaries, the disposition of which is expressly permitted under Section 6.4 or otherwise under this Agreement;
(t)reasonable customary initial deposits and margin deposits to the extent required by Applicable Law, which secure Indebtedness under Hedge Agreements permitted under Section 6.1; provided that any obligation secured by any deposit permitted under this Section 6.2(t) shall have been incurred in the ordinary course of business and not for speculative purposes;
(u)Liens solely on any cash earnest money deposits or escrow arrangements made by any Borrower or any Subsidiary in connection with any letter of intent or purchase or merger agreement for any Acquisition permitted under this Agreement;

(v)(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods in the ordinary course of business and (ii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit permitted under Section 6.1 issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(w)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrowers and their Subsidiaries in the ordinary course of business permitted by this Agreement;
(x)Liens on cash collateral (including any related deposit accounts) to secure bi-lateral letters of credit, bank guarantees and related instruments permitted under Section 6.1(1);
(y)(i) Liens on cash or Cash Equivalents used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is permitted by this Agreement; and (ii) Liens in favor of a trustee in an indenture to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee;
(z)Liens on Escrowed Debt Proceeds for the benefit of the holders of the related Escrowed Debt (or the underwriter, trustee, escrow agent or arrangers thereof) or on cash set aside at the time of incurrence of any Escrowed Debt or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Escrowed Debt and are held in an escrow account or similar arrangement to be applied solely for such purpose;
(aa)Liens securing Indebtedness permitted pursuant to Section 6.1(r), provided that any such Liens on the Collateral are subject to (i) in the case of the Specified Term Loan Indebtedness and any Permitted Refinancing Indebtedness thereof, the Initial Intercreditor Agreement or (ii) in all other cases, a customary intercreditor agreement reasonably acceptable to the Agent, as applicable; and
(ab)any Quasi-Security arising by operation of law or regulation (or by contract to substantially the same effect as such Quasi-Security) and in the ordinary course of business.
Notwithstanding anything to the contrary in this Agreement, the Borrowers shall not, nor shall it permit any of its Domestic Subsidiaries to, mortgage, pledge, grant or permit to exist a security interest in, or other Lien securing Indebtedness upon, any of its real property now owned or hereafter acquired, except Liens permitted under clauses (a), (d), (f) or (n) of this Section 6.2.
6.3Restrictions on Fundamental Changes. Merge, consolidate, amalgamate or consummate any similar combination with (including by division), or consummate any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:
(a)any Subsidiary may be merged, amalgamated, liquidated, dissolved, wound up or consolidated with or into (i) any Borrower (provided that such Borrower shall be the continuing or surviving entity) or (ii) any one or more other Subsidiaries (provided that when any Guarantor is merging, amalgamating, liquidating, dissolving, winding up or consolidating with another Subsidiary, such Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Guarantor to the extent required under, and within the time periods set forth in Section 5.11, with which the Borrowers shall comply in connection with such transaction);
(b)any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to any Borrower or any Guarantor that is a Guarantor; provided that, with respect to any such disposition by any non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;
(c)any non-Guarantor Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up, division or otherwise) to any other non-Guarantor Subsidiary;
(d)Asset Dispositions permitted by Section 6.4 (other than clause (b) thereof);
(e)any Person may merge with or into any Borrower or any of its Wholly-Owned Subsidiaries in connection with an Acquisition permitted pursuant to Section 6.6; provided that (i) in the case of a merger involving a Wholly-Owned Subsidiary of any Borrower (and not involving such Borrower), the Person surviving such merger shall be a direct or indirect Wholly-Owned Subsidiary of such Borrower, and to the extent required by, and within the time periods set forth in, Section 5.11, such Borrower shall cause such Wholly-Owned Subsidiary to become a Guarantor and to comply with all other requirements set forth in Section 5.11, (ii) in the case of any such merger to which any Borrower is a party, such Borrower is the surviving Person and (iii) in the case of any such merger to which any Guarantor is a party, such Guarantor shall be the continuing or surviving entity or, simultaneously with such transaction, the continuing or surviving entity shall become a Guarantor in respect of the applicable Facility or Facilities pursuant Section 5.11 in connection therewith; and
(f)any Wholly-Owned Subsidiary of the Borrowers may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any Acquisition permitted pursuant to Section 6.6; provided that: (i) in the case of any merger involving a Wholly-Owned Subsidiary that is a Guarantor, a Guarantor shall be the continuing or surviving Person; or (ii) in the case of any merger involving a Wholly-Owned Subsidiary that is not a Guarantor, in connection with such transaction, the continuing or surviving Person shall become a Guarantor to the extent required under, and within the time periods set forth in, Section 5.11, with which the Borrowers shall comply in connection with such transaction.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent that any assets included in any Borrowing Base are transferred pursuant to Section 6.3(b) from a Loan Party under one Facility to a Loan Party under another Facility, the Borrowers shall have, prior to the consummation of such Investment, delivered to the Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base.
6.4Asset Dispositions. Make any Asset Disposition except:
(a)the sale of inventory in the ordinary course of business;
(b)the transfer of assets to any Borrower or any Guarantor pursuant to any other transaction permitted pursuant to Section 6.3;

(c)Asset Dispositions of property in the form of an Investment permitted pursuant to Section 6.9 (other than clause (o) thereof);
(d)(i) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction and (ii) the sale or discount, pursuant to an Eligible Customer-Sponsored Program, of accounts receivable arising in the ordinary course of business, not undertaken as part of any financing transaction;
(e)the disposition, termination or unwinding of any Hedge Agreement;
(f)dispositions of cash and Cash Equivalents;
(g)Asset Dispositions (i) between or among Loan Parties, (ii) by any ~~Non-Guarantor~~non-Guarantor Subsidiary to any Loan Party (provided that any new transfer shall be for fair market value on arm’s length terms, in each case as determined in good faith by the Administrative Borrower) and (iii) by any ~~Non-Guarantor~~non-Guarantor Subsidiary to any other ~~Non-Guarantor~~non-Guarantor Subsidiary;
(h)(i) the sale or other disposition of obsolete, worn-out or surplus assets no longer used or useful in the business of any Borrower or any of its Subsidiaries; and (ii) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the ordinary course of business;
(i)sales of equipment and similar property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the net cash proceeds of such sale are reasonably promptly applied to the purchase price of such replacement property;
(j)non-exclusive licenses and sublicenses of Intellectual Property rights in the ordinary course of business not adversely interfering, individually or in the aggregate, in any material respect with the business of the Borrowers and their Subsidiaries;
(k)leases, subleases, licenses or sublicenses of real or personal property granted by any Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or adversely interfering in any material respect with the business of any Borrower or any of its Subsidiaries;
(l)Insurance and Condemnation Events;
(m)[reserved];
(n)to the extent constituting an Asset Disposition, (i) Liens permitted by Section 6.2 (other than clause (s) thereof) and (ii) Restricted Payments permitted by Section 6.7;
(o)the lapse, abandonment or cancellation of any Intellectual Property in the ordinary course of business;
(p)(i) Asset Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements; and (ii) Asset Dispositions of qualifying shares and/or other nominal amount of shares of a Foreign Subsidiary to the extent required to be held under applicable law;

(q)Asset Dispositions; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result therefrom, (ii) such Asset Disposition is made for fair market value (as determined by the Administrative Borrower in good faith), and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (q) shall not exceed $~~20,000,000~~24,500,000 in any Fiscal Year;
(r)non-ordinary course Asset Dispositions; provided that (i) at the time of such Asset Disposition, no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) except for Asset Dispositions where the aggregate consideration received in connection therewith is less than $~~1,000,000~~10,000,000, the consideration received shall be no less than 75% in cash, (iii) after giving effect thereto (and any Indebtedness incurred in connection therewith) on a Pro Forma Basis as of the most recently ended Reference Period, the Consolidated Secured Net Leverage Ratio would not exceed 3.50 to 1.00, (iv) such Asset Disposition does not materially and adversely affect the business of the Borrowers and their Subsidiaries (as reasonably determined by the Administrative Borrower in good faith), and (v) such Borrower or applicable Subsidiary receives an amount equal to the fair market value of such assets as reasonably determined by the Administrative Borrower in good faith.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (A) no material Intellectual Property held by a Loan Party may be disposed of or transferred to any other Person who is not a Loan Party or contemporaneously therewith becomes a Loan Party ~~and~~, (B) no Loan Party may grant an exclusive license over any material Intellectual Property to any other Person who is not a Loan Party or contemporaneously therewith becomes a Loan Party, and (C) to the extent that any assets included in any Borrowing Base are disposed (including as a result of a designation of a Subsidiary to an Unrestricted Subsidiary pursuant to Section 5.17 hereof) of (i) pursuant to this Section 6.4 with a fair market value greater than $10,000,000 (including by release of a Guarantor or such assets ceasing to be owned by a Guarantor) or (ii) pursuant to Section 6.4(g) from a Loan Party under one Facility to a Loan Party under another Facility, the Borrowers shall have, prior to the consummation of such Asset Disposition, delivered to the Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base.
6.5Nature of Business. Engage in any business other than the businesses conducted by the Borrowers and their Subsidiaries as of the Closing Date and businesses and business activities reasonably related, incidental, complementary or ancillary thereto or that are reasonable extensions thereof.
6.6Payments and Modifications of ~~Junior~~Certain Indebtedness.
(a)Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Junior Indebtedness in any respect that (i) would materially and adversely affect the rights or interests of the Agent and Lenders hereunder (it being understood and agreed that any decrease in the interest rates or extension of the maturity dates shall not be deemed to be adverse in any material respect to the Agent or the Lenders, but any modification of such Junior Indebtedness to have terms (including maturity and Weighted Average Life to Maturity) upon which it could not be incurred at such time under this Agreement shall be deemed to be adverse in a material respect), unless, with respect to any Junior Indebtedness, such amendment, modification, waiver or supplement is required pursuant to the terms of such Indebtedness in effect at the time of issuance of such Indebtedness or (ii) would violate the subordination terms thereof or the subordination agreement applicable thereto.

(b)Prepay, repay, redeem, purchase, defease or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Junior Indebtedness, or make any payment in violation of any subordination terms of any Junior Indebtedness (each, a “Restricted Junior Indebtedness Payment”), except:
(i)Restricted Junior Indebtedness Payments in the form of any Permitted Refinancing Indebtedness permitted by Section 6.1 and in compliance with any subordination provisions thereof or the subordination agreement applicable thereto;
(ii)Restricted Junior Indebtedness Payments made solely with the proceeds of (A) Qualified Equity Interests or any capital contribution in respect of Qualified Equity Interests of the Borrowers or (B) a substantially contemporaneous issuance of additional Junior Indebtedness permitted under Section 6.1;
(iii)(A) Restricted Junior Indebtedness Payments as a result of the conversion of all or any portion of such Junior Indebtedness into Qualified Equity Interests of the Borrowers, and (B) payments of interest in respect of Junior Indebtedness in the form of payment in kind interest constituting Indebtedness permitted pursuant to Section 6.1;
(iv)the payment of interest, expenses and indemnities in respect of Junior Indebtedness (except to the extent prohibited by the subordination terms thereof or the subordination agreement applicable thereto);
(v)Restricted Junior Indebtedness Payments so long as the Payment Conditions are satisfied;
(vi)(A) the payment upon maturity (or otherwise required pursuant to customary prepayment, redemption, repurchase or defeasance obligations in connection with a change of control, fundamental change or asset sale) of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and other Junior Indebtedness, and (B) the Borrowers may (1) convert or exchange the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Qualified Equity Interests of the Borrowers and make a payment of cash in lieu of fractional shares of the Borrowers’ Qualified Equity Interests deliverable upon any such conversion or exchange or (2) deliver cash in connection with any conversion of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes and any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Indebtedness not to exceed the sum of (x) the principal amount of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes or such Permitted Convertible Indebtedness, as applicable, and (y) the amount of any payments required to be made to any Borrower or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the conversion of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes or such other relevant Permitted Convertible Indebtedness;
(vii)so long as no Default or Event of Default exists or will result therefrom, Restricted Junior Indebtedness Payments in an aggregate amount, taken together with all other Restricted Junior Indebtedness Payments made pursuant to this clause (b)(vii) and all Restricted Payments made pursuant to Section 6.7(i), not to exceed the sum of (A) $~~50,000,000~~55,000,000 in any Fiscal Year plus (B) up to $25,000,000 of the unused amount available for Restricted Junior Indebtedness Payments under this clause (b)(vii) and Restricted Payments under Section 6.7(i) in the immediately preceding Fiscal Year (provided that in no event shall the amount of Restricted Junior Indebtedness Payments made under this clause

(b)(vii), when taken together with all Restricted Payments made pursuant to Section 6.7(i) exceed $~~75,000,000~~80,000,000 in any Fiscal Year); and
(viii)the payment of Escrowed Debt with any Escrowed Debt Proceeds applicable thereto.
(c)Without the written consent of the Agent, amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Specified Term Loan Document in any respect if (i) the effect thereof would shorten the maturity date thereof or require any scheduled payment of principal or mandatory repayment, repurchase or redemption not required under the Specified Term Loan Document as in effect on the Amendment No. 4 Effective Date, or (ii) such changes would violate the Initial Intercreditor Agreement.
6.7Restricted Payments. Declare or make any Restricted Payments; provided that:
(a)the Borrowers or any of their Subsidiaries may pay dividends in shares of its own Qualified Equity Interests;
(b)any Subsidiary of the Borrowers may make Restricted Payments to the Borrowers or any Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis);
(c)any Non-Guarantor Subsidiary may make Restricted Payments to any other ~~Non-Guarantor~~non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);
(d)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons (A) to the extent that such purchase is made with the net cash proceeds of any offering of Equity Interests of or capital contributions to the Borrowers or (B) otherwise in an aggregate amount not to exceed $~~5,000,000~~10,000,000 in any Fiscal Year;
(e)the Borrowers may make (i) non-cash repurchases of Equity Interests of the Borrowers deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity awards if such Equity Interests represent a portion of the exercise price of such options or warrants or similar equity incentive awards and (ii) payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant, and any repurchases of Equity Interests in consideration of such payments (including deemed repurchases), in connection with the exercise of employee stock options and the vesting of restricted stock and restricted stock units in the ordinary course of business;
(f)the Borrowers may make Restricted Payments to allow the Borrowers to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Qualified Equity Interests of the Borrowers;
(g)the Borrowers may make Restricted Payments so long as the Payment Conditions have been satisfied;

(h)the Borrowers may make Restricted Payments in order to purchase the number of shares of common Equity Interests delivered for the purpose of repurchasing, exchanging, converting, redeeming or retiring the Existing Notes or any Permitted Refinancing thereof so long as the Payment Conditions have been satisfied; provided that so long as (1) no Loans are outstanding, (2) no Loans have been outstanding for the immediately preceding 30 consecutive days, and (3) no outstanding Borrowings are used for purposes of making such Restricted Payment, then clause (c) of the Payment Conditions shall only be required to be satisfied as of the initial date of testing the Payment Conditions under this clause (h) at the end of each subsequent 30 consecutive day period (to the extent that any such Restricted Payments were made in the prior 30-day period or are planned in the immediately succeeding 30-day period); ~~and~~
(i)(i) so long as no Default or Event of Default exists or will result therefrom, the Borrowers may make Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (i) and all Restricted Junior Indebtedness Payments made pursuant to Section 6.6(b)(vii), not to exceed the sum of (A) $~~50,000,000~~55,000,000 in any Fiscal Year plus (B) up to $25,000,000 of the unused amount available for Restricted Payments under this clause (i) and Restricted Junior Indebtedness Payments under Section 6.6(b)(vii) in the immediately preceding Fiscal Year (provided that in no event shall the amount of Restricted Payments made under this clause (i), when taken together with all Restricted Junior Indebtedness Payments made pursuant to Section 6.6(b)(vii) exceed $~~75,000,000~~80,000,000 in any Fiscal Year) and (ii) the payment of any Restricted Payment within sixty (60) days after the date of declaration of such Restricted Payment if, at the date of declaration of such Restricted Payment, such Restricted Payment would have complied with the provisions of this Section 6.7(i) (so long as, during any interim period prior to such payment, any calculation or measurement hereunder is made assuming such amount has been paid)~~.~~; and
(j)the purchase of the number of shares of common Equity Interests delivered for the purpose of repurchasing, exchanging, redeeming, converting or retiring any Permitted Convertible Indebtedness, so long as the Payment Conditions have been satisfied.
For purposes of determining whether the payment of the premium for any Permitted Bond Hedge Transaction is permitted pursuant to Section 6.7(g) or Section 6.7(h), the amount of the Restricted Payment in respect of the payment of such premium shall be deemed to be the premium for such Permitted Bond Hedge Transaction, minus, if applicable, the premium paid to the Borrowers in connection with any related Permitted Warrant Transaction entered into substantially concurrently with the Borrowers entering into such Permitted Bond Hedge Transaction.
6.8Accounting Methods; Organizational Documents.
(a)Change its Fiscal Year end (other than in the case of any Subsidiary to conform such Subsidiary’s Fiscal Year end to that of the Administrative Borrower), or make (without the consent of the Agent) any material change in its accounting treatment and reporting practices except as permitted or required by GAAP.
(b)Amend, modify or change its Organizational Documents in any manner materially adverse to the rights or interests of the Lenders.
6.9Investments. Make or hold any Investment, except:
(a)Investments existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date) and described on Schedule 6.9 and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.9;
(b)Investments (i) existing on the Closing Date in Subsidiaries existing on the Closing Date, (ii) made after the Closing Date by any Loan Party in any other Loan Party that is a Loan Party, (iii) made after the Closing Date by any non-Guarantor Subsidiary in any Loan Party and (iv) made after the Closing Date by any non-Guarantor Subsidiary in any other non-Guarantor Subsidiary;
(c)Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(d)Investments in cash and Cash Equivalents;
(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(f)deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 6.2;
(g)Hedge Agreements permitted pursuant to Section 6.1;
(h)purchases of assets in the ordinary course of business;
(i)(i) Permitted Acquisitions and (ii) to the extent made in connection with the consummation of a Permitted Acquisition by a Foreign Subsidiary, Investments made substantially concurrently therewith as an advance or contribution to one or more Foreign Subsidiaries for purposes of consummating the applicable Permitted Acquisition (including, in the case of this clause (ii), any contribution of cash to a Foreign Subsidiary in contemplation of the Specified Acquisition);
(j)Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $~~5,000,000~~10,000,000 (determined without regard to any write-downs or write-offs of such loans or advances);
(k)Investments in the form of Restricted Payments permitted pursuant to Section 6.7;
(l)(i) Guarantees permitted pursuant to Section 6.1, and (ii) guaranties of performance related obligations (not constituting the payment of Indebtedness for borrowed money) in the ordinary course of business;
(m)any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction;
(n)Investments in the form of travel advances and relocation and other loans and advances to employees for reasonable and customary business-related travel, entertainment, relocation, and analogous ordinary business purposes, and payroll advances in connection with changes in payroll systems and other advances of payroll payments to employees, in each case in the ordinary course of business;

(o)non-cash consideration received in connection with Asset Dispositions expressly permitted by Section 6.4;
(p)Investments (other than Acquisitions) so long as the Payment Conditions have been satisfied; and
(q)Investments in an aggregate outstanding amount not to exceed $50,000,000 so long as no Default or Event of Default exists or would result after giving effect thereto.
Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent that any assets included in any Borrowing Base are transferred pursuant to Section 6.9(b) from a Loan Party under one Facility to a Loan Party under another Facility, the Borrowers shall have, prior to the consummation of such Investment, delivered to the Agent an updated Borrowing Base Certificate that reflects the removal of the applicable assets from the applicable Borrowing Base.
6.10Transactions with Affiliates. Directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (x) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrowers or any of their Subsidiaries or (y) any Affiliate of any such officer, director or holder, other than:
(a)transactions permitted by Sections 6.1, 6.3, 6.4, 6.6 and 6.7:
(b)transactions existing on the Closing Date and described on Schedule 6.10;
(c)transactions among Loan Parties not prohibited hereunder;
(d)other transactions on terms at least as favorable to the Loan Parties and their respective Subsidiaries as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body, which may include any committee of independent directors acting on behalf of the board of directors) of the Borrowers;
(e)employment, severance and other similar compensation arrangements (including bonuses, stock option plans, equity incentive plans and employee benefit plans and arrangements) with their respective directors, officers and employees in the ordinary course of business; and
(f)payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrowers and their Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowers and their Subsidiaries.
6.11No Further Negative Pledges; Restrictive Agreements. Enter into, assume or permit to exist any agreement (other than this Agreement or any other Loan Document) or consensual encumbrance or restriction that:
(a)prohibits or restricts the ability of any Subsidiary to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to or invest in any Borrower or any Guarantor, except (i) (x) any agreement in effect on the Closing Date and set forth on Schedule 9.10 and (y) to the extent prohibitions and/or restrictions permitted by clause (x) are set forth in an agreement evidencing Indebtedness or are set forth in any agreement evidencing any Permitted Refinancing Indebtedness in respect thereof, so long as such prohibitions and/or restrictions are (1) not (taken as a whole) materially more restrictive on such Subsidiary than those in the original Indebtedness or (2) are not materially less favorable, taken as a whole, to the Lenders than is customary in comparable financings for similarly situated issuers and do not materially impair any Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrowers; (ii) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Borrower; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (iv) customary provisions restricting assignment of any agreement or license entered into by a Subsidiary in the ordinary course of business; (v) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien); (vi) customary prohibitions, restrictions and conditions contained in any agreement relating to Asset Dispositions permitted under Section 6.4 pending the consummation of such Asset Disposition; (vii) in the case of any joint venture which is not a Loan Party, restrictions in such joint venture’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity, so long as the Investment in such joint venture is otherwise permitted by Section 6.6, (viii) customary provisions in Indebtedness permitted pursuant to Section 6.1; provided that such provisions (1) are not (taken as a whole) materially more restrictive than those in this Agreement or (2) are not materially less favorable, taken as a whole, to the Lenders than are customary in comparable financings for similarly situated issuers and will not materially impair any Borrower’s ability to make payments on the Obligations when due, in each case in the good faith judgment of the Borrowers; (ix) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(b), 6.1(d) or 6.1(e) (provided that any such restriction contained therein relates only to the asset or assets described thereby); (x) customary restrictions in leases, subleases, or licenses otherwise permitted hereby so long as such restrictions relate solely to the assets subject thereto; or (xi) by reason of Applicable Law;
(b)prohibits or restricts the ability of any Subsidiary (other than any Subsidiary that is an Excluded Subsidiary under clauses (b) or (c) of the definition thereof) to Guarantee the Indebtedness of any Borrower and the other Loan Parties under the Loan Documents other than in the case of any non-Wholly-Owned Subsidiary which is not a Loan Party, restrictions in such non-Wholly-Owned Subsidiary’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements;
(c)limits the ability of any Borrower or any Subsidiary (other than any Subsidiary that is an Excluded Subsidiary under clauses (b) or (c) of the definition thereof) to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent pursuant to this Agreement or the other Loan Documents other than (i) customary limitations on Liens contained in any agreement with respect to Indebtedness incurred pursuant to (A) Section 6.1(i) that permits, as of the date of incurrence thereof, Liens under the Loan Documents to secure the Obligations (including any additional amounts permitted to be incurred pursuant to Section 2.14), (B) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(b) or Section 6.1(d) (provided that any such restriction contained therein relates only to the asset or assets described thereby) or (C) Section 6.1(e), but only to the extent of the assets subject to Liens permitted under Section 6.2(k) that secure such Indebtedness; (ii) customary provisions restricting assignment of any agreement or license entered into by a Subsidiary in the ordinary course of business; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; or (iv) in the case of any joint venture which is not a Guarantor, restrictions in such joint venture’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity, so long as the Investment in such joint venture is otherwise permitted by Section 6.6; or
(d)requiring the grant of a Lien to secure an obligation of any Borrower or any Loan Party if a Lien is granted to the Agent pursuant to the Loan Documents other (i) than customary provisions in any agreement with respect to existing Indebtedness incurred pursuant to Section 6.1(i) to the extent that such requirement would occur only as a result of the violation by any Borrower or any Subsidiary of a limitation on the creation, incurrence, assumption or suffering to exist of Liens on its property that is permitted under clause (c) of this Section or (ii) in the case of any joint venture which is not a Guarantor, restrictions in such joint venture’s Organizational Documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or property held in the subject joint venture or other entity, so long as the Investment in such joint venture is otherwise permitted by Section 6.6.
6.12Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries or its Unrestricted Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Existing Credit Facility, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes; provided that (x) no part of the proceeds of the Loans will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Section 6.12 shall be provided only insofar as it does not result, in relation to a German Loan Party, in a violation of or conflict with section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), or any provision of Council Regulation (EC) 2271/1996, and in relation to the Canadian Loan Party a violation of or conflict with the Foreign Extraterritorial Measures Act and any orders promulgated thereunder.
6.13Employee Benefits.
(a)Complete an Acquisition where, following such Acquisition, any Person that is a Loan Party would have liabilities exceeding $~~20,000,000~~75,000,000 in respect of a Canadian Defined Benefit Plan.
(b)Except as otherwise permitted by Section 6.13(a), create or establish or assume or become liable for or permit to exist any obligation in respect of any Canadian Defined Benefit Plan.
6.14Outbound Investment Regulations. (a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if such Loan Party or Subsidiary were a United States Person or (iii) any other activity that would cause Agent to be in violation of the Outbound Investment Rules or cause the Agent to be legally prohibited by the Outbound Investment Rules from performing under this Agreement or any other Loan Document.
7.FINANCIAL COVENANT.
Each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations, Borrowers will maintain a Fixed Charge Coverage Ratio, calculated for each 12 month period ending on the first day of any Covenant Testing Period and the last day of each fiscal quarter occurring until the end of any Covenant Testing Period (including the last day thereof), in each case of at least 1.00 to 1.00.
8.EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
8.1Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;
8.2Covenants. If any Loan Party or any of its Subsidiaries:
(a)fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), or 5.15 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, (iv) Section 7(k) of the Guaranty and Security Agreement, or (v) Section 7(k) of the Canadian Guarantee and Security Agreement;
(b)[reserved]
(c)fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of thirty days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;
8.3Judgments. If one or more final judgments, orders, or awards for the payment of money involving an aggregate amount of $~~20,000,000~~75,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of thirty consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;
8.5Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6Default Under Other Agreements. If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $~~20,000,000~~75,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results (other than (x) any event that permits holders of the ~~2023~~2026 Convertible Notes, the ~~2024~~2031 Convertible Notes or any Permitted Convertible Indebtedness to convert or exchange such Indebtedness or (y) the conversion or exchange of any such Indebtedness, in either case, into common stock of the Administrative Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Administrative Borrower), cash or a combination thereof) in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder; provided that clause (ii) shall not apply to (1) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, and (2) the occurrence of any early termination or cancellation and payment (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction;
8.7Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties (a) that already are qualified or modified by materiality in the text thereof) or (b) with respect to the Borrowing Base (and components thereof) as of the date of issuance or making or deemed making thereof;
8.8Guaranty. If the guaranty obligation of any Guarantor under the guaranty contained in the Guaranty and Security Agreement or Canadian Guarantee and Security Agreement, as applicable, is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes or purports to repudiate or revoke any such guaranty, in each case other than in accordance with the express terms hereof or thereof;
8.9Security Documents. If the Guaranty and Security Agreement, the Canadian Guarantee and Security Agreement, any Canadian Hypothec or any other Loan Document that purports to create a Lien, shall, for any reason (other than as a result of an action on the part of the Agent or any Secured Party), fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens which are non-consensual Permitted Liens or Permitted Liens under Section 6.2(h)) first priority Lien ~~on~~(subject to the Initial Intercreditor Agreement) on any material portion of the Collateral covered thereby, except ~~(a)~~ as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement ~~or (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $2,000,000, in each case other than in accordance with the express terms hereof or thereof~~;

8.10Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than as a result of an action on the part of the Agent or any Secured Party) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document, in each case other than in accordance with the express terms hereof or thereof; or
8.11Change of Control. A Change of Control shall occur, whether directly or indirectly.
8.12ERISA; Canadian Pension Plans; UK Defined Benefit Pension Plan. The occurrence of any of the following events: (a) any Loan Party or ERISA Affiliate, as applicable, fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan, Multiemployer Plan, Canadian Pension Plan, Canadian MEPP or UK Defined Benefit Pension Plan, and such failure has resulted or could reasonably be expected to result in liability in excess of $~~20,000,000~~75,000,000, (b) a Termination Event which has or could reasonably be expected to result in ~~a Material Adverse Effect,~~liability in excess of $75,000,000, (c) a Canadian Termination Event, which has or could reasonably be expected to result in liability in excess of $~~20,000,000~~75,000,000 or (d) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans or a UK Defined Benefit Pension Plan and incurs Withdrawal Liability (or in the case of UK Defined Benefit Pension Plan, a debt becoming due and payable under section 75 of the UK Pensions Act 1995), in the aggregate, which has or which could reasonably be expected to result in liability in excess of $~~20,000,000~~75,000,000 or fails to make any Withdrawal Liability payment when due.
9.RIGHTS AND REMEDIES.
9.1Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
(b)by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lenders to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and
(c)exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit or Canadian Reimbursement Undertakings and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by the Borrowers.
9.2Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
10.WAIVERS; INDEMNIFICATION.
10.1Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
10.2The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code and the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.
10.3Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, the Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo and its Affiliates) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Loan Parties’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes which relate to primarily non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
11.NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:
c/o Administrative Borrower
Viavi Solutions Inc.
~~6001 America Center Drive~~
~~San Jose, California 95002~~
~~Attn: Fan Zou~~
~~Fax No. 408-404-9038~~1445 South Spectrum Blvd., Suite 102
Chandler, Arizona 85296
Attn: Ilan Daskal
Email: ilan.daskal@viavisolutions.com

with copies to:	Gibson, Dunn & Crutcher 333 South Grand Avenue Los Angeles, CA 90071 Attn: Cromwell Montgomery Fax No.: 213-229-6078
If to Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION 1800 Century Park East, Suite 1100 Los Angeles, CA 90067 Attn: Loan Portfolio Manager Fax No.: 855.896.3513
with copies to:	~~Davis Polk & Wardwell~~Paul Hastings LLP ~~450 Lexington~~200 Park Avenue New York, NY ~~10017~~10166 Attn: ~~Monica Holland, Esq.~~Jennifer Yount and Rafael Alvarado Fax No.: ~~212-701-5307~~212-303-7008

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).
11.1Agent’s Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to Administrative Borrower and Lenders, as Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
12.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR

THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN, AND HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b). EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)[reserved].
(e)NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, THE SWING LENDERS, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY

OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
(f)[reserved].
13.ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1Assignments and Participations.
(a)(i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
(A)Borrowers; provided, that no consent of Borrowers shall be required (1) if a Default or Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender, an Affiliate or a fund under common control with a Lender (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within ten Business Days after having received notice thereof; and
(B)Agent, Swing Lenders, and Issuing Bank; provided, that no such consent shall be required in connection with an assignment to a Person that is a Lender, an Affiliate or a fund under common control with a Lender (other than natural persons) of a Lender.
(i)Assignments shall be subject to the following additional conditions: Loan Party,
(A)no assignment may be made to a natural person,
(B)no assignment may be made to a Loan Party or an Affiliate of a Loan Party,
(C)the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),
(D)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(E)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an

Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,
(F)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(G)the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
(b)From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto) and (iii) the Assignee shall be deemed to have appointed the Agent (acting through its London Branch) to act as security trustee for it on the terms set out in the Loan Documents; provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decrease the amount or postpone the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
13.2Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
13.3Register and Participant Register.
(a)The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the terms of, and principal amounts (and related interest amounts) and currencies of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender (solely with respect to such Lender’s own interests only), at any reasonable time and from time to time upon reasonable prior notice.
(b)The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant, and the amount of each Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
14.AMENDMENTS; WAIVERS.
14.1Amendments and Waivers.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:

(i)increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the penultimate sentence of Section 2.4(c)(i),
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial covenant in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),
(iv)amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders, all directly affected Lenders or Supermajority Lenders,
(v)amend, modify, or eliminate Section 3.1 or 3.2,
(vi)amend, modify, or eliminate Section 15.12,
(vii)other than as permitted by Section 15.12, release ~~or contractually subordinate~~ Agent’s Lien in and to any of the Collateral,
(viii)amend, modify, or eliminate the definitions of “Required Lenders”, Supermajority Lenders or “Pro Rata Share”,
(ix)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,
(x)at any time that any Real Property is included in the Collateral, add increase, renew or extend any Loan, Letter of Credit or Commitment hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws, all other Real Property Deliverables or as otherwise satisfactory to all Lenders,
(xi)amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party; ~~or~~
(xii)amend, modify or eliminate Section 2.4(b), Section 2.4(e), Section 2.4(f) or Section 15.15(b); or
(xiii)other than in connection with a debtor-in-possession financing consented to by the Required Lenders or as otherwise set forth in Section 15.12 (but limited with respect to the Agent’s authorization to subordinate any Liens securing any Indebtedness permitted pursuant to Section 6.1 and Section 6.2, in each case, as in effect on the Amendment No. 4 Effective Date or as such sections are otherwise amended or modified after the Amendment No. 4 Effective Date with the written consent of each Lender), (A) subordinate any of the Obligations owing to the Lenders in right of payment to any other Indebtedness or (B) contractually subordinate the Liens with respect to any Collateral to any other Lien.
(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
(ii)any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;
(c)No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate the definition of Borrowing Base, the Global Borrowing Base, the German Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Unrestricted Cash, Eligible Inventory and Eligible Real Property) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon any Borrowing Base, but not otherwise, or the definition of Maximum Revolver Amount, or change Section 2.1(d);
(d)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders;
(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lenders, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lenders, Agent, Borrowers, and the Required Lenders; and
(f)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender and (iii) any amendment contemplated by Section 2.12(d)(iii) of this Agreement in connection with a Benchmark Transition Event shall be effective as contemplated by such Section 2.12(d)(iii) hereof.
14.2Replacement of Certain Lenders.
(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers, upon at least five Business Days of providing notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders (subject to the consent of the Issuing Banks to the extent such Replacement Lender is not an existing Lender), and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit, and (iii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
14.3No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.AGENT; THE LENDER GROUP.
15.1Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15 and the UK Security Agent agrees to act as security trustee for and on behalf of the Lenders (and the Bank Product Providers) to hold on trust (i) the security interests constituted by the UK Security Documents and the German Security Agreements as security trustee on the conditions contained in the UK Security

Documents and (ii) the security interests constituted by the Irish Security Documents as security trustee on the conditions contained in the Irish Debenture. By signing this Agreement each Lender shall be deemed to have appointed the Agent (acting through its London Branch) to act as security trustee for it on the terms set out in the Loan Documents. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” or “trustee” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine or trusteeship doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
15.2Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.
15.3Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
15.4Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).
15.5Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
15.6Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).
15.7Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.
15.8Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
15.9Successor Agent. Agent may resign as Agent upon 30 days (ten days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or a Default or Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or as a Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or as a Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.
15.10Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.
15.11Hypothecary Representative (Quebec). Without limiting the powers of the Agent under this Agreement and the other Loan Documents, to the extent necessary for the purposes of holding any Loan Document granted by any Loan Party pursuant to the laws of the Province of Québec, each of the secured parties under any Loan Document ~~and~~, each Bank Product Provider and any receiver appointed under an Irish Security Document (collectively, the “Secured Parties”) hereby irrevocably appoints and authorizes the Agent, as part of its duties as Agent, to act as the hypothecary representative of all present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec. Any Person who becomes a Secured Party or successor Agent shall be deemed to have consented to and ratified the foregoing appointment of the Agent as the hypothecary representative on behalf of all Secured Parties, including such Person and any Affiliate of such Person designated above as a Secured Party. The appointment of a successor Agent pursuant to the terms hereof also constitutes the appointment of a successor hypothecary representative under this Section without any further agreement, act or formality (subject to, prior to the successor hypothecary representative exercising the rights relating to the hypothec created under any such Loan Document, the publication by registration of a notice of replacement in the applicable registers in accordance with the terms of Article 2692 of the Civil Code of Quebec). For greater certainty, the Agent, acting as hypothecary representative, will have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Agent in this Agreement, which will apply mutatis mutandis.
15.12Collateral Matters.
(a)The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties and their Subsidiaries of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, (v) in connection with a credit bid or purchase authorized under this Section 15.12, or (vi) constituting property owned by an Unrestricted Subsidiary upon designation of any Subsidiary as an Unrestricted Subsidiary. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or comparable provisions of other applicable laws, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code and comparable provisions of other applicable laws, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the

Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in subclause (J) of Section 2.4(b)(iii) or (iv), as applicable, shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Indebtedness permitted hereunder ~~and~~, (b) to the holder of any Permitted Lien on property not constituting ABL Priority Collateral to the extent such Permitted Lien secures any other Indebtedness that is expressly permitted under Section 6.1 to be prior to the Liens in favor of Agent and (c) to the extent Agent has the authority under this Section 15.12 to release its Lien on such property. Notwithstanding the provisions of this Section 15.12, Agent shall be authorized, without the consent of any Lender and without the requirement that an asset sale consisting of the sale, transfer or other disposition having occurred, to release any security interest in any building, structure or improvement located in an area determined by the Federal Emergency Management Agency to have special flood hazards provided that such building, structure or improvement has an immaterial fair market value.
(b)Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof,

(iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.
15.13German Parallel Debt.
For purposes of taking security in, or subject to the laws of, Germany and ensuring the continued validity of such security, each of the Loan Parties agree:
(a)As used in this Section 15.13, “Corresponding Obligations” means any German Obligation other than the Agent German Parallel Debt Claim.
(b)Notwithstanding any other provision of this Agreement or any Loan Document, each German Loan Party hereby irrevocably and unconditionally agrees to pay to Agent, as a creditor in its own right and not as a representative of the Lenders, an amount (the “Agent German Parallel Debt Claim”) equal to each Corresponding Obligation owed by such German Loan Party by itself under the Loan Documents as and when such Corresponding Obligation is due and payable under this Agreement or any other Loan Document or would be due and payable but for any discharge resulting from any failure of a Lender to take appropriate steps, in insolvency or similar proceedings affecting such Loan Party, to preserve its entitlement to be paid such Corresponding Obligation.
(c)Agent shall have its own independent right to demand and enforce payment of Agent German Parallel Debt Claim from a German Loan Party, irrespective of any discharge of such German Loan Party’s obligation to pay Agent German Parallel Debt Claim resulting from failure by Agent to take appropriate steps, in insolvency or similar proceedings affecting such German Loan Party, to preserve its entitlement to be paid such Agent German Parallel Debt Claim. Agent’s right to enforce Agent Parallel Debt Claim includes, without limitation, the exercise of any remedy available to Agent under this Agreement or any other Loan Document, in law or in equity.
(d)Notwithstanding anything to the contrary contained herein, (i) any amount due and payable by a German Loan Party to Agent in respect of Agent German Parallel Debt Claim shall be reduced if and to the extent the Lenders shall have irrevocably received payment in full of the corresponding amount in respect of the Corresponding Obligations; (ii) any amount due and payable by a German Loan Party to a Lender in respect of a Corresponding Obligation shall be reduced if and to the extent that Agent has irrevocably received payment in full of the corresponding amount in respect of Agent German Parallel Debt Claim; and (iii) the aggregate amount of Agent German Parallel Debt Claims shall not exceed the aggregate amount of the Corresponding Obligations at any time.
(e)Subject to the limitation set forth in clause (d) above, the rights of the Lenders to demand, receive and enforce payment of amounts payable by any German Loan Party in respect of the Corresponding Obligations are several, separate and independent from, and without prejudice to, the rights of Agent to demand, receive and enforce payment of Agent German Parallel Debt Claim in its own name.

(f)Each Lender shall, at the request of Agent, perform any act required in connection with the enforcement of any Agent German Parallel Debt Claim, including, without limitation, joining in any legal proceedings in respect of Agent German Parallel Debt Claim or the German Collateral.
(g)Each German Loan Party hereby irrevocably and unconditionally waives any right it may have to require a Lender to join with Agent in any legal proceedings as co-claimant with Agent in respect of any Agent German Parallel Debt Claim or the German Collateral.
15.14German Transaction Security.
(a)The Agent shall administer any security interest under a German Security Agreement which is pledged (Verpfändung) or otherwise transferred to any Loan Party under an accessory security right (akzessorische Sicherheit) as agent and security trustee (Treuhänder).
(b)Each Loan Party (other than the Agent) hereby authorises the Agent (whether or not by or through employees or agents):
(i)to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Agent under the German Security Agreements together with such powers and discretions as are reasonably incidental thereto;
(ii)to take such action on its behalf as may from time to time be authorised under or in accordance with the German Security Agreements; and
(iii)to accept and enter into as its attorney (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Loan Party in connection with the Loan Documents under German law and to agree to and execute on its behalf as its attorney (Stellvertreter) any amendments, confirmations and/or alterations to any German Security Agreements which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security interest.
(c)Each of the Loan Parties (other than the Agent) hereby relieves the Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Loan Party. A Loan Party which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agent accordingly.
(d)Each Loan Party (other than the Agent) hereby ratifies and approves all acts and declarations previously done by the Agent on such Loan Party’s behalf (including for the avoidance of doubt any declarations made by the Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Loan Party as future pledgee or otherwise).
(e)Each of the Loan Parties (other than the Agent) hereby authorises the Agent to (sub-) delegate any powers granted to it under this Clause 15.14 to any attorney it may elect in its discretion and to grant powers of attorney to any such attorney (including the exemption from self-dealing and representing several persons (in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch)) (in each case to the extent legally possible)).
15.15Restrictions on Actions by Lenders; Sharing of Payments.

(a)Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(b)If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.
15.16Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.
15.17Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
15.18Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).
15.19Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,
(b)expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon the Borrowers’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,
(d)agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.
15.20Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.
15.21Lead Arranger and Bookrunner. The Lead ~~Arrangers~~Arranger and the ~~Bookrunners~~Bookrunner, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as a Swing Lender, or as Issuing Bank. Without limiting the foregoing, each of the Lead Arranger and the Bookrunner in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, a Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Lead ~~Arrangers and the Bookrunners~~Arranger or the Bookrunner in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Lead Arranger and the Bookrunner in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.
15.22Intercreditor Arrangements. Agent and the UK Security Agent are hereby authorized to enter into the Initial Intercreditor Agreement and any other usual and customary intercreditor or subordination agreements or arrangements approved in writing by the Required Lenders (or, in lieu of approval from the Required Lenders, acceptable solely to Agent to the extent such standard is expressly permitted with respect to any contemplated intercreditor arrangement under Section 6.1 and/or Section 6.2 hereof) (any such agreement, an “Intercreditor Arrangement”) to the extent contemplated by the terms hereof, and the parties hereto acknowledge that each Intercreditor Arrangement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of each Intercreditor Arrangement at any time existing and (b) hereby authorizes and instructs each of Agent and the UK Security Agent to enter into Intercreditor Arrangements approved by Agent, UK Security Agent and/or the Required Lenders to the extent required herein and to subject the Liens on the Collateral securing the Obligations to the provisions thereof, as the case may be. In addition, but in conformance with the terms hereof and subject to Section 14.1(a)(xiii), each Lender hereby authorizes each of Agent and the UK Security Agent to enter into (i) any amendments to the Intercreditor Arrangements and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent approved in writing by the Required Lenders (or, to the extent required under Section 14.1(a)(xiii), all Lenders) and required to give effect to the establishment of intercreditor rights and privileges as contemplated and/or required by this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Agent, UK Security Agent or any of their respective Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender hereby acknowledges and agrees that the provisions of Section 15.22 of this Agreement shall apply with equal effect to any Intercreditor Arrangement.
16.WITHHOLDING TAXES.
16.1Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law, and in the event any deduction or withholding of Taxes is required, the applicable Loan Party shall make the required deduction or withholding, promptly pay over to the applicable Governmental Authority the tax deducted or withheld, and furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts, if any, issued by such Governmental Authority evidencing such payment by the Loan Parties, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Agent. Furthermore, if any such Tax is an Indemnified Tax, the Loan Parties agree to pay such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document (including the payment of any additional amounts paid pursuant to this Section 16.1 after deduction or withholding for or on account of any Indemnified Taxes on such additional amounts) will not be less than the amount the recipient thereof would have received had no such deduction or withholding been made or required. The Loan Parties will promptly pay any Other Taxes or reimburse Agent for such Other Taxes upon Agent’s demand. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including any Indemnified Taxes imposed or asserted on, or attributable to, additional amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (other than Indemnified Taxes and additional amounts that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Tax Indemnitee). The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation and replacement of Agent, and the repayment of the Obligations.
16.2Exemptions.
(a)If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:
(i)if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);
(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;
(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (including a withholding statement and copies of the tax certification documentation for its beneficial owner(s) of the income paid to the intermediary, if required based on its status provided on the Form W-8IMY); or

(v)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.
(b)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(c)If a Lender or Participant claims an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement (including, if requested, Canada Revenue Agency Forms NR-301, NR-302 or NR-303, as applicable), but only if such Lender or such Participant is legally able to deliver such forms, or the providing of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender or Participant, such Lender or Participant agrees to notify Agent and Administrative Borrower (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent and Administrative Borrower will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.
(e)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
16.3Reductions.
(a)If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, the Lender granting the participation), then Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.
(b)If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, by the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.
16.4Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes (including any Tax credit from the taxing jurisdiction that previously imposed such Indemnified Taxes in lieu of a refund) in respect of which the Loan Parties have indemnified the Agent or such Lender or have paid additional amounts to the Agent or such Lender pursuant to this Section 16, then so long as no Default or Event of Default has occurred and is continuing, the Agent or such Lender shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.
16.5VAT.
(a)All amounts expressed to be payable under a Loan Document by any party to a Lender, Agent or the Lead ~~Arrangers~~Arranger which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by a Lender, Agent or ~~a~~the Lead Arranger to any party under a Loan Document and a Lender, Agent or ~~a~~the Lead Arranger (as applicable) is required to account to the relevant tax authority for the VAT, that party must pay to a Lender, Agent or ~~a~~the Lead Arranger (as applicable) (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and a Lender, Agent or ~~a~~the Lead Arranger (as applicable) must promptly provide an appropriate VAT invoice to that party).
(b)If VAT is or becomes chargeable on any supply made by a Lender, Agent or ~~a~~the Lead Arranger (the “Supplier”) to any Lender, Agent or ~~any~~the Lead Arranger (the “Recipient”) under a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)Where a Loan Document requires any party to reimburse or indemnify a Lender, Agent or ~~a~~the Lead Arranger for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Lender, Agent or ~~such~~the Lead Arranger (as applicable) for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender, Agent or ~~such~~the Lead Arranger (as applicable) reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)Any reference in this Clause 16.5 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to any relevant group member of such group at such time.
(e)In relation to any supply made by a Lender, Agent or ~~a~~the Lead Arranger to any party under a Loan Document, if reasonably requested by such Lender, Agent or ~~such~~the Lead Arranger, that party must promptly provide such Lender, Agent or ~~such~~the Lead Arranger with details of that party’s VAT registration and such other information as is reasonably requested by such Lender, Agent or the Lead Arranger in connection with its VAT reporting requirements in relation to such supply.
16.6Additional United Kingdom Withholding Tax Matters.
(i)Subject to (ii) below, each Lender, each Participant and each UK Tax Borrower which makes a payment to such Lender or Participant shall cooperate in completing any procedural formalities necessary for such UK Tax Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.
(ii)
(A)A Lender on the day on which this Agreement closes that holds a passport under the HMRC DT Treaty Passport scheme confirms that it wishes such scheme to apply to this Agreement and confirms its scheme reference number and its jurisdiction of tax residence to each UK Tax Borrower and the Agent; and
(B)a Lender which becomes a Lender hereunder, or Participant which becomes a Participant hereunder, after the day on which this Agreement closes that holds a passport under the HMRC DT Treaty Passport scheme shall confirm that it wishes such scheme to apply to this Agreement and shall provide its scheme reference number and its jurisdiction of tax residence to each UK Tax Borrower and the Agent, and
(C)Upon satisfying either clause (A) or (B) above, such Lender or such Participant shall have satisfied its obligation under Section 16.6(i) above.
(iii)If:
(A)any UK Tax Borrower making a payment to such Lender or such Participant has not made a Borrower DTTP Filing in respect of such Lender or Participant; or
(B)any UK Tax Borrower making a payment to such Lender or such Participant has made a Borrower DTTP Filing in respect of such Lender or such Participant but:
(1)such Borrower DTTP Filing has been rejected by HM Revenue & Customs; or
(2)HM Revenue & Customs has not given such UK Tax Borrower authority to make payments to such Lender without a deduction for tax within 60 days of the date of such Borrower DTTP Filing;
and in each case, such UK Tax Borrower has notified that Lender or Participant in writing of either (1) or (2) above, then such Lender or such Participant and such UK Tax Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Tax Borrower to obtain authorization to make that payment without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(iv)If a Lender or Participant has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 16.6(ii) above, no UK Tax Borrower shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender or Participant otherwise agrees.
(v)Each UK Tax Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Agent for delivery to the relevant Lender.
(vi)Each Lender shall notify any UK Tax Borrower and the Agent if it ceases to be entitled to claim the benefits of an income tax treaty to which the United Kingdom is a party with respect to payments made by any UK Tax Borrower hereunder.
17.GENERAL PROVISIONS.
17.1Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.
17.2Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
17.3Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
17.4Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
17.5Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
17.6Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.
17.7Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Agreement. Any party delivering an executed counterpart of this Agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement. The foregoing shall apply to each other Loan Document, and any notice delivered hereunder or thereunder, mutatis mutandis.
17.8Revival and Reinstatement of Obligations; Certain Waivers.
(a)If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.
17.9Confidentiality.
(a)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.
(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.
(c)Each Loan Party agrees that Agent may make materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
17.10Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners including in relation to satisfaction of know-your-customer requirements whether as a result of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement, any change in the status of a Loan Party or any change in the composition of the shareholders of any Loan Party after the date of this Agreement or a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer or otherwise.~~.~~  Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
17.12CAML. Each Loan Party acknowledges that, pursuant to CAML the Agent and each Lender may be required to obtain, verify and record information regarding the Borrowers, the other Loan Parties and their respective directors, authorized signing officers and controlling direct or indirect shareholders, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by the Agent or any Lender, or any prospective assignee or participant of a Lender, in order to comply with any applicable CAML, whether now or hereafter in existence. If the Agent has ascertained the identity of a Borrower or Loan Party or any authorized signatories of a Borrower or a Loan Party for the purposes of applicable CAML, then the Agent: (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of applicable CAML; and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of the Borrower or any Loan Party or any authorized signatories of the Borrower or any Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Borrower or any Loan Party or any such authorized signatory in doing so.
17.13Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
17.14Viavi Solutions~~,~~  Inc. as Agent for Borrowers. Each Borrower hereby irrevocably appoints Viavi Solutions~~,~~  Inc., as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to

Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to enter into Bank Product Provider Agreements on behalf of Borrowers and their Subsidiaries, and (d) to take such action as Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.14 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
17.15Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such the applicable Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
17.16Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day or Eurocurrency Banking Day, as applicable, preceding that on which final judgment is given. The obligation of Borrowers in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day or Eurocurrency Banking Day, as applicable, following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from Borrowers in the Agreement Currency, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such Currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to Borrowers (or to any other Person who may be entitled thereto under Applicable Law).
17.17Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
17.18Erroneous Payments.
(a)Each Lender, each Issuing Bank, each other Bank Product Provider and any other party hereto hereby severally agrees that if (i) Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a “Payment Recipient”) that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.18(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day (or such later date as Agent may agree in its sole discretion) thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon (except to the extent waived in writing) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of Agent and upon Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to Agent or, at the option of Agent, Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor and (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 17.18 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from Borrowers or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 17.18 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)The provisions of this Section 17.18 to the contrary notwithstanding, nothing in this Section 17.18 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).
17.19Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, the Lead ~~Arrangers~~Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent, ~~each~~the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Agent, the Lead ~~Arrangers~~Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
17.20Applicable Designees. Agent, Issuing Bank, each Swing Lender and each Borrower hereby agree that each Lender at its option may make any Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) and each Issuing Bank may issue any Letter of Credit, in each case, by causing any domestic or foreign office, branch or Affiliate of such Lender or Issuing Bank (each, an “Applicable Designee”) to make such Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) or issue such Letter of Credit, as applicable; provided that any exercise of such option shall not affect the obligation of any Borrower to repay the Obligations in accordance with the terms of this Agreement. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Revolving Loans or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement, and (d) reserves, capital adequacy or other provisions, each reference to Agent or a Lender shall be deemed to include Agent’s or such Lender’s Applicable Designee. Notwithstanding the designation by Agent or any Lender of an Applicable Designee, Borrowers, Agent and the Lenders shall deal solely and directly with Agent or such Lender in connection with Agent’s or such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Agent or Lenders, as applicable, under this Agreement.

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